                                                   Filed pursuant to Rule 424B5
                                                   Registration No. 333-127556

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 28, 2005)

                          $368,536,740 (APPROXIMATE)
                               INDYMAC MBS, INC.
                                   DEPOSITOR

                       [INDYMAC BANK, F.S.B LOGO OMITTED]
                          SELLER AND MASTER SERVICER
                RESIDENTIAL ASSET SECURITIZATION TRUST 2005-A12
                                    ISSUER
           DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING OCTOBER 25, 2005
                               -----------------
     The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

                    INITIAL CLASS        PASS-THROUGH                       INITIAL CLASS        PASS-THROUGH
                 CERTIFICATE BALANCE         RATE                        CERTIFICATE BALANCE         RATE

 Class A-1         $100,000,000             5.50%        Class A-12         $2,500,000              5.50%
 Class A-2         $ 91,740,000             5.50%        Class PO           $2,205,908               N/A
 Class A-3         $ 12,400,000             5.50%        Class A-X            Notional             Variable
 Class A-4         $ 11,550,000             5.50%        Class A-R          $      100              5.50%
 Class A-5         $ 13,250,000             5.50%        Class B-1          $6,887,155              5.50%
 Class A-6         $ 75,000,000            Variable      Class B-2          $3,164,205              5.50%
 Class A-7           Notional              Variable      Class B-3          $1,302,908              5.50%
 Class A-8         $ 25,000,000            Variable      Class B-4          $1,675,167              5.50%
 Class A-9           Notional              Variable      Class B-5          $1,116,778              5.50%
 Class A-10        $ 20,000,000            Variable      Class B-6          $  744,519              5.50%
 Class A-11          $Notional             Variable

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.

     The Class A-7, Class A-9, Class A-11 and Class A-X Certificates are
interest only, notional amount certificates. The Class PO Certificates are principal only certificates and will not bear interest. The pass-through rates for the Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11 and
Class A-X Certificates are calculated as described in this prospectus supplement under "Description of the Certificates -- Interest."

     The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
Certificates are subordinated to the other classes of offered certificates (we sometimes call these other classes of certificates the senior certificates).
Subordination provides a form of credit enhancement for the classes of senior certificates.

     The assets of the trust fund will consist primarily of a pool of 30-year conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Morgan Stanley & Co. Incorporated will offer the senior certificates listed above (other than the Class A-X and Class PO Certificates), Credit
Suisse First Boston LLC will offer the Class A-X Certificates and Lehman
Brothers Inc. will offer the Class B-1, Class B-2, Class B-3, Class B-4, Class
B-5 and Class B-6 Certificates, in each case, to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these certificates are expected to be approximately 100.1976% of the aggregate class certificate balance of the offered certificates (other than the
Class PO Certificates) plus accrued interest before deducting expenses. The
Class PO Certificates will not be purchased by any of Morgan Stanley & Co.
Incorporated, Credit Suisse First Boston LLC or Lehman Brothers Inc., but will be transferred to the seller on or about September 29, 2005 as partial consideration for the sale of the mortgage loans to the depositor. See "Method of Distribution" in this prospectus supplement. The offered certificates (other than the Class A-R Certificates) will be available for delivery on or about
September 29, 2005 to investors in book-entry form through the facilities of
The Depository Trust Company, and, upon request, through Clearstream,
Luxembourg or the Euroclear System.

     Neither the seller and master servicer nor the depositor is a, nor are either of them affiliated with any, government agency, instrumentality or government sponsored enterprise. The offered certificates are not bank accounts and are not insured by the FDIC or any other governmental entity.

MORGAN STANLEY
                             LEHMAN BROTHERS INC.
                                                     CREDIT SUISSE FIRST BOSTON
                               September 28, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
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                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
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                                   PROSPECTUS

   Important Notice About Information in This Prospectus and Each

                                       S-2

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                                     SUMMARY

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUCISION AND DOES
     NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
     INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE
     CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
     PROSPECTUS.

OFFERED CERTIFICATES

Residential Asset Securitization Trust 2005-A12 will issue twenty-five classes of certificates, twenty-one of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of 701 mortgage loans with an aggregate stated principal balance of approximately $372,259,358 as of September
1, 2005 and certain other property and assets described in this prospectus supplement. The mortgage loans will consist primarily of 30-year conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they are assigned the following ratings by Moody's Investors Service,
Inc. ("MOODY'S") and by Standard & Poor's, a division of The McGraw-Hill
Companies, Inc. ("S&P").

             MOODY'S     S&P
CLASS         RATING   RATING                     TYPE
----------   -------   ------   ---------------------------------------
Class A-1      Aaa       AAA    Senior/Super Senior
Class A-2      Aaa       AAA    Senior/Super Senior
Class A-3      Aaa       AAA    Senior/Super Senior
Class A-4      Aaa       AAA    Senior/NAS/Super Senior
Class A-5      Aa1       AAA    Senior/NAS/Support
Class A-6      Aaa       AAA    Senior/Floating Rate
Class A-7      Aaa       AAA    Senior/Notional Amount/Inverse Floating
                                Rate
Class A-8      Aaa       AAA    Senior/Floating Rate
Class A-9      Aaa       AAA    Senior/Notional Amount/Inverse Floating
                                Rate
Class A-10     Aaa       AAA    Senior/Super Senior/Floating Rate
Class A-11     Aaa       AAA    Senior/Notional Amount/Inverse Floating
                                Rate
Class A-12     Aaa       AAA    Senior/Super Senior
Class PO       Aaa       AAA    Senior/Principal Only
Class A-X      Aaa       AAA    Senior/Notional Amount/Variable Rate
Class A-R      Aaa       AAA    Senior/Residual
Class B-1      Aa2       AA+    Subordinate
Class B-2       *        AA     Subordinate
Class B-3       A2       A+     Subordinate
Class B-4       *         A     Subordinate
Class B-5      Baa2     BBB+    Subordinate
Class B-6       *        BBB    Subordinate

----------
*    Moody's has not been requested to rate these classes of certificates.

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement.

OTHER CERTIFICATES

In addition to the offered certificates, the trust fund will issue the Class P,
Class B-7, Class B-8 and Class B-9 Certificates, which are not being offered to the public pursuant to this prospectus supplement and the prospectus. The Class
P Certificates will have an initial class certificate balance of $100 and will not be entitled to distributions in respect of interest. The Class P
Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class B-7, Class B-8 and Class B-9 Certificates will have initial class certificate balances of approximately $1,675,167, $1,116,778 and $930,672, respectively, and each will have a pass-through rate of 5.50% per annum. Any information contained in this prospectus supplement with respect to the Class P, Class B-7, Class B-8 and Class B-9 Certificates is provided only to permit a better understanding of the offered certificates.

See "Description of the Certificates--General" and "--Book-Entry Certificates,"
"Ratings" and "The Mortgage Pool" in this prospectus supplement and "The Trust
Fund--The Mortgage Loans--General" in the prospectus.

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                                       S-3

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CUT-OFF DATE

September 1, 2005

CLOSING DATE

On or about September 29, 2005.

DEPOSITOR

IndyMac MBS, Inc. is a limited purpose finance subsidiary of IndyMac Bank,
F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its
telephone number is (800) 669-2300.

SELLER AND MASTER SERVICER

IndyMac Bank, F.S.B.

TRUSTEE

Deutsche Bank National Trust Company.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for October 25, 2005.

INTEREST DISTRIBUTIONS

Interest will accrue at the rate specified on the cover page of this prospectus supplement or as described in this prospectus supplement on each interest-bearing class of certificates on the basis of a 360-day year divided into twelve 30-day months. The interest accrual period for the Class A-6, Class
A-7, Class A-8, Class A-9, Class A-10 and Class A-11 Certificates (we sometimes refer to these certificates as the "LIBOR Certificates") will be the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs and ending on the 24th day of the month in which the distribution date occurs. The interest accrual period for the remaining classes of certificates (other than the Class PO and Class P Certificates) for any distribution date will be the calendar month before the distribution date.

See "Description of the Certificates--Interest" in this prospectus supplement.

The trust fund will have the benefit of three yield maintenance agreements that will be assigned to it on the closing date. The yield maintenance agreements will be for the benefit of the Class A-6, Class A-8 and Class A-10 Certificates,
respectively. Amounts paid under each yield maintenance agreement will be available as described in this prospectus supplement to pay the yield supplement amount to the related class of certificates if LIBOR plus the related margin exceeds 5.50%, up to a maximum of 11.50%.

Payments under the yield maintenance agreements will be made on the business day prior to each distribution date, commencing in November 2005 to and including the related yield maintenance agreement termination date.

Any amounts received on a yield maintenance agreement on the earlier of (x) the distribution date on which the class certificate balance of the related class of certificates is reduced to zero and (y) the related yield maintenance agreement termination date, that remain in the related yield maintenance reserve fund after making required distributions on that class of certificates will be distributed to the cap counterparty on that distribution date, as provided in the pooling and servicing agreement.

See "Description of the Certificates--Yield Supplement Amount" in this prospectus supplement.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of
0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the master servicer's servicing compensation the interest entitlement for each interest-bearing class of certificates will be reduced proportionately by the amount of this excess.

See "Servicing of Mortgage Loans--Servicing Compensation and Payment of
Expenses" and "--Adjustment to Servicing Compensation in Connection with Certain
Prepaid Mortgage Loans" in this prospectus supplement.

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                                       S-4

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PRINCIPAL DISTRIBUTIONS

Principal will be distributed on each class of certificates entitled to receive principal distributions on each distribution date as described in this prospectus supplement.

The Class A-7, Class A-9, Class A-11 and Class A-X Certificates are interest only certificates and are not entitled to distributions of principal.

See "Description of the Certificates--Principal" in this prospectus supplement.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the trust fund declines below 10% of the aggregate stated
principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates--Optional Termination" in this prospectus supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans--Advances" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS

On each distribution date amounts available will be applied in the following order of priority:

1.   to interest on the interest-bearing classes of senior certificates in the manner, order and priority described in this prospectus supplement under
     "Description of the Certificates-- Interest";

2.   to principal of the classes of senior certificates entitled to receive payments of principal in the manner, order and priority described in this prospectus supplement under "Description of the Certificates-- Principal";

3.   to any deferred amounts payable on the Class PO Certificates, as described in this prospectus supplement under "Description of the
     Certificates--Principal"; and

4.   to interest on and then principal of each class of subordinated certificates, in order of their numerical class designations, beginning with the Class B-1 Certificates, as described in this prospectus supplement under "Description of the Certificates-- Principal."

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

Subordination

Each class of senior certificates will have payment priority over the subordinated certificates. Among the classes of subordinated certificates offered by this prospectus supplement, the payment priorities are in numerical order, beginning with the Class B-1 Certificates.

See "Description of the Certificates" and "Credit Enhancement -- Subordination"
in this prospectus supplement.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses on the mortgage loans are allocated to the senior certificates. Some losses, however, such as special hazard losses, bankruptcy losses, and fraud losses realized on the mortgage loans in excess of the amounts set forth in this

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                                       S-5

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prospectus supplement, are, in general, allocated proportionately to each class of certificates (other than the notional amount certificates, the Class PO
Certificates and Class P Certificates) instead of first being allocated to the subordinated certificates.

Pursuant to the pooling and servicing agreement, the Class P Certificates will not be allocated realized losses.

See "Description of the Certificates -- Allocation of Losses" and "Credit
Enhancement -- Subordination" in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the trust fund (exclusive of the yield maintenance agreements and the yield maintenance reserve funds) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier
(if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A R Certificate, will represent the regular interests in the Master REMIC. The Class A-6, Class A-8 and Class A-10 Certificates will also represent the right to receive payments pursuant to the related yield maintenance agreement. The Class A R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO and Class A-R Certificates)
may be purchased by a pension or other benefit plan subject to the Employee
Retirement Income Security Act of 1974, as amended or Section 4975 of the
Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class B-1 and Class B-2 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-3, Class B-4, Class B-5 and Class B-6 Certificates
will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

See "Legal Investment" in the prospectus.

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                                       S-6

                                  RISK FACTORS

          The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk
Factors" beginning on page 4 in the prospectus.

YOUR YIELD WILL BE AFFECTED BY
   HOW BORROWERS REPAY THEIR
   MORTGAGE LOANS.............   Borrowers may, at their option, prepay their
                                 mortgage loans in whole or in part at any time.
                                 We cannot predict the rate at which borrowers
                                 will repay their mortgage loans. A prepayment
                                 of a mortgage loan will result in a prepayment
                                 on the certificates.

                                 The rate and timing of prepayments of the
                                 mortgage loans will affect the yields to
                                 maturity and weighted average lives of the
                                 certificates.

                                 Any reinvestment risks from faster or slower
                                 prepayments of the mortgage loans will be borne
                                 entirely by the holders of the certificates.

                                 o    If you purchase principal only
                                      certificates or you purchase your
                                      certificates at a discount and principal
                                      is repaid slower than you anticipate, then
                                      your yield may be lower than you
                                      anticipate.

                                 o    If you purchase notional amount
                                      certificates or you purchase your
                                      certificates at a premium and principal is
                                      repaid faster than you anticipate, then
                                      your yield may be lower than you
                                      anticipate.

                                 o    If you purchase notional amount
                                      certificates and principal is repaid
                                      faster than you anticipate, then you may
                                      not fully recover your initial investment.

                                 o    Approximately 25.63% of the mortgage loans
                                      by pool principal balance as of the
                                      cut-off date require the mortgagor to pay
                                      a charge if the mortgagor prepays
                                      (generally, other than as a result of
                                      selling the mortgaged property) the
                                      mortgage loan during periods ranging from
                                      one year to three years after the mortgage
                                      loan was originated. A prepayment charge
                                      may discourage a mortgagor from prepaying
                                      the mortgage loan during the applicable
                                      period. Prepayment charges will be
                                      distributed to the Class P Certificates
                                      and will not be available to the holders
                                      of other classes of certificates.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" for a description of factors
                                 that may influence the rate and timing of
                                 prepayments on the mortgage loans.

                                       S-7

YOUR YIELD WILL BE AFFECTED BY
   THE INTEREST-ONLY FEATURE
   OF SOME OF THE MORTGAGE
   LOANS......................   Approximately 7.94% of the mortgage loans by
                                 pool principal balance as of the cut-off date
                                 require monthly payments of only accrued
                                 interest for a substantial period of time after
                                 origination. During the interest-only period,
                                 less principal will be available for
                                 distribution to certificateholders than
                                 otherwise would be the case. In addition, these
                                 loans may have a higher risk of default after
                                 the interest-only period due to the larger
                                 outstanding balance and the increased monthly
                                 payment necessary to amortize fully the
                                 mortgage loan.

                                 During the interest-only period, these mortgage
                                 loans may be less likely to prepay since the
                                 perceived benefits from refinancing may be less
                                 than if the mortgage loans were fully
                                 amortizing. As the interest-only period
                                 approaches its end, however, these mortgage
                                 loans may be more likely to be refinanced in
                                 order to avoid higher monthly payments
                                 necessary to fully amortize the mortgage loans.

                                 Investors should consider the fact that
                                 interest-only loans reduce the monthly payment
                                 required by borrowers during the interest-only
                                 period and consequently the monthly housing
                                 expense used to qualify borrowers. As a result,
                                 interest-only loans may allow some borrowers to
                                 qualify for a mortgage loan who would not
                                 otherwise qualify for a fully-amortizing loan
                                 or may allow them to qualify for a larger
                                 mortgage loan than otherwise would be the case.

YOUR YIELD WILL BE AFFECTED BY
   HOW DISTRIBUTIONS ARE
   ALLOCATED TO THE
   CERTIFICATES...............   The timing of principal payments on the
                                 certificates will be affected by a number of
                                 factors, including:

                                 o    the extent of prepayments on the mortgage
                                      loans,

                                 o    how the classes of certificates receive
                                      payments of principal,

                                 o    whether the master servicer exercises its
                                      right, in its sole discretion, to
                                      terminate the trust fund,

                                 o    the rate and timing of payment defaults
                                      and losses on the mortgage loans, and

                                 o    repurchases of mortgage loans for material
                                      breaches of representations and warranties
                                      or due to modifications of the mortgage
                                      rates.

                                 Because distributions on the certificates are
                                 dependent upon the payments on the mortgage
                                 loans, we cannot guarantee the amount of any
                                 particular payment or the amount of time that
                                 will elapse before the trust fund is
                                 terminated.

                                       S-8

                                 See "Description of the
                                 Certificates--Distributions," and "--Optional
                                 Termination" in this prospectus supplement for
                                 a description of the manner in which principal
                                 will be paid to the certificates. See "The
                                 Mortgage Pool--Representations by Seller;
                                 Repurchases, etc." and "Servicing of the
                                 Mortgage Loans--Certain Modifications and
                                 Refinancings" in this prospectus supplement for
                                 more information regarding the repurchase of
                                 mortgage loans.

THE YIELDS ON THE LIBOR
   CERTIFICATES WILL BE
   AFFECTED BY THE LEVEL OF
   LIBOR......................   The pass-through rates for the Class A-6, Class
                                 A-8 and Class A-10 Certificates will be based
                                 on LIBOR plus a margin, subject to a cap. The
                                 pass-through rates for the Class A-7, Class A-9
                                 and Class A-11 Certificates will be based on a
                                 fixed rate minus LIBOR. The yields on the LIBOR
                                 Certificates will be affected by the level of
                                 LIBOR. The pass-through rates for the Class
                                 A-7, Class A-9 and Class A-11 Certificates will
                                 be as little as 0% if LIBOR were to equal or
                                 exceed 5.00%, 4.95% and 5.05% per annum,
                                 respectively.

                                 If the pass-through rates for the Class A-6,
                                 Class A-8 and Class A-10 Certificates exceed a
                                 per annum rate of 5.50%, subject to a maximum
                                 rate of 11.50%, the Class A-6, Class A-8 and
                                 Class A-10 Certificates each will be entitled
                                 to receive a yield supplement amount on each
                                 distribution date commencing on the
                                 distribution date in November 2005 to and
                                 including the related yield maintenance
                                 agreement termination date from payments made
                                 under the related yield maintenance agreement
                                 on deposit in the related yield maintenance
                                 reserve fund. The only source of funds for
                                 deposits into a yield maintenance reserve fund
                                 will be amounts payable under the related yield
                                 maintenance agreement. We cannot, however,
                                 assure you that funds from the related yield
                                 maintenance agreement will be adequate to cover
                                 the amounts described above.

                                 See "Description of the Certificates --
                                 Interest" and "--Yield Supplement Amount" and
                                 "Yield, Prepayment and Maturity Considerations"
                                 in this prospectus supplement for more
                                 information.

THE CLASS A-6, CLASS A-8 AND
   CLASS A-10 CERTIFICATES
   INVOLVE COUNTERPARTY
   RISK.......................   Although the Class A-6, Class A-8 and Class
                                 A-10 Certificates may receive the yield
                                 supplement amount when LIBOR exceeds 5.00%,
                                 4.95% and 5.05%, respectively, the mortgage
                                 loans cannot support these payments. Payments
                                 of these amounts are solely dependent upon the
                                 performance of the cap counterparty under the
                                 related yield maintenance agreement. Thus, the
                                 payment of these amounts involve counterparty
                                 risk. The likelihood of receipt of these
                                 amounts is not covered by the ratings of the
                                 Class A-6, Class A-8 and Class A-10
                                 Certificates.

                                 Investors in the Class A-6, Class A-8 and Class
                                 A-10 Certificates should note that guarantor of
                                 the obligations of

                                       S-9

                                 Morgan Stanley Capital Services Inc. is rated
                                 lower than the ratings on those classes of
                                 certificates.

                                 See "Description of the Certificates--Yield
                                 Supplement Amount--The Cap Counterparty" in
                                 this prospectus supplement.

CREDIT ENHANCEMENT MAY NOT
   BE SUFFICIENT TO PROTECT
   SENIOR CERTIFICATES FROM
   LOSSES.....................   The subordination features of the trust fund
                                 are intended to enhance the likelihood that
                                 senior certificateholders will receive regular
                                 payments of interest and principal, as
                                 applicable.

                                 SUBORDINATION. Credit enhancement will be
                                 provided for the certificates, first, by the
                                 right of the holders of certificates with a
                                 higher payment priority to receive payments of
                                 principal before the classes subordinated to
                                 them and, second, by the allocation of realized
                                 losses, other than excess losses, on the
                                 mortgage loans to the subordinated certificates
                                 in the inverse order of their priority of
                                 payment. This form of credit enhancement uses
                                 collections on the mortgage loans otherwise
                                 payable to holders of subordinated classes to
                                 pay amounts due on more senior classes.
                                 Collections otherwise payable to the
                                 subordinated classes comprise the sole source
                                 of funds from which this type of credit
                                 enhancement is provided.

                                 ALLOCATION OF LOSSES. Except as described
                                 below, realized losses are allocated to the
                                 subordinated certificates in the reverse order
                                 of their priority of payment, beginning with
                                 the class of subordinated certificates then
                                 outstanding with the lowest payment priority,
                                 until the class certificate balance of that
                                 class has been reduced to zero. Subsequent
                                 realized losses will be allocated to the next
                                 most junior class of subordinated certificates,
                                 sequentially, until the class certificate
                                 balance of each succeeding class has been
                                 reduced to zero. Accordingly, if the class
                                 certificate balance of each class of
                                 subordinated certificates were to be reduced to
                                 zero, delinquencies and defaults on the
                                 mortgage loans would reduce the amount of funds
                                 available for monthly distributions to holders
                                 of the classes of senior certificates. Any
                                 realized losses, however, that would otherwise
                                 be allocated to the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-10 and Class A-12
                                 Certificates will instead be allocated to the
                                 Class A-5 Certificates until its class
                                 certificate balance is reduced to zero.
                                 Investors in the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-10 and Class A-12
                                 Certificates should note that the aggregate
                                 initial class certificate balance of those
                                 classes of certificates is $238,190,000, while
                                 the initial class certificate balance of the
                                 Class A-5 Certificates is only $13,250,000.
                                 Furthermore, the classes of subordinated
                                 certificates will provide only limited
                                 protection against some categories of losses on
                                 the mortgage loans such as special hazard
                                 losses, bankruptcy losses and fraud losses in
                                 excess of the amounts specified in this
                                 prospectus supplement. Any losses in excess of
                                 those amounts will be allocated

                                      S-10

                                 proportionately to each class of certificates
                                 (other than the notional amount certificates
                                 and the Class P Certificates), even if the
                                 principal balance of each class of subordinated
                                 certificates has not been reduced to zero.
                                 Unlike realized losses, any excess losses on
                                 the mortgage loans will be allocated pro rata
                                 among all related classes of certificates
                                 (other than the notional amount certificates
                                 and the Class P Certificates), including the
                                 Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-10 and Class A-12 Certificates, without
                                 any reallocation of such excess losses to the
                                 Class A-5 Certificates.

                                 See "Credit Enhancement --Subordination" and
                                 "Description of the Certificates--Allocation of
                                 Losses" in this prospectus supplement.

HIGH BALANCE MORTGAGE LOANS
   PRESENT GREATER RISK.......   As of the cut off date, eight mortgage loans
                                 constituting approximately 2.81% of the
                                 aggregate stated principal balance of the
                                 mortgage loans had principal balances greater
                                 than $1,000,000, and one mortgage loan
                                 constituting approximately 0.62% of the
                                 aggregate stated principal balance of the
                                 mortgage loans had a principal balance greater
                                 than $2,000,000. You should consider the risk
                                 that the loss, delinquency and prepayment
                                 experience on these high balance mortgage loans
                                 may have a disproportionate effect on the pool
                                 of mortgage loans.

SECOND LIENS ON SOME OF THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT YOU.......   With respect to approximately 22.97% of the
                                 mortgage loans by pool principal balance as of
                                 the cut-off date, at the time of origination of
                                 the first lien mortgage loan, the originator of
                                 the mortgage loan also originated a second lien
                                 mortgage loan that will not be included in the
                                 trust fund and is not reflected in the
                                 loan-to-value ratio tables included in this
                                 prospectus supplement. The weighted average
                                 loan-to-value ratio of such mortgage loans is
                                 approximately 72.27%, and the weighted average
                                 combined loan-to-value ratio (including the
                                 second lien) is approximately 85.56%. With
                                 respect to such mortgage loans, foreclosure
                                 frequency may be increased relative to mortgage
                                 loans that were originated without a
                                 simultaneous second lien because mortgagors
                                 have less equity in the mortgaged property. You
                                 should also note that any mortgagor may obtain
                                 secondary financing at any time subsequent to
                                 the date of origination of its mortgage loan
                                 from the originator of its mortgage loan or
                                 from any other lender.

CERTAIN INTEREST SHORTFALLS
   WILL BE ALLOCATED TO THE
   CERTIFICATES...............   Your certificates may be subject to certain
                                 shortfalls in interest collections arising from
                                 the application of the Servicemembers Civil
                                 Relief Act and similar state and local laws
                                 (referred to in this prospectus supplement as
                                 the Relief Act). The Relief Act provides relief
                                 to borrowers who enter active military service
                                 and to borrowers in reserve status who are
                                 called to active duty after the origination of
                                 their mortgage loan. The Relief

                                      S-11

                                 Act provides generally that these borrowers may
                                 not be charged interest on a mortgage loan in
                                 excess of 6% per annum during the period of the
                                 borrower's active duty. These shortfalls are
                                 not required to be paid by the borrower at any
                                 future time, will not be advanced by the master
                                 servicer, and will reduce accrued interest on
                                 each class of certificates on a pro rata basis.
                                 In addition, the Relief Act imposes certain
                                 limitations that would impair the master
                                 servicer's ability to foreclose on an affected
                                 mortgage loan during the borrower's period of
                                 active service and, under some circumstances,
                                 during an additional period thereafter.

                                 Your certificates also may be subject to other
                                 shortfalls in collections of interest as
                                 described in this prospectus supplement under
                                 "Description of the Certificates -Interest."

CERTIFICATES MAY NOT BE
   APPROPRIATE FOR SOME
   INVESTORS..................   The offered certificates may not be an
                                 appropriate investment for investors who do not
                                 have sufficient resources or expertise to
                                 evaluate the particular characteristics of each
                                 applicable class of offered certificates. This
                                 may be the case because, among other things:

                                 o    The yield to maturity of offered
                                      certificates purchased at a price other
                                      than par will be sensitive to the
                                      uncertain rate and timing of principal
                                      prepayments on the mortgage loans;

                                 o    The rate of principal distributions on and
                                      the weighted average lives of the offered
                                      certificates will be sensitive to the
                                      uncertain rate and timing of principal
                                      prepayments on the mortgage loans and the
                                      priority of principal distributions among
                                      the classes of certificates. Accordingly,
                                      the offered certificates may be an
                                      inappropriate investment if you require a
                                      distribution of a particular amount of
                                      principal on a specific date or an
                                      otherwise predictable stream of
                                      distributions;

                                 o    You may not be able to reinvest
                                      distributions on an offered certificate
                                      (which, in general, are expected to be
                                      greater during periods of relatively low
                                      interest rates) at a rate at least as high
                                      as the pass-through rate applicable to
                                      your certificate; or

                                 o    A secondary market for the offered
                                      certificates may not develop or provide
                                      certificateholders with liquidity of
                                      investment.

INDIVIDUALS AND CERTAIN
   ENTITIES SHOULD NOT
   INVEST IN THE CLASS A-R
   CERTIFICATES...............   The fees and non-interest expenses of a REMIC
                                 will be allocated pro rata to the Class A-R
                                 Certificates. Individuals, however, will only
                                 be able to deduct these expenses as
                                 miscellaneous itemized deductions, which are
                                 subject to numerous restrictions and
                                 limitations under the Internal

                                      S-12

                                 Revenue Code of 1986, as amended. Therefore,
                                 the Class A-R Certificates generally are not
                                 appropriate investments for individuals,
                                 estates, trusts beneficially owned by any
                                 individual or estates and pass-through entities
                                 having any individual, estate or trust as a
                                 shareholder, member or partner.

GEOGRAPHIC CONCENTRATION
   INCREASES RISK THAT
   CERTIFICATE YIELDS COULD
   BE IMPAIRED................   Approximately 44.98% and 14.23% of the mortgage
                                 loans by pool principal balance as of the
                                 cut-off date are secured by property in
                                 California and New York, respectively. Property
                                 in California may be more susceptible than
                                 homes located in other parts of the country to
                                 some types of uninsured hazards, such as
                                 earthquakes, floods, mudslides and other
                                 natural disasters. In addition,

                                 o    Economic conditions in California or New
                                      York (which may or may not affect real
                                      property values) may affect the ability of
                                      borrowers to repay their loans on time;

                                 o    Declines in the California or New York
                                      residential real estate market may reduce
                                      the values of properties located in
                                      California or New York which would result
                                      in an increase in the loan-to-value ratio.
                                      Mortgage loans with higher loan-to-value
                                      ratios may present a greater risk of
                                      default and, in the case of defaults, an
                                      increase in the severity of losses; and

                                 o    Any increase in the market value of
                                      properties located in California or New
                                      York would reduce the loan-to-value ratios
                                      and could, therefore, make alternative
                                      sources of financing available to the
                                      borrowers at lower interest rates, which
                                      could result in an increased rate of
                                      prepayment of the mortgage loans.

IMPACT OF WORLD EVENTS........   The economic impact of the United States'
                                 military operations in Iraq, Afghanistan, and
                                 other parts of the world, as well as the
                                 possibility of terrorist attacks, domestically
                                 or abroad, is uncertain, but could have a
                                 material effect on general economic conditions,
                                 consumer confidence, and market liquidity. No
                                 assurance can be given as to the effect of
                                 these events on consumer confidence and the
                                 performance of the mortgage loans. Any adverse
                                 impact resulting from these events would be
                                 borne by the holders of the certificates.
                                 United States military operations may also
                                 increase the likelihood of shortfalls under the
                                 Relief Act.

HURRICANE DAMAGE RISK.........   In late August 2005, Hurricane Katrina caused
                                 catastrophic damage to areas in the Gulf Coast
                                 region of the United States. Additionally, on
                                 September 24, 2005, Hurricane Rita struck
                                 additional areas in the Gulf Coast region and
                                 caused significant damage. Either of these
                                 hurricanes may have damaged mortgaged property
                                 located in that area. The trust fund will not
                                 include mortgage loans that are secured by
                                 properties in the states of Louisiana,
                                 Mississippi and Alabama

                                      S-13

                                 that are located in a FEMA Individual
                                 Assistance-designated area (Level 1) as a
                                 result of Hurricane Katrina. However, we cannot
                                 assure you that there are no mortgage loans
                                 secured by properties that experienced material
                                 damage from Hurricane Katrina or Hurricane Rita
                                 in the trust fund.

                                 The seller will represent and warrant as of the
                                 closing date that each mortgaged property is
                                 free of material damage and in good repair. In
                                 the event of a breach of that representation
                                 and warranty, the seller will be obligated to
                                 repurchase or substitute for the related
                                 mortgage loan. Any such repurchase would have
                                 the effect of increasing the rate of principal
                                 distributions on the certificates. Any damage
                                 to a mortgaged property that secures a mortgage
                                 loan in the trust fund occurring after the
                                 closing date as a result of any other casualty
                                 event will not cause a breach of this
                                 representation and warranty.

                                 The full economic impact of Hurricane Katrina
                                 and Hurricane Rita is uncertain but may affect
                                 the ability of borrowers to make payments on
                                 their mortgage loans. Initial economic effects
                                 of Hurricane Katrina appear to include:

                                 o    localized areas of nearly complete
                                      destruction of the economic infrastructure
                                      and cessation of economic activity,

                                 o    regional interruptions in travel and
                                      transportation, tourism and economic
                                      activity generally, and

                                 o    nationwide decreases in petroleum
                                      availability with a corresponding increase
                                      in price.

                                 We have no way to determine whether other
                                 effects will arise, how long any of these
                                 effects may last, or how these effects may
                                 impact the performance of the mortgage loans.
                                 Any impact of these events on the performance
                                 of the mortgage loans may increase the amount
                                 of losses borne by the holders of the
                                 certificates or impact the weighted average
                                 lives of the certificates.

YOU MAY HAVE DIFFICULTY
   RESELLING CERTIFICATES.....   No market for any of the certificates will
                                 exist before they are issued. Each underwriter
                                 intends to make a secondary market in the
                                 offered certificates purchased by it, but no
                                 underwriter has any obligation to do so. We
                                 cannot assure you that a secondary market will
                                 develop or, if it develops, that it will
                                 continue. Consequently, you may not be able to
                                 sell your certificates readily or at prices
                                 that will enable you to realize your desired
                                 yield. The market values of the certificates
                                 are likely to fluctuate; these fluctuations may
                                 be significant and could result in significant
                                 losses to you. The secondary markets for
                                 mortgage-backed securities have experienced
                                 periods of illiquidity and can be expected to
                                 do so in the future. Illiquidity can have a
                                 severely adverse effect on the

                                      S-14

                                 prices of securities that are especially
                                 sensitive to prepayment, credit, or interest
                                 rate risk, or that have been structured to meet
                                 the investment requirements of limited
                                 categories of investors.

SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING
STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER
FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF
FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES,"
"ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING
STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE
ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND
UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS,
REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER
PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL.
BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY
DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                      S-15

                                THE MORTGAGE POOL

GENERAL

          The depositor, IndyMac MBS, Inc., will purchase the mortgage loans in the mortgage pool from IndyMac Bank, F.S.B. ("INDYMAC BANK") pursuant to a pooling and servicing agreement dated as of September 1, 2005 among IndyMac
Bank, as seller and master servicer, the depositor, and Deutsche Bank National
Trust Company, as trustee, and will cause the mortgage loans to be assigned to the trustee for the benefit of holders of the certificates (such mortgage loans, the "MORTGAGE LOANS").

          Under the pooling and servicing agreement, the seller will make representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below in this prospectus supplement under "--Assignment of
Mortgage Loans" and "--Representations by Seller, Repurchases, etc.," the seller will be obligated to repurchase or substitute a similar mortgage loan for any
Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the Mortgage
Loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage
Loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four- family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan
Program--Representations by Sellers; Repurchases, etc." in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to those representations, warranties and covenants
(including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. IndyMac Bank is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank as master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

          The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans to be delivered on the closing date.
Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of
Mortgage Loans may be substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the cut-off date information regarding the Mortgage Loans actually delivered on the closing date may vary from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

          As of the Cut-off Date, the aggregate Stated Principal Balance of the
Mortgage Loans was approximately $372,259,358, which is referred to as the
"CUT-OFF DATE POOL PRINCIPAL BALANCE."

          Approximately 92.06% of the Mortgage Loans by Cut-off Date Pool
Principal Balance will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining approximately
7.94% of the Mortgage Loans by Cut-off Date Pool Principal Balance will provide that the related mortgagors pay only interest on the principal balances of these
Mortgage Loans for a period after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "INTEREST ONLY LOANS"). All of
the Mortgage Loans provide for payments due on the first day of each month (the
"DUE DATE"). At origination, substantially all of the Mortgage Loans had stated
terms to maturity of 30 years. Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Except for approximately 25.63% of the Mortgage Loans by Cut-off Date Pool Principal
Balance, the mortgagors may prepay their Mortgage

                                      S-16

Loans at any time without paying a prepayment charge (generally, other than as a result of selling the mortgaged property). The holders of the Class P
Certificates will be entitled to all prepayment charges received on the Mortgage
Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the master servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

          The mortgage rate ("MORTGAGE RATE") of each of the Mortgage Loans will be fixed.

          Each Mortgage Loan was originated on or after July 22, 2002. The latest stated maturity date of any Mortgage Loan is in October 1, 2035, and the earliest stated maturity date of any Mortgage Loan is in September 1, 2025.

          As of the Cut-off Date, no Mortgage Loan was delinquent more than 30 days.

          No Mortgage Loan was subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

          At origination, all of the Mortgage Loans had a Loan-to-Value Ratio of
100% or less. All of the Mortgage Loans with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. No primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan after the date on which the Loan-to-Value
Ratio of a Mortgage Loan is 80% or less (either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property). See
"--Underwriting Standards" in this prospectus supplement.

          The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

          o    in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

          o    in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

          No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

          "FICO CREDIT SCORES" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO
Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately
850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit
Scores were not developed specifically for use

                                      S-17

in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO
Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

          The following information sets forth in tabular format information about the Mortgage Loans as of the Cut-off Date. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal
Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

                                      S-18

                    MORTGAGE RATES FOR THE MORTGAGE LOANS (1)

--------------------------------------------------------------------------
                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
       RANGE OF MORTGAGE          MORTGAGE       BALANCE         BALANCE
           RATES (%)               LOANS       OUTSTANDING     OUTSTANDING
--------------------------------------------------------------------------
4.500 - 4.999.................        4      $  1,855,765.48       0.50%
5.000 - 5.499.................       20         9,846,602.97       2.65
5.500 - 5.999.................      252       140,610,188.23      37.77
6.000 - 6.499.................      272       142,708,272.56      38.34
6.500 - 6.999.................      117        59,389,962.95      15.95
7.000 - 7.499.................       20         9,703,734.37       2.61
7.500 - 7.999.................        7         3,791,948.99       1.02
8.000 - 8.499.................        3         1,760,124.25       0.47
8.500 - 8.999.................        6         2,592,758.70       0.70
                                    ---      ---------------     ------
   TOTAL:.....................      701      $372,259,358.50     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
     Loans was approximately 6.131% per annum.

              CURRENT PRINCIPAL BALANCES FOR THE MORTGAGE LOANS (1)

--------------------------------------------------------------------------
                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
  RANGE OF CURRENT MORTGAGE       MORTGAGE       BALANCE         BALANCE
 LOAN PRINCIPAL BALANCES ($)       LOANS       OUTSTANDING     OUTSTANDING
--------------------------------------------------------------------------
200,000.01 - 250,000.00.......        1      $    217,484.05       0.06%
300,000.01 - 350,000.00.......        1           324,054.80       0.09
350,000.01 - 400,000.00.......      138        52,741,151.14      14.17
400,000.01 - 450,000.00.......      127        54,161,299.62      14.55
450,000.01 - 500,000.00.......      127        60,756,174.35      16.32
500,000.01 - 550,000.00.......       73        38,464,112.91      10.33
550,000.01 - 600,000.00.......       71        41,155,514.20      11.06
600,000.01 - 650,000.00.......       59        37,310,332.09      10.02
650,000.01 - 700,000.00.......       20        13,539,189.61       3.64
700,000.01 - 750,000.00.......       27        19,743,701.84       5.30
750,000.01 - 800,000.00.......       15        11,785,581.53       3.17
800,000.01 - 850,000.00.......        4         3,319,086.60       0.89
850,000.01 - 900,000.00.......        8         7,076,546.79       1.90
900,000.01 - 950,000.00.......        9         8,367,130.13       2.25
950,000.01 - 1,000,000.00.....       13        12,853,388.38       3.45
1,000,000.01 - 1,050,000.00...        3         3,048,532.51       0.82
1,100,000.01 - 1,150,000.00...        1         1,125,000.00       0.30
1,150,000.01 - 1,200,000.00...        1         1,178,796.93       0.32
1,250,000.01 - 1,300,000.00...        1         1,296,100.00       0.35
1,450,000.01 - 1,500,000.00...        1         1,498,470.68       0.40
Greater than 1,500,000.00.....        1         2,297,710.34       0.62
                                    ---      ---------------     ------
   TOTAL:.....................      701      $372,259,358.50     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $531,040.45.

            ORIGINAL LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS (1)

--------------------------------------------------------------------------
                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
       RANGE OF ORIGINAL          MORTGAGE       BALANCE         BALANCE
     LOAN-TO-VALUE RATIOS          LOANS       OUTSTANDING     OUTSTANDING
--------------------------------------------------------------------------
15.01 - 20.00.................        2      $    841,306.25       0.23%
20.01 - 25.00.................        1           784,272.93       0.21
25.01 - 30.00.................        3         2,240,080.60       0.60
30.01 - 35.00.................        5         3,365,161.38       0.90
35.01 - 40.00.................        9         6,814,174.85       1.83
40.01 - 45.00.................       17         9,326,877.13       2.51
45.01 - 50.00.................       20        11,343,777.55       3.05
50.01 - 55.00.................       32        19,425,779.28       5.22
55.01 - 60.00.................       47        27,199,874.66       7.31
60.01 - 65.00.................       73        40,030,714.49      10.75
65.01 - 70.00.................       83        44,824,852.35      12.04
70.01 - 75.00.................       96        53,709,087.91      14.43
75.01 - 80.00.................      295       144,670,751.33      38.86
80.01 - 85.00.................        6         2,607,169.84       0.70
85.01 - 90.00.................        6         2,472,953.48       0.66
90.01 - 95.00.................        6         2,602,524.47       0.70
                                    ---      ---------------     ------
   TOTAL:.....................      701      $372,259,358.50     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 69.11%.

           ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS (1)

--------------------------------------------------------------------------
                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
       RANGE OF ORIGINAL         NUMBER OF      PRINCIPAL       PRINCIPAL
        TERMS TO STATED           MORTGAGE       BALANCE         BALANCE
       MATURITY (MONTHS)           LOANS       OUTSTANDING     OUTSTANDING
--------------------------------------------------------------------------
240 - 359.....................        2      $    811,831.00        0.22%
360...........................      699       371,447,527.50       99.78
                                    ---      ---------------      ------
   TOTAL:.....................      701      $372,259,358.50      100.00%
                                    ===      ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average original term to stated
     maturity of the Mortgage Loans was approximately 360 months.

          REMAINING TERM TO STATED MATURITY FOR THE MORTGAGE LOANS (1)

--------------------------------------------------------------------------
                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
       RANGE OF REMAINING        NUMBER OF      PRINCIPAL       PRINCIPAL
        TERMS TO STATED           MORTGAGE       BALANCE         BALANCE
       MATURITY (MONTHS)           LOANS       OUTSTANDING     OUTSTANDING
--------------------------------------------------------------------------
240 - 359.....................      454      $239,160,070.50      64.25%
360...........................      247       133,099,288.00      35.75
                                    ---      ---------------     ------
TOTAL:........................      701      $372,259,358.50     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Mortgage Loans was approximately 357 months.

   GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

--------------------------------------------------------------------------
                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
        GEOGRAPHIC AREA            LOANS       OUTSTANDING     OUTSTANDING
--------------------------------------------------------------------------
Alabama.......................        1      $    769,233.46       0.21%
Arizona.......................       10         5,016,701.26       1.35
California....................      309       167,450,019.62      44.98
Colorado......................       10         4,480,728.32       1.20
Connecticut...................       10         6,561,086.56       1.76
District of Columbia..........        1           611,288.00       0.16
Florida.......................       16         6,899,341.40       1.85
Georgia.......................       10         6,651,090.62       1.79
Hawaii........................        5         3,054,000.48       0.82
Idaho.........................        1           570,000.00       0.15
Illinois......................       12         6,294,953.54       1.69
Indiana.......................        2           986,003.86       0.26
Maine.........................        1           514,500.00       0.14
Maryland......................       24        11,851,041.57       3.18
Massachusetts.................       26        13,774,153.17       3.70
Michigan......................        9         5,086,992.74       1.37
Minnesota.....................        7         3,448,667.98       0.93
Missouri......................        2           765,231.74       0.21
Montana.......................        1           840,184.79       0.23
Nevada........................       10         5,263,399.57       1.41
New Hampshire.................        3         1,519,945.48       0.41
New Jersey....................       43        24,301,671.38       6.53
New Mexico....................        1           396,752.79       0.11
New York......................      107        52,973,957.74      14.23
North Carolina................        4         2,777,505.22       0.75
North Dakota..................        1           533,600.00       0.14
Ohio..........................        2         1,378,188.90       0.37
Oregon........................        7         3,377,072.91       0.91
Pennsylvania..................        1           880,000.00       0.24
Rhode Island..................        1           699,233.81       0.19
South Carolina................        3         1,633,750.00       0.44
Tennessee.....................        3         1,714,548.85       0.46
Texas.........................       12         6,261,305.39       1.68
Vermont.......................        1           415,998.82       0.11
Virginia......................       23        11,271,183.52       3.03
Washington....................       17         8,637,357.40       2.32
West Virginia.................        1           395,000.00       0.11
Wisconsin.....................        2         1,015,630.38       0.27
Wyoming.......................        2         1,188,037.23       0.32
                                    ---      ---------------     ------
TOTAL:........................      701      $372,259,358.50     100.00%
                                    ===      ===============     ======

                                      S-19

            MORTGAGORS' FICO CREDIT SCORES FOR THE MORTGAGE LOANS (1)

--------------------------------------------------------------------------
                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
 RANGE OF FICO CREDIT SCORES       LOANS       OUTSTANDING     OUTSTANDING
--------------------------------------------------------------------------
620 - 639.....................       47      $ 24,271,188.32       6.52%
640 - 659.....................       72        37,682,566.42      10.12
660 - 679.....................       80        43,705,865.29      11.74
680 - 699.....................      103        53,742,455.88      14.44
700 - 719.....................       76        39,514,309.64      10.61
720 - 739.....................       80        40,775,743.16      10.95
740 - 759.....................       73        38,524,418.72      10.35
760 - 779.....................       81        45,786,860.81      12.30
780 - 799.....................       67        36,132,641.18       9.71
800 and greater...............       22        12,123,309.08       3.26
                                    ---      ---------------     ------
TOTAL:........................      701      $372,259,358.50     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the
     Mortgage Loans was approximately 715.

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

--------------------------------------------------------------------------
                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
         PROPERTY TYPE             LOANS       OUTSTANDING     OUTSTANDING
--------------------------------------------------------------------------
Single Family Residence.......      524      $277,276,157.65      74.48%
Planned Unit Development
   (PUD)......................      104        53,910,043.54      14.48
Two-Family Residence..........       30        16,758,111.98       4.50
Low Rise Condominium..........       19         9,340,234.67       2.51
Three-Family Residence........       11         7,057,330.43       1.90
High Rise Condominium.........        5         3,647,222.60       0.98
Townhouse.....................        7         3,270,257.63       0.88
Four-Family Residence.........        1         1,000,000.00       0.27
                                    ---      ---------------     ------
TOTAL:........................      701      $372,259,358.50     100.00%
                                    ===      ===============     ======

                          PURPOSE OF THE MORTGAGE LOANS

--------------------------------------------------------------------------
                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
         LOAN PURPOSE              LOANS       OUTSTANDING     OUTSTANDING
--------------------------------------------------------------------------
Refinance (Cash Out)..........      313      $165,859,457.34      44.55%
Purchase......................      242       120,371,873.82      32.34
Refinance (Rate/Term).........      146        86,028,027.34      23.11
                                    ---      ---------------     ------
TOTAL:........................      701      $372,259,358.50     100.00%
                                    ===      ===============     ======

                   OCCUPANCY TYPES FOR THE MORTGAGE LOANS (1)

--------------------------------------------------------------------------
                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
        OCCUPANCY TYPE             LOANS       OUTSTANDING     OUTSTANDING
--------------------------------------------------------------------------
Owner Occupied................      636      $338,561,417.31      90.95%
Investment....................       38        20,538,454.90       5.52
Second Home...................       27        13,159,486.29       3.54
                                    ---      ---------------     ------
TOTAL:........................      701      $372,259,358.50     100.00%
                                    ===      ===============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                  DOCUMENTATION PROGRAMS OF THE MORTGAGE LOANS

--------------------------------------------------------------------------
                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
    TYPE OF DOCUMENTATION         MORTGAGE       BALANCE         BALANCE
           PROGRAM                 LOANS       OUTSTANDING     OUTSTANDING
--------------------------------------------------------------------------
Stated Income.................      297      $163,688,971.25      43.97%
Full/Alt......................      225       118,391,252.34      31.80
No Doc........................       70        36,862,163.44       9.90
No Ratio......................       53        26,742,312.12       7.18
No Income/No Asset............       37        17,656,621.20       4.74
Limited.......................       16         7,676,656.51       2.06
Fast Forward..................        3         1,241,381.64       0.33
                                    ---      ---------------     ------
TOTAL:........................      701      $372,259,358.50     100.00%
                                    ===      ===============     ======

                       LOAN AGE OF THE MORTGAGE LOANS (1)

--------------------------------------------------------------------------
                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
  RANGE OF LOAN AGES (MONTHS)      LOANS       OUTSTANDING     OUTSTANDING
--------------------------------------------------------------------------
0.............................      249      $133,911,119.00      35.97%
1 - 5.........................      384       207,048,461.06      55.62
6 - 10........................       15         7,699,494.02       2.07
11 - 15.......................       29        13,590,217.52       3.65
16 - 20.......................        6         2,634,532.15       0.71
21 - 25.......................        4         1,668,882.39       0.45
26 - 30.......................        3         1,157,107.54       0.31
31 - 35.......................        7         2,761,171.63       0.74
36 - 40.......................        4         1,788,373.19       0.48
                                    ---      ---------------     ------
TOTAL:........................      701      $372,259,358.50     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately two months.

                                      S-20

ASSIGNMENT OF THE MORTGAGE LOANS

          Pursuant to the pooling and servicing agreement, on the closing date the depositor will assign without recourse to the trustee in trust for the benefit of the certificateholders all interest of the depositor in each Mortgage
Loan and all interest in all other assets included in Residential Asset
Securitization Trust 2005-A12. This assignment will include all scheduled payments received on account of the Mortgage Loans that were due after the
Cut-off Date but will not include any scheduled payments due on or before the
Cut-off Date.

          In connection with the assignment of the Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original mortgage creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as they are available to the depositor). With respect to up to 30% of the Mortgage
Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date.
Assignments of the Mortgage Loans to the trustee (or its nominee) generally will not be recorded in a public office for real property records in California and other states where, in the opinion of counsel, recording is not required to protect the trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. Under certain circumstances specified in the pooling and servicing agreement, the assignments will be recorded (at the master servicer's expense).

          The trustee will review each mortgage file within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related Mortgage Loan and the seller does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related Mortgage Loan from the trust fund. Rather than repurchase the Mortgage Loan as provided above, the seller may remove the Mortgage Loan
(referred to as a deleted Mortgage Loan) from the trust fund and substitute in its place another Mortgage Loan (referred to as a replacement Mortgage Loan);
however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

     o    have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than
          10% less than, the Stated Principal Balance of the deleted Mortgage
          Loan (the amount of any shortfall to be deposited by the seller in the
          Certificate Account and held for distribution to the
          certificateholders on the related Distribution Date (a "SUBSTITUTION
          ADJUSTMENT AMOUNT")),

     o    have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

     o    have a Loan-to-Value Ratio not higher than that of the deleted
          Mortgage Loan,

     o    have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted Mortgage Loan, and

     o    comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

                                      S-21

          This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a material omission of, or a material defect in, a Mortgage Loan document.

          Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the trust fund that are not already held through the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of
Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of the Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

UNDERWRITING PROCESS

          IndyMac Bank originates the majority of its mortgage loans through brokers and through its own retail operations; in both cases the mortgage loans are originated in IndyMac Bank's name. IndyMac Bank also originates mortgage loans through correspondents (entities that originate mortgage loans to
IndyMac's requirements); IndyMac Bank's operations today are an extension of the conduit program established by IndyMac, Inc. (the entity whose assets were transferred to IndyMac Bank as described in this prospectus supplement under
"Servicing of Mortgage Loans--The Master Servicer") in April 1993 to purchase conventional conforming and non-conforming mortgage loans on one- to four-family residential properties. IndyMac Bank also acquires mortgage loans through bulk acquisitions in the secondary market. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. IndyMac
Bank will originate and acquire mortgage loans secured by first or second liens on the related mortgaged properties, including home equity lines of credit.

          Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

          IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System)
underwriting. Through the traditional underwriting method, customers submit mortgage loans that are underwritten in accordance with IndyMac Bank's guidelines prior to purchase. E-MITS is an automated, internet-based underwriting and risk-based pricing system. E-MITS generally enables IndyMac
Bank to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting. Risk-based pricing is based on a number of borrower and loan characteristics, including, among other loan variables, credit score, occupancy, documentation type, purpose, loan-to-value ratio and prepayment assumptions based on an analysis of interest rates. The majority of the Mortgage Loans generated by IndyMac Bank are through the e-MITS underwriting process.

          IndyMac Bank's underwriting standards for conventionally underwritten mortgage loans are based on traditional underwriting factors, including the creditworthiness of the mortgagor, the capacity of the mortgagor to repay the mortgage loan according to its terms, and the value of the related mortgaged property. Among other factors, IndyMac Bank will consider such factors as loan-to-value ratios, debt-to-income ratio, FICO Credit Score, loan amount, and the extent to which IndyMac Bank can verify the mortgagor's application and supporting documentation. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to these underwriting standards are permitted where compensating factors are present or in the context of negotiated bulk purchases.

                                      S-22

          IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent operations:

          1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan to be purchased to ensure compliance with its underwriting guidelines. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

          2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the
Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines normally by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

          Under both programs, IndyMac Bank permits the use of IndyMac
Bank-approved contract underwriters.

          For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac.
After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

          All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or
Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

          IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated
Income, No Ratio, No Income/No Asset and No Doc.

          Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate
Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac
Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

          The Limited Documentation Program is similar to the Full/Alternate
Documentation Program except that borrowers are generally not required to submit copies of their tax returns and only must document income for one year (rather than two, as required by the Full/Alternate Documentation Program).

          Under the Stated Income Documentation Program and the No Ratio
Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated
Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through

                                      S-23

written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

          Under the No Income/No Asset Documentation Program and the No Doc
Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower.
Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset
Documentation Program, employment is orally verified.

          IndyMac Bank generally will not re-verify income, assets, and employment for mortgage loans it acquires from brokers or correspondents.

REPRESENTATIONS BY SELLER; REPURCHASES, ETC.

          In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the certificateholders, the seller will be obligated, in accordance with the pooling and servicing agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage
Loan. See "Mortgage Loan Program--Representations by Sellers; Repurchases" in
the prospectus.

                           SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

          IndyMac Bank will act as master servicer. The principal executive offices of the master servicer are located at 155 North Lake Avenue, Pasadena,
California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac
Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac
Bancorp, Inc.

          IndyMac Bancorp, Inc. (originally known as Countrywide Mortgage
Investments, Inc.) was founded as a passive mortgage real estate investment trust ("REIT") in 1985 and transitioned its business model to become an active, operating mortgage lender in 1993. Effective January 1, 2000, IndyMac Bancorp,
Inc. terminated its status as a REIT and converted to a fully taxable entity, and, on July 1, 2000, IndyMac Bancorp, Inc. acquired SGV Bancorp, Inc. ("SGVB"), which then was the parent of First Federal Savings and Loan Association of San
Gabriel Valley, a federal savings association, IndyMac Bancorp, Inc. contributed substantially all of our assets and operations to the subsidiary savings association, which it renamed IndyMac Bank, F.S.B. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly
(master servicing without the use of a subservicer) since 1998.

          The master servicer will be responsible for servicing the Mortgage
Loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the master servicer for itself or others. The master servicer may perform its servicing obligations under the pooling and servicing agreement through one or more subservicers selected by the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the Mortgage Loans.

          If the servicing of any Mortgage Loan were to be transferred from a subservicer to IndyMac, or if any other servicing transfer were to occur, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable
Mortgage Loans as a result of any servicing transfer. See also "Risk
Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of
Distributions on the Certificates" in the prospectus.

                                      S-24

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

          The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the master servicer have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of IndyMac Bank's new loan originations and acquisitions declines, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

          The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac Bank's foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below
(which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the Mortgage Loans in the future.

          The following tables summarize (a) the delinquency and foreclosure experience and (b) cumulative net losses, respectively, as of December 31, 2001,
December 31, 2002, December 31, 2003, December 31, 2004 and June 30, 2005 on
approximately $8.90 billion, $8.99 billion, $7.26 billion, $16.15 billion and
$27.58 billion, respectively, in outstanding principal balance of mortgage loans master serviced or serviced by IndyMac Bank and securitized by the depositor or
CWMBS, Inc.

                                         AS OF DECEMBER 31,
                                 ---------------------------------   AS OF JUNE 30,
                                  2001     2002     2003     2004        2005
                                 ------   ------   ------   ------   --------------

Total Number of Conventional
   Mortgage Loans in
   Portfolio..................   58,949   46,004   24,291   52,922       95,022
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End(1):
      30-59 days..............     3.46%    2.54%    1.99%    1.37%        1.63%
      60-89 days..............     0.88%    0.72%    0.48%    0.24%        0.20%
      90 days or more
         (excluding pending
         foreclosures. .......     0.67%    0.52%    0.38%    0.19%        0.14%
                                 ------   ------   ------   ------       ------
Total Delinquencies...........     5.01%    3.78%    2.85%    1.80%        1.96%
Foreclosures pending..........     1.84%    1.50%    1.21%    0.15%        0.09%
REOs..........................     0.56%    0.59%    0.41%    0.03%        0.02%
                                 ------   ------   ------   ------       ------
Total delinquencies,
   foreclosures pending and
   REOs.......................     7.41%    5.87%    4.47%    1.98%        2.07%

----------
(1)  As a percentage of the principal balance.

          IndyMac Bank does not write off mortgage loans of the type covered by the registration statement of which this prospectus supplement forms a part until the loans are liquidated in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

                                      S-25

                                                         CUMULATIVE
                                                      STATED AMOUNT OF
                                  CUMULATIVE NET     SECURITIES ISSUED
                                 LOSSES (MILLIONS)       (MILLIONS)      LOSS (RATIO)(1)
                                 -----------------   -----------------   ---------------

As of December 31, 2001.......        $ 77.01            $28,152.72           0.27%
As of December 31, 2002.......        $100.03            $33,498.95           0.30%
As of December 31, 2003.......        $119.69            $38,992.40           0.31%
As of December 31, 2004.......        $128.92            $52,479.30           0.25%
As of June 30, 2005...........        $130.52            $67,118.65           0.19%

----------
(1)  Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

          Historically, a variety of factors, including the appreciation of real estate values, has limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the master servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The expense fees are payable out of the interest payments on each
Mortgage Loan. As of the Cut-off Date, the weighted average rate at which the expense fees accrue (referred to as the "EXPENSE FEE RATE") is equal to approximately 0.3139% per annum. The "EXPENSE FEES" consist of (a) the servicing fee and (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement in an amount of 0.0085% per annum of the Stated Principal Balance of each Mortgage Loan. The servicing fee rate will range from 0.2500% per annum to 0.3200% per annum and will be set forth on the mortgage loan schedule attached as an exhibit to the pooling and servicing agreement. The master servicer is obligated to pay certain ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of its fee. The amount of the master servicer's servicing compensation is subject to adjustment with respect to prepaid Mortgage Loans, as described in this prospectus supplement under
"--Adjustment to Servicing Compensation in Connection with Certain Prepaid
Mortgage Loans." The master servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The master servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the Certificate Account and the Distribution Account.

          The "ADJUSTED NET MORTGAGE RATE" of a Mortgage Loan is the Mortgage
Loan's Mortgage Rate minus the related Expense Fee Rate.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

          When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the master servicer purchases a
Mortgage Loan as described in this prospectus supplement under "--Certain
Modifications and Refinancings," the trust fund is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off
Date) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and,

                                      S-26

accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the master servicer will be required to reduce its servicing compensation, but the reduction for any Distribution Date will be limited to an amount (the "COMPENSATING INTEREST") equal to the product of

o    0.125% multiplied by

o    one-twelfth multiplied by

o    the aggregate Stated Principal Balance of the Mortgage Loans as of the
     first day of the prior month.

          If shortfalls in interest as a result of prepayments on the Mortgage
Loans in any month exceed the Compensating Interest for such month, the amount of interest distributed to certificateholders will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future Distribution Dates. See "Description of the Certificates -- Interest" in
this prospectus supplement.

ADVANCES

          Except as described below, the master servicer will be required to advance prior to each Distribution Date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for this Distribution Date, an amount (referred to as an "ADVANCE") equal to

o    all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "DETERMINATION DATE" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month)

          minus

o    the servicing fee for those Mortgage Loans for the period

          plus

o    an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the trust fund (through foreclosure or deed-in-lieu of foreclosure).

          Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that such advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution
Date. Any failure by the master servicer to make a deposit in the Certificate
Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if such failure remains unremedied for five days after written notice of such failure. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement.

CERTAIN MODIFICATIONS AND REFINANCINGS

          The master servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the master servicer purchases the Mortgage Loan from the trust fund immediately preceding the modification. Any modification of a Mortgage Loan may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. The master servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform

                                      S-27

them of the availability of the option of modification in lieu of refinancing.
Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage
Loan subject to a modification will be for a price equal to 100% of the Stated
Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the
Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable adjusted net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the master servicer. The master servicer will deposit the purchase price in the
Certificate Account within one business day of the purchase of that Mortgage
Loan, and the purchase price will be treated by the master servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the trustee in accordance with the pooling and servicing agreement. Purchases of
Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

DEFAULT MANAGEMENT SERVICES

          In connection with the servicing of defaulted Mortgage Loans, the master servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The master servicer will be entitled to reasonable compensation for providing those services.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this prospectus supplement are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of IndyMac MBS,
Inc., IndyMac Bank, F.S.B. or any of their affiliates.

          The Mortgage Pass-Through Certificates, Series 2005-L will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class PO, Class A-X
and Class A-R Certificates (all of which are together referred to as the "SENIOR
CERTIFICATES"), the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class
B-6, Class B-7, Class B-8 and Class B-9 Certificates (all of which are together referred to as the "SUBORDINATED CERTIFICATES") and the Class P Certificates.
Only the classes of certificates listed on the cover page (all of which are together referred to as the "OFFERED CERTIFICATES") are offered by this prospectus supplement. The Class P, Class B-7, Class B-8 and Class B-9
Certificates (all of which are together referred to as the "PRIVATE
CERTIFICATES") are not offered by this prospectus supplement. Their initial
Class Certificate Balances are expected to be approximately $100, $1,675,167,
$1,116,778 and $930,672, respectively. The pass-through rate for each class of private certificates other than the Class P Certificates will be 5.50% per annum. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage
Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this prospectus supplement. The initial Class Certificate
Balances and initial Notional Amounts may vary in the aggregate by plus or minus
5%. Any information contained in this prospectus supplement with respect to the
Class P, Class B-7, Class B-8 and Class B-9 Certificates is provided only to permit a better understanding of the offered certificates.

          The "CLASS CERTIFICATE BALANCE" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the
initial Class Certificate Balance of that class reduced by the sum of

                                      S-28

o    all amounts previously distributed to holders of certificates of that class as payments of principal;

o    the amount of Realized Losses (including Excess Losses) allocated to that class; and

o    in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described in this prospectus supplement under "--Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent
Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class
Certificate Balance of such class of certificates. See "Application of
Liquidation Proceeds" in the prospectus.

          In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class
Certificate Balances of all classes of certificates (other than the Class P
Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

          The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage
Loans.

          The senior certificates will have an initial aggregate Class
Certificate Balance of approximately $353,646,008 and will evidence in the aggregate an initial beneficial ownership interest in the trust fund of approximately 95.00%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5,
Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the trust fund of approximately 1.85%, 0.85%, 0.35%, 0.45%, 0.30%, 0.20%, 0.45%, 0.30% and 0.25%,
respectively.

          The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R
Certificates will be issued in a denomination of $100.

NOTIONAL AMOUNT CERTIFICATES

          The Class A-7, Class A-9, Class A-11 and Class A-X Certificates
(collectively, the "NOTIONAL AMOUNT CERTIFICATES") will not have Class
Certificate Balances but will bear interest on their respective outstanding
Notional Amounts.

          The "NOTIONAL AMOUNT" of the Class A-7 Certificates for any
Distribution Date will equal the aggregate Class Certificate Balance of the
Class A-6 and Class A-10 Certificates immediately prior to that Distribution
Date. As of the closing date, the Notional Amount of the Class A-7 Certificates is expected to be approximately $95,000,000.

          The "NOTIONAL AMOUNT" of the Class A-9 Certificates for any
Distribution Date will equal the Class Certificate Balance of the Class A-8
Certificates immediately prior to that Distribution Date. As of the closing date, the Notional Amount of the Class A-9 Certificates is expected to be approximately $25,000,000.

          The "NOTIONAL AMOUNT" of the Class A-11 Certificates for any
Distribution Date will equal the Class Certificate Balance of the Class A-10
Certificates immediately prior to that Distribution Date. As of the closing date, the Notional Amount of the Class A-11 Certificates is expected to be approximately $20,000,000.

                                      S-29

          The "NOTIONAL AMOUNT" of the Class A-X Certificates for any
Distribution Date will equal the aggregate Stated Principal Balance of the
Non-Discount Mortgage Loans as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that
Due Period). As of the closing date, the Notional Amount of the Class A-X
Certificates is expected to be approximately $294,786,852.

          The "DUE PERIOD" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the
Distribution Date occurs and ending on the first day of the month in which the
Distribution Date occurs.

BOOK-ENTRY CERTIFICATES

          The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the
Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their
Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this prospectus supplement) or the Euroclear System ("EUROCLEAR"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream
Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for
Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class A-X, Class A-3 and Class A-12 Certificates) in minimum denominations representing Class
Certificate Balances or Notional Amounts of $100,000 and integral multiples of
$1,000 in excess thereof. Investors may hold beneficial interests in the Class
A-X Certificates in minimum denominations representing Notional Amounts of
$25,000 and integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class A-3 or Class A-12 Certificates in minimum denominations representing a Class Certificate Balance of $1,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry
Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry
Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive
Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate
Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC.

          The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

          Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates.
Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with

                                      S-30

respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate
Owners will receive distributions and will be able to transfer their interest.

          Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not
Participants may transfer ownership of offered certificates only through
Participants and Indirect Participants by instructing such Participants and
Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry
Certificates, which account is maintained with their respective Participants.
Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.
Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

          Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or
Euroclear Participant to a DTC Participant, will be received with value on the
DTC settlement date but will be available in the relevant Clearstream,
Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates, see "Material Federal Income Tax
Consequences -- Tax Treatment of Foreign Investors" in the prospectus and
"Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S.
Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

          Transfers between Participants will occur in accordance with DTC
Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry
Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream,
Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities
(including its

                                      S-31

shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg
International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50%
owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream,
Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

          Further to the merger, the Board of Directors of New Clearstream,
Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is
"Clearstream" With effect from January 14, 2000 New CI has been renamed
"Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg
Global Services was renamed "Clearstream Services, societe anonyme."

          On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by
Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse
Clearing AG."

          Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between
Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream,
Luxembourg in any of 36 currencies, including United States Dollars.
Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the
Commission de Surveillance du Secteur Financier, "CSSF," which supervises
Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S.
customers are limited to securities brokers and dealers, and banks. Currently,
Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United
States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has
established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

          Euroclear was created in 1968 to hold securities for participants of
Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the
Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

          The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of

                                      S-32

securities and cash within Euroclear, withdrawals of securities and cash from
Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear
Operator acts under the Terms and Conditions only on behalf of Euroclear
Participants, and has no record of or relationship with persons holding through
Euroclear Participants.

          Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the
Certificate Owners that it represents.

          Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in
accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign
Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the
prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Monthly and annual reports on the trust fund provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates of such
Certificate Owners are credited.

          DTC has advised the depositor and the trustee that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

          Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the
Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51%
of the voting rights (as defined in the pooling and servicing agreement)
evidenced by the offered certificates advise the trustee and DTC through the
Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the

                                      S-33

trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

          The Class A-6, Class A-7, Class A-8, Class A-9, Class A-10 and Class
A-11 Certificates (we sometimes refer to these classes of certificates as the
"LIBOR CERTIFICATES") will bear interest during their initial interest accrual period at the applicable initial pass-through rate set forth in the table under
"--Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "--Interest" below.

          LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the "CALCULATION AGENT"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT
RATE" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page
3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest
Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest
Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result
(expressed as a percentage) out to six decimal places, and rounding to five decimal places. "MONEYLINE TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "LONDON BUSINESS DAY" means any day on which dealings in deposits of
United States dollars are transacted in the London interbank market.

          If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under
"Description of the Certificates--Indices Applicable to Floating Rate and
Inverse Floating Rate Classes--LIBOR."

          If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus,
LIBOR for the initial interest accrual period will be 3.83%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders.
On or prior to the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of
Available Funds for that Distribution Date and will deposit such Available Funds in the Distribution Account. Funds credited to the Certificate Account or the
Distribution Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. The holders of the Class P
Certificates will be entitled to all prepayment charges received on the Mortgage
Loans and such amounts will not be available for distribution to the holders of the other certificates.

                                      S-34

DISTRIBUTIONS

          Distributions on the certificates will be made by the trustee on the
25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in October 2005 (each, a "DISTRIBUTION
DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for (x) the LIBOR
Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

          Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the office designated by the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

          As more fully described in this prospectus supplement, distributions will be made on each Distribution Date on the senior certificates based on the
Available Funds for such Distribution Date, and distributions on the subordinated certificates will be based on any remaining Available Funds for such Distribution Date after giving effect to distributions on all classes of senior certificates and payment in respect of Class PO Deferred Amounts, and will be made in the following order of priority:

          1.   to interest on each interest- bearing class of senior
               certificates, pro rata based on their respective Interest
               Distribution Amounts;

          2.   to principal on the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under
               "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on those classes on the Distribution Date;

          3.   to any Class PO Deferred Amounts, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

          4.   to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to the limitations set forth in this
               prospectus supplement under "Description of the Certificates--
               Principal."

          "AVAILABLE FUNDS" for any Distribution Date will be equal to the sum of:

          o    all scheduled installments of interest (net of the Expense Fees)
               and principal due on the Mortgage Loans on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

          o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage
               Loans, to the extent the proceeds are not applied to the
               restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal
               servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted
               Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
               (b) any Subsequent Recoveries;

                                      S-35

          o    all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest; and

          o    amounts received with respect to the Distribution Date as the
               Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the seller or the master servicer as of the Distribution Date;

          reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

          The classes of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this prospectus supplement or described below.

          Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:

             INITIAL PASS-    MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF
CLASS         THROUGH RATE   PASS-THROUGH RATE     CLASS PASS-THROUGH RATE
----------   -------------   -----------------   --------------------------
Class A-6        4.33%          5.50%/0.50%             LIBOR + 0.50%
Class A-7        1.17%          5.00%/0.00%             5.00% - LIBOR
Class A-8        4.38%          5.50%/0.55%             LIBOR + 0.55%
Class A-9        1.12%          4.95%/0.00%             4.95% - LIBOR
Class A-10       4.28%          5.50%/0.45%             LIBOR + 0.45%
Class A-11       0.05%          0.05%/0.00%             5.05% - LIBOR

          The pass-through rate for the Class A-X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period), over 5.50% per annum.
The pass-through rate for the Class A-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.44198%
per annum.

          On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST
DISTRIBUTION AMOUNT" for any interest-bearing class will be equal to the sum of
(a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or
Notional Amount, as the case may be, immediately prior to the applicable
Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts). The Class
PO Certificates are principal only certificates and will not bear interest.

          On each Distribution Date on or prior to the related Yield Maintenance
Termination Date on which LIBOR plus the related margin exceeds 5.50%, in addition to the Interest Distribution Amount described in the preceding

                                      S-36

paragraph, the Class A-6, Class A-8 and Class A-10 Certificates will also be entitled to receive distributions of the related Yield Supplement Amount on each
Distribution Date commencing on the Distribution Date in November 2005 to and including the related Yield Maintenance Agreement Termination Date, from payments made under the related Yield Maintenance Agreement.

          With respect to each Distribution Date for the LIBOR Certificates, the interest accrual period will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. With respect to each Distribution Date for all other classes of interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a
360-day year divided into twelve 30-day months.

          The interest entitlement described above for each interest-bearing class of certificates for any Distribution Date will be reduced by the amount of
Net Interest Shortfalls. With respect to any Distribution Date, the "NET
INTEREST SHORTFALL" is equal to the sum of:

          o    any net prepayment interest shortfalls for that Distribution Date
               and

          o    the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a
               Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt
               Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

          Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all interest-bearing classes of certificates on such Distribution
Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

          A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or any similar state or local law. See "Legal Aspects of the Mortgage Loans
-- Servicemembers Civil Relief Act" in the prospectus.

          With respect to any Distribution Date, a net prepayment interest shortfall is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans exceeds the Compensating Interest for that
Distribution Date. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a
Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

          If on any Distribution Date, Available Funds in the Certificate
Account applied in the order described above under "-- Priority of Distributions
Among Certificates" are insufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next
Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

YIELD SUPPLEMENT AMOUNT

          The "YIELD SUPPLEMENT AMOUNT" for any Distribution Date on or prior to the related Yield Maintenance Agreement Termination Date will equal:

          o    with respect to the Class A-6 Certificates, the product of:

                                      S-37

               (i) the excess of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 11.00% over (B) 5.00%,

               (ii) the lesser of (x) the related Yield Maintenance Notional
          Balance and (y) the Class Certificate Balance of the Class A-6
          Certificates for that Distribution Date, and

               (iii) a fraction, the numerator of which is the number of days in the related accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360;

          o    with respect to the Class A-8 Certificates, the product of:

               (i) the excess of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 10.95% over (B) 4.95%,

               (ii) the lesser of (x) the related Yield Maintenance Notional
          Balance and (y) the Class Certificate Balance of the Class A-8
          Certificates for that Distribution Date, and

               (iii) a fraction, the numerator of which is the number of days in the related accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360; and

          o    with respect to the Class A-10 Certificates, the product of:

               (i) the excess of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 11.05% over (B) 5.05%,

               (ii) the lesser of (x) the related Yield Maintenance Notional
          Balance and (y) the Class Certificate Balance of the Class A-10
          Certificates for that Distribution Date, and

               (iii) a fraction, the numerator of which is the number of days in the related accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

          The Yield Maintenance Agreements; Yield maintenance reserve funds. The trust fund will have the benefit of three interest rate corridor agreements
(each, a "YIELD MAINTENANCE AGREEMENT") between the trust fund and Morgan
Stanley Capital Services Inc. (the "CAP COUNTERPARTY"), as evidenced in each case by a confirmation that will be assigned to the trustee on behalf of the trust fund on the closing date.

          Pursuant to each Yield Maintenance Agreement, the terms of an ISDA
Master Agreement were incorporated into the Confirmation of each Yield
Maintenance Agreement as if such ISDA Master Agreement had been executed by the related parties to that Yield Maintenance Agreement on the date that Yield
Maintenance Agreement was executed. Each Yield Maintenance Agreement is also subject to certain ISDA definitions, as published by the International Swaps and
Derivatives Association, Inc.

          On or prior to the related Yield Maintenance Agreement Termination
Date, on the business day preceding each Distribution Date beginning in November
2005, the Cap Counterparty will make payments of the related Yield Supplement
Amount.

          The "YIELD MAINTENANCE NOTIONAL BALANCE" on each Distribution Date on or prior to the related Yield Maintenance Agreement Termination Date will be as described in Schedule 1 to this prospectus supplement.

          After a Yield Maintenance Agreement Termination Date, the related
Yield Maintenance Notional Balance will be equal to zero, and the related Yield
Maintenance Agreement will be terminated.

          Payments made under a Yield Maintenance Agreement will be based on the lesser of the related Yield Maintenance Notional Balance and the Class
Certificate Balance of the related class of certificates. If the applicable

                                      S-38

Yield Maintenance Notional Balance set forth on Schedule 1 to this prospectus supplement decreases at a faster rate than the Class Certificate Balance of the related class of certificates, payments under the related Yield Maintenance
Agreement may be insufficient to distribute the Yield Supplement Amount to the applicable class of certificates.

          The Yield Maintenance Agreement for each of the below classes of certificates is scheduled to remain in effect up to and including the
Distribution Date in the month set forth in the table below (each, a "YIELD
MAINTENANCE AGREEMENT TERMINATION DATE"):

---------------------------------------
                  YIELD MAINTENANCE
   CLASS     AGREEMENT TERMINATION DATE
---------------------------------------
Class A-6           February 2012
Class A-8           February 2012
Class A-10           March 2010

          Each Yield Maintenance Agreement will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events relating to the Cap Counterparty or the trust fund, the failure of the Cap Counterparty (three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under the applicable Yield Maintenance Agreement, the failure by the Cap Counterparty or the trustee (30 days after notice of such failure is received) to perform any other agreement made by it under the applicable Yield Maintenance Agreement, and the applicable Yield Maintenance Agreement becoming illegal or subject to certain kinds of taxation.

          If a Yield Maintenance Agreement is terminated, the Cap Counterparty may owe a termination payment to the trustee, payable in a lump sum to be held by the trustee until the scheduled termination date of that Yield Maintenance
Agreement. However, if such termination occurs, no assurance can be given that any such termination payment will be owing to the trustee.

          Any amounts received from the Cap Counterparty under a Yield
Maintenance Agreement will be deposited in the related yield maintenance reserve fund established by the trustee (each, a "YIELD MAINTENANCE RESERVE fund"). Any amounts on deposit in the yield maintenance reserve funds will be the property of the trust fund, but will not be part of any REMIC. On each Distribution Date, the trustee will withdraw the amount of the Yield Supplement Amount from funds available on deposit in the related yield maintenance reserve fund. There can be no assurance, however, that funds in a yield maintenance reserve fund will be available to pay the related Yield Supplement Amount on such Distribution Date or subsequent Distribution Dates.

          The Class A-6, Class A-8 and Class A-10 Certificates do not represent an obligation of either Cap Counterparty. Holders of the Class A-6, Class A-8 and Class A-10 Certificates are not parties to or beneficiaries under any applicable Yield Maintenance Agreement and will not have any right to proceed directly against the Cap Counterparty in respect of its obligation under any applicable Yield Maintenance Agreement.

          The Cap Counterparty. The Cap Counterparty, is a wholly-owned, unregulated, special purpose subsidiary of Morgan Stanley ("MORGAN STANLEY" ).
The Cap Counterparty conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of the Cap Counterparty are 100%
guaranteed by Morgan Stanley.

          As of the date hereof, Morgan Stanley is rated "AA-" by Fitch Ratings,
"A+" by Standard & Poor's Rating Services and "Aa3" by Moody's Investors
Service, Inc.

PRINCIPAL

          General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (a) the Class PO
Certificates and (b) the senior certificates (other than the Notional Amount
Certificates and the Class PO Certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO
Percentage, respectively, of those amounts.

                                      S-39

          The "NON-PO PERCENTAGE" with respect to any Mortgage Loan with an adjusted net mortgage rate less than 5.50% (each a "DISCOUNT MORTGAGE LOAN")
will be equal to the adjusted net mortgage rate divided by 5.50% and, with respect to any Mortgage Loan with an adjusted net mortgage rate equal to or greater than 5.50% (each a "NON-DISCOUNT MORTGAGE LOAN"), will be 100%.

          The "PO PERCENTAGE" with respect to any Discount Mortgage Loan will be equal to (5.50% minus the adjusted net mortgage rate) divided by 5.50% and, with respect to any Non-Discount Mortgage Loan, will be 0%.

          Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO
Formula Principal Amount will be distributed as principal to the senior certificates (other than the Notional Amount Certificates and Class PO
Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated
Principal Distribution Amount.

          The "NON-PO FORMULA PRINCIPAL AMOUNT" for any Distribution Date will equal the sum of:

          (i)  the sum of the applicable Non-PO Percentage of:

               (a)  all monthly payments of principal due on each Mortgage Loan on the related Due Date,

               (b)  the principal portion of the purchase price of each Mortgage
                    Loan that was repurchased by the seller or another person
                    pursuant to the pooling and servicing agreement as of the
                    Distribution Date, excluding any Mortgage Loan that was
                    repurchased due to a modification of the Mortgage Rate,

               (c)  the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the
                    Distribution Date,

               (d)  any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet
                    Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

               (e)  with respect to each Mortgage Loan that became a Liquidated
                    Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation
                    proceeds allocable to principal received with respect to the
                    Mortgage Loan, and

               (f)  all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment
                    Period, including the principal portion of the purchase
                    price of any Mortgage Loan that was repurchased due to
                    modification of the Mortgage Rate, and

          (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent
Recoveries attributable to a Discount Mortgage Loan that incurred (1) an Excess
Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the
Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

          Senior Principal Distribution Amount. On each Distribution Date before the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount,
up to the amount of the Senior Principal Distribution Amount for the
Distribution Date will be distributed as principal of the following classes of senior certificates, in the following order of priority:

               (A)  to the Class A-R Certificates, until its Class Certificate
                    Balance is reduced to zero;

               (B)  58.0867288869% in the following order of priority:

                                      S-40

                    (1)  concurrently, as follows:

                         (A)  51%, to the Class A-1 Certificates; and

                         (B)  49%, to the Class A-2 Certificates, until its
                              Class Certificate Balance is reduced to zero; and

                    (2)  sequentially, to the Class A-1 and Class A-3
                         Certificates, in that order, until their respective
                         Class Certificate Balances are reduced to zero;

               (C)  41.9132711131% in the following order of priority:

                    (1)  the lesser of (x) 95% of such amount and (y) the
                         Priority Amount, concurrently, to the Class A-4 and
                         Class A-5 Certificates, pro rata, until their
                         respective Class Certificate Balances are reduced to
                         zero;

                    (2)  concurrently, as follows:

                         (A)  81.6326530612%, concurrently, to the Class A-6 and
                              Class A-8 Certificates, pro rata, until their
                              respective Class Certificate Balances are reduced
                              to zero; and

                         (B)  18.3673469388%, sequentially, to the Class A-10
                              and Class A-12 Certificates, in that order, until
                              their respective Class Certificate Balances are
                              reduced to zero; and

                    (3)  concurrently, to the Class A-4 and Class A-5
                         Certificates, pro rata, without regard to the Priority
                         Amount, until their respective Class Certificate
                         Balances are reduced to zero.

On each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently as principal of the classes of senior certificates (other than the Notional Amount
Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

          The capitalized terms used in this prospectus supplement shall have the following meanings:

          The "PRIORITY AMOUNT" for any Distribution Date will equal the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount, (B) the
Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the
Unscheduled Principal Distribution Amount, (B) the Priority Percentage and (C)
the Prepayment Shift Percentage.

          "SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
will equal the Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of
Non-PO Formula Principal Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a
Mortgage Loan that is not a Liquidated Mortgage Loan, the Scheduled Principal
Distribution Amount will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

          "UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
will equal the sum of (x) the Senior Liquidation Amount and (y) the Senior
Prepayment Percentage of the Non-PO Percentage of the sum of the amounts described in clause (i)(f) and clause (ii) of the definition of Non-PO Formula
Principal Amount for such Distribution Date.

                                      S-41

          "PRIORITY PERCENTAGE" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the sum of (x)
the aggregate Class Certificate Balance of the Class A-4 and Class A-5
Certificates immediately prior to such Distribution Date and (y) $8,000,000, and the denominator of which is equal to the aggregate Class Certificate Balance of the senior certificates, other than the Class PO Certificates, immediately prior to such Distribution Date.

          "SHIFT PERCENTAGE" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the
Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will equal 100%.

          "PREPAYMENT SHIFT PERCENTAGE" for any Distribution Date occurring during the five-year period beginning on the first Distribution Date will equal
0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:
for any Distribution Date in the first year thereafter, 30%; for any
Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

          The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the
Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

          "SENIOR LIQUIDATION AMOUNT" means for any Distribution Date and for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of (a) the Senior
Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan and (b) either (x) if an Excess Loss was not sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior
Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or (y)
if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the applicable Non-PO
Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan.

          "PREPAYMENT PERIOD" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

          The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
will equal the sum of

(i)  the Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO
     Formula Principal Amount for that Distribution Date,

(ii) the Senior Liquidation Amount for that Distribution Date,

(iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of
     Non-PO Formula Principal Amount for the Distribution Date; and

(iv) the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the
     Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal
Distribution Amount will be reduced on the related Distribution Date by the
Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.

          "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due
Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the

                                      S-42

prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

          The "SENIOR PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class
Certificate Balances of each class of senior certificates (other than the Class
PO Certificates and the Notional Amount Certificates) immediately before the
Distribution Date and the denominator of which is the aggregate Class
Certificate Balance of the Certificates (other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution
Date. For any Distribution Date, the Subordinated Percentage will be calculated as the difference between 100% and the Senior Percentage on such Distribution
Date.

          The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%.
Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class
PO Certificates and the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage as of any
Distribution Date will be calculated as the difference between 100% and the
Senior Prepayment Percentage on that Distribution Date.

          The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior
Percentage plus 70% of the Subordinated Percentage for the Distribution Date;
for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any
Distribution Date in the third year thereafter, the Senior Percentage plus 40%
of the Subordinated Percentage for the Distribution Date; for any Distribution
Date in the fourth year thereafter, the Senior Percentage plus 20% of the
Subordinated Percentage for the Distribution Date; and for any Distribution Date
thereafter, the Senior Percentage for the Distribution Date (unless on any
Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

          Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage will occur unless both of the step down conditions listed below are satisfied:

o    the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period) (including any
     Mortgage Loans subject to foreclosure proceedings, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o    cumulative Realized Losses on the Mortgage Loans do not exceed

               o    commencing with the Distribution Date on the fifth
                    anniversary of the first Distribution Date, 30% of the
                    principal balance of the subordinated certificates as of the closing date (the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

               o    commencing with the Distribution Date on the sixth
                    anniversary of the first Distribution Date, 35% of the
                    original subordinate principal balance,

               o    commencing with the Distribution Date on the seventh
                    anniversary of the first Distribution Date, 40% of the
                    original subordinate principal balance,

                                      S-43

               o    commencing with the Distribution Date on the eighth
                    anniversary of the first Distribution Date, 45% of the
                    original subordinate principal balance, and

               o    commencing with the Distribution Date on the ninth
                    anniversary of the first Distribution Date, 50% of the
                    original subordinate principal balance.

          If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

          Subordinated Principal Distribution Amount. On each Distribution Date to the extent of Available Funds, the Non-PO Formula Principal Amount, up to the
amount of the Subordinated Principal Distribution Amount for the Distribution
Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal
Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distribution of each class of subordinated certificate's pro rata share of the Subordinated Principal Distribution Amount will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

          With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class
Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the
"APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit
Support Percentage for that class on the date of issuance of the certificates
(the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class
Certificate Balances, and distributed in the sequential order described above.

          The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution
Date and each class of subordinated certificates, will equal the fraction
(expressed as a percentage) the numerator of which is the Class Certificate
Balance of that class of subordinated certificates immediately before the
Distribution Date and the denominator of which is the aggregate Class
Certificate Balance of all classes of certificates immediately before the
Distribution Date.

          The approximate Original Applicable Credit Support Percentages for the
subordinated certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1.....................   5.00%
Class B-2.....................   3.15%
Class B-3.....................   2.30%
Class B-4.....................   1.95%
Class B-5.....................   1.50%
Class B-6.....................   1.20%
Class B-7.....................   1.00%
Class B-8.....................   0.55%
Class B-9.....................   0.25%

                                      S-44

          The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution
Date will equal the sum of:

          o    the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause
               (i) of the definition of Non-PO Formula Principal Amount for the
               Distribution Date,

          o    for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution
               Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the
               Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution
               Amount, up to the Subordinated Percentage of the applicable
               Non-PO Percentage of the Stated Principal Balance of the Mortgage
               Loan,

          o    the Subordinated Prepayment Percentage of the applicable Non-PO
               Percentage of the amounts described in subclause (f) of clause
               (i) of the definition of Non-PO Formula Principal Amount for the
               Distribution Date, and

          o    the Subordinated Prepayment Percentage of any Subsequent
               Recoveries described in clause (ii) of the definition of Non-PO
               Formula Principal Amount for the Distribution Date, reduced by the amount of any payments in respect of the Class PO Deferred
               Amounts on the Distribution Date.

          Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal. In addition to distributions of principal and interest as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available
Funds remaining after payment of interest and principal on the senior certificates and Class PO Deferred Amounts on the Class PO Certificates and
interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

          Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for the
Distribution Date and (y) the product of

          o    Available Funds remaining after distribution of interest on the senior certificates, and

          o    a fraction, the numerator of which is the PO Formula Principal
               Amount and the denominator of which is the sum of the PO Formula
               Principal Amount and the Senior Principal Distribution Amount.

          If the Class PO Principal Distribution Amount on a Distribution Date
is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and
the PO Formula Principal Amount.

          The "PO FORMULA PRINCIPAL AMOUNT" for any Distribution Date will equal the sum of:

          (i)  the sum of the applicable PO Percentage of:

               (a)  all monthly payments of principal due on each Mortgage Loan on the related Due Date,

               (b)  the principal portion of the purchase price of each Mortgage
                    Loan that was repurchased by the seller or another person
                    pursuant to the pooling and servicing agreement as of the
                    Distribution Date, excluding any Mortgage Loan that was
                    repurchased due to a modification of the Mortgage Rate,

                                      S-45

               (c)  the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received for the Distribution Date,

               (d)  any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet
                    Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

               (e)  for each Mortgage Loan that became a Liquidated Mortgage
                    Loan during the calendar month preceding the month of the
                    Distribution Date, the amount of liquidation proceeds
                    allocable to principal received on the Mortgage Loan, and

               (f)  all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment
                    Period, including the principal portion of the purchase
                    price of any Mortgage Loan that was repurchased due to
                    modification of the Mortgage Rate, and

          (ii) with respect to Subsequent Recoveries attributable to a Discount
Mortgage Loan that incurred (1) an Excess Loss or (2) a Realized Loss after the
Senior Credit Support Depletion Date, the PO Percentage of any Subsequent
Recoveries received during the calendar month preceding the month of such
Distribution Date.

ALLOCATION OF LOSSES

          On each Distribution Date, the PO Percentage of any Realized Loss,
including any Excess Loss, on a Discount Mortgage Loan will be allocated to the
Class PO Certificates until its Class Certificate Balance is reduced to zero.
The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the Senior Credit Support
Depletion Date, will be treated as a "CLASS PO DEFERRED AMOUNT." To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds to the
Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate
Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificates Balance of the subordinated certificate then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts on the Class
PO Certificates. After the Senior Credit Support Depletion Date, no new Class PO
Deferred Amounts will be created.

          On each Distribution Date, the Non-PO Percentage of any Realized Loss,
other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations
(beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate
Balance of each subordinated certificate has been reduced to zero, and then to the senior certificates (other than the Notional Amount Certificates and the
Class PO Certificates) pro rata, based upon their respective Class Certificate
Balances, except that the applicable Non-PO Percentage of any Realized Loss that would otherwise be allocated to the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-10 and Class A-12 Certificates will instead be allocated to the Class
A-5 Certificates until its Class Certificate Balance is reduced to zero.

          On each Distribution Date, the applicable Non-PO Percentage of Excess
Losses will be allocated pro rata among all classes of certificates (other than the Notional Amount Certificates and the Class PO and Class P Certificates),
including the Class A-1, Class A-2, Class A-3, Class A-4, Class A-10 and Class
A-12 Certificates, without any reallocation of Excess Losses to the Class A-5
Certificates, based upon their respective Class Certificate Balances immediately prior to such Distribution Date.

          Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater

                                      S-46

risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

          In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the Mortgage Loan. "EXCESS LOSSES" are Special Hazard Losses in excess of the
Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the
Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss
Coverage Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of
Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are
Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement --
Subordination" in this prospectus supplement.

          A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a
Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under
"Credit Enhancement -- Special Hazard Insurance Policies." See "Credit
Enhancement -- Subordination" in this prospectus supplement.

          "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized
Loss in a month prior to the month of receipt of such recoveries.

          The pooling and servicing agreement does not permit the allocation of
Realized Losses to the Class P Certificates.

STRUCTURING ASSUMPTIONS

          Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

o    the pool consists of four Mortgage Loans with the following characteristics:

                                                              ORIGINAL      REMAINING     REMAINING
                                ADJUSTED NET                AMORTIZATION  AMORTIZATION  INTEREST ONLY
   PRINCIPAL    MORTGAGE RATE  MORTGAGE RATE   EXPENSE FEE      TERM          TERM           TERM
  BALANCE($)         (%)            (%)         RATE (%)     (IN MONTHS)   (IN MONTHS)   (IN MONTHS)
--------------  -------------  -------------  ------------  ------------  ------------  -------------

 70,386,255.56   5.6005005594   5.3420005594  0.2585000000       359           358           N/A
  7,086,250.00   5.6157576292   5.3572576292  0.2585000000       360           358           118
272,308,816.02   6.2788134009   5.9503134009  0.3285000000       360           357           N/A
 22,478,036.92   6.1695786124   5.8410786124  0.3285000000       360           358           118

o    the Mortgage Loans prepay at the specified percentages of the Prepayment
     Assumption (as defined below),

o    no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

o    scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

o    prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

                                      S-47

o    there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

o    the scheduled monthly payment for each Mortgage Loan, except for Interest
     Only Loans, has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

o    any Interest Only Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

o    the initial Class Certificate Balance or Notional Amount, as applicable, of each class of certificates is as set forth on the cover page of this prospectus supplement or as described in this prospectus supplement under
     "Description of the Certificates -- General," and "--Notional Amount
     Certificates,"

o    interest accrues on each interest-bearing class of certificates at the applicable interest rate set forth or described on the cover page of this prospectus supplement or as described in this prospectus supplement,

o    distributions in respect of the certificates are received in cash on the
     25th day of each month commencing in the calendar month following the closing date,

o    the closing date of the sale of the certificates is September 29, 2005,

o    one-month LIBOR remains constant at 3.83% per annum,

o    the Class P Certificates have an initial Class Certificate Balance of $0,

o    the seller is not required to repurchase or substitute for any Mortgage
     Loan,

o    the master servicer is not required to repurchase any modified Mortgage
     Loan,

o    the master servicer does not exercise the option to repurchase the Mortgage
     Loans described in this prospectus supplement under "--Optional
     Termination," and

o    no class of certificates becomes a Restricted Class.

          The prepayment model used in this prospectus supplement (the
"PREPAYMENT ASSUMPTION") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption ("PPC") does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. A 100% PPC assumes a constant prepayment rate ("CPR") of 10%
per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional approximately
1.2727272727% per annum in each month thereafter until the twelfth month.
Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% PPC assumes a constant prepayment rate of 24% per annum each month. 0% PPC assumes no prepayments. Correspondingly, 200% PPC assumes prepayment rates equal to two times PPC, and so forth.

          Although it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans that will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

                                      S-48

OPTIONAL TERMINATION

          The master servicer will have the right to repurchase all remaining
Mortgage Loans and foreclosed or otherwise repossessed properties and thereby effect early retirement of the certificates, subject to the aggregate Stated
Principal Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.
In the event the master servicer exercises such option, the purchase price distributed with respect to each affected certificate will be 100% of its then outstanding principal balance plus any Class PO Deferred Amounts in the case of the Class PO Certificates and, in the case of a class of interest-bearing certificates, any unpaid accrued interest on such principal balance at the applicable pass-through rate (in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and the appraised value is less than the Stated
Principal Balance of the related Mortgage Loans). Distributions in respect of any such optional termination will first be paid to the senior certificates and then, except as set forth in the pooling and servicing agreement, to the subordinated certificates. The proceeds from any optional termination may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and such appraised value is less than the Stated Principal Balance of the Mortgage
Loans.

THE TRUSTEE

          Deutsche Bank National Trust Company will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with
Deutsche Bank National Trust Company. Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purchases, which as of the closing date is DB Services Tennessee, 648 Grassmere Park Road,
Nashville, Tennessee 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew
Place, Santa Ana, California 92705, Attention: Trust Administration IN0512.
Certificateholders may access monthly statements from the trustee's website located at https://www.tss.db.com/invr. Certificateholders may obtain assistance in operating the website by calling the trustee's investor relations desk at
(800) 735-7777.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

          The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus (as modified by the restrictions imposed by the Treasury Regulations and described in this prospectus supplement under
"Material Federal Income Tax Consequences") under "Material Federal Income Tax
Consequences -- REMIC Certificates -- Tax-Related Restrictions on Transfers of
Residual Certificates -- Disqualified Organizations," "-- Noneconomic Residual
Certificates" and "-- Foreign Investors." The Class A-R Certificates (in
addition to other ERISA restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA
Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The effective yield to the holders of each interest-bearing class of certificates (other than the LIBOR Certificates) will be lower than the yield otherwise produced by the applicable pass-through rate and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the
Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

                                      S-49

          Delinquencies on the Mortgage Loans that are not advanced by or on behalf of the master servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the
Mortgage Loans not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates pro rata. If, as a result of shortfalls on the
Mortgage Loans, the sum of the aggregate of the Class Certificate Balances of all classes of certificates exceeds the aggregate principal balance of the
Mortgage Loans, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

          Net Interest Shortfalls will adversely affect the yields on the classes of offered certificates that bear interest. Although all losses initially will be borne by the subordinated certificates in the reverse order of their numerical class designations (either directly or through distributions in respect of Class PO Deferred Amounts), Excess Losses will be borne by all classes of certificates (other than the Class P and Notional Amount
Certificates) on a pro rata basis. Moreover, because the Subordinated Principal
Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on the Distribution Date in respect of Class PO Deferred
Amounts on the Class PO Certificates, the amount distributable as principal on each Distribution Date to each class of subordinated certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of Class PO Deferred Amounts. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses, including
Excess Losses. Excess Losses could occur at a time when one or more classes of the subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

PREPAYMENT CONSIDERATIONS AND RISKS

          The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the
Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage
Loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. Except for certain of the Mortgage Loans that have a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to three years after origination, the Mortgage
Loans may be prepaid by the mortgagors at any time without a prepayment charge.
Because certain of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for
Mortgage Loans that did not have prepayment charges. The holders of the Class P
Certificates will be entitled to all prepayment charges received on the Mortgage
Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the master servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. In addition, the Interest Only
Loans do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans.
During their interest-only periods, these Mortgage Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only mortgage loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest-only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the "due-on-sale"
provisions included therein. However, the master servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related mortgaged property if the master servicer would make a similar decision with respect to a comparable Mortgage Loan held for its own account. See "The Mortgage Pool" in this prospectus supplement.

          Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions on the offered certificates of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans.
This includes any optional repurchase of the remaining Mortgage Loans in connection with the termination

                                      S-50

of the trust fund as described in this prospectus supplement. Because the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of the Class PO Certificates and any other offered certificate purchased at a discount, a slower than anticipated rate of principal payments
(including prepayments) on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the
Notional Amount Certificates and any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of the investors to recover their initial investments.

          The rate of principal payments (including prepayments) on pools of
Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described in this prospectus supplement under "The Mortgage Pool--General" and "--Underwriting
Process." In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if
prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 30% of the
Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, the seller will be required to use its best efforts to deliver a substitute Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery
Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

          As described in this prospectus supplement under "Description of the
Certificates -- Principal," the Senior Prepayment Percentage of the applicable
Non-PO Percentage of all principal prepayments on the Mortgage Loans will be initially distributed to the classes of senior certificates (other than the
Class PO Certificates) then entitled to receive principal prepayment distributions. In that event, this will result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to the subordinated certificates during the periods of time described in the definition of Senior Prepayment
Percentage. The Class A-4 and Class A-5 Certificates generally will not receive distributions of principal on the Mortgage Loans for the first five years after the closing date.

          The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments on the Mortgage Loans is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the
Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

          The tables in this section indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the illustrated classes of certificates to various constant percentages of the Prepayment Assumption and in the case of the Class A-7, Class A-9 and Class A-11 Certificates, to various levels of LIBOR. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable classes of certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase prices of the applicable classes and converting the

                                      S-51

monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and consequently do not purport to reflect the return on any investment in the applicable classes of certificates when the reinvestment rates are considered.

SENSITIVITY OF THE CLASS A-7, CLASS A-9 AND CLASS A-11 CERTIFICATES

          AS INDICATED IN THE FOLLOWING TABLES, THE YIELDS TO INVESTORS IN THE
CLASS A-7, CLASS A-9 AND CLASS A-11 CERTIFICATES WILL BE VERY SENSITIVE TO THE
LEVEL OF LIBOR AND THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING
PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME.
AS INDICATED IN THE TABLES BELOW, AN INCREASING LEVEL OF PREPAYMENTS ON THE
MORTGAGE LOANS AND/OR LIBOR WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO
INVESTORS IN THE CLASS A-7, CLASS A-9 AND CLASS A-11 CERTIFICATES.

          Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.

          The information set forth in the following tables was prepared on the basis of the Structuring Assumptions and the assumptions that (i) the interest rate applicable to the Class A-7, Class A-9 and Class A-11 Certificates for each
Interest Accrual Period subsequent to their initial Interest Accrual Period will be based on the indicated level of LIBOR and (ii) the purchase prices of the
Class A-7, Class A-9 and Class A-11 Certificates (expressed as percentages of their respective initial Notional Amounts) are as follows:

CLASS                            PRICE*
------------------------------   -------
Class A-7.....................   1.56250%
Class A-9.....................   1.50000%
Class A-11....................   0.03125%

*The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields in the following tables.

       SENSITIVITY OF THE CLASS A-7 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                 ---------------------------------------------
                                    PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                 ---------------------------------------------
LIBOR                              0%       50%      100%      150%      200%
------------------------------   ------   ------    ------    ------    ------
3.33%.........................   128.02%  106.12%    80.25%    49.68%    15.63%
3.83%.........................    85.54%   65.04%    39.02%     8.15%   (25.19)%
4.33%.........................    46.18%   27.05%    (2.17)%  (34.69)%  (67.48)%
4.83%.........................     8.73%   (6.64)%  (53.39)%  (90.20)%     *
5.00% and above...............      *        *         *         *         *

----------
* Less than (99.99)%.

                                      S-52

       SENSITIVITY OF THE CLASS A-9 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                 ---------------------------------------------
                                    PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                 ---------------------------------------------
LIBOR                              0%       50%      100%      150%      200%
------------------------------   ------   ------    ------    ------    ------
3.33%.........................   129.60%  108.32%    83.45%    54.01%    20.86%
3.83%.........................    85.31%   65.51%    40.59%    10.75%   (21.84)%
4.33%.........................    44.40%   26.18%    (2.19)%  (33.99)%  (66.31)%
4.83%.........................     4.97%   (8.72)%  (58.33)%  (95.50)%     *
4.95% and above...............      *        *         *         *         *

----------
* Less than (99.99)%.

       SENSITIVITY OF THE CLASS A-11 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                 -----------------------------------------
                                  PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                 -----------------------------------------
LIBOR                              0%       50%     100%     150%     200%
------------------------------   ------   ------   ------   ------   -----
3.33%.........................   220.60%  192.84%  161.08%  124.17%  83.01%
3.83%.........................   220.60%  192.84%  161.08%  124.17%  83.01%
4.33%.........................   220.60%  192.84%  161.08%  124.17%  83.01%
4.83%.........................   220.60%  192.84%  161.08%  124.17%  83.01%
5.05% and above...............      *        *        *        *       *

----------
* Less than (99.99)%.

          It is highly unlikely that the Mortgage Loans will have the characteristics assumed or that the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. In addition, there can be no assurance that LIBOR will correspond to any of the levels shown and it is highly unlikely that the level of LIBOR will remain constant. As a result of these factors, the pre-tax yields on the Class
A-7, Class A-9 and Class A-11 Certificates are likely to differ from those shown in the applicable table above, even if the Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption and LIBOR is at the indicated
level. No representation is made as to the actual rate of principal payments on the Mortgage Loans or the level of LIBOR for any period or over the lives of the
Class A-7, Class A-9 and Class A-11 Certificates or as to the yield on the Class
A-7, Class A-9 and Class A-11 Certificates. Investors must make their own decisions as to the appropriate combinations of the Prepayment Assumption and assumptions regarding the level of LIBOR to be used in deciding whether to purchase the Class A-7, Class A-9 and Class A-11 Certificates.

SENSITIVITY OF THE CLASS A-X CERTIFICATES

          AS INDICATED IN THE FOLLOWING TABLE, THE YIELD TO INVESTORS IN THE
CLASS A-X CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS
(INCLUDING PREPAYMENTS) OF THE NON-DISCOUNT MORTGAGE LOANS (PARTICULARLY THOSE
WITH HIGH ADJUSTED NET MORTGAGE RATES). THE MORTGAGE LOANS GENERALLY CAN BE
PREPAID AT ANY TIME. ON THE BASIS OF THE STRUCTURING ASSUMPTIONS DESCRIBED UNDER
THIS HEADING, THE YIELD TO MATURITY ON THE CLASS A-X CERTIFICATES WOULD BE
APPROXIMATELY 0% IF PREPAYMENTS WERE TO OCCUR AT A RATE OF APPROXIMATELY 162% OF
THE PREPAYMENT ASSUMPTION. IF THE ACTUAL PREPAYMENT RATE OF THE NON-DISCOUNT
MORTGAGE LOANS, WERE TO EXCEED THE FOREGOING LEVEL FOR AS LITTLE AS ONE MONTH
WHILE EQUALING THE LEVEL FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS
A-X CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

          As described in this prospectus supplement under "Description of the
Certificates --General," the Notional Amount of the Class A-X Certificates in
effect from time to time are calculated by reference to the adjusted net mortgage rates of the Non-Discount Mortgage Loans. The Non-Discount Mortgage
Loans will have higher adjusted net mortgage rates (and higher Mortgage Rates)
than the other Mortgage Loans. In general, Mortgage Loans with higher Mortgage
Rates tend to prepay at higher rates than Mortgage Loans with relatively lower
Mortgage Rates in response to a given change in market interest rates. As a result, the Non-Discount Mortgage Loans may prepay at higher rates, thereby reducing the Notional Amount of the Class A-X Certificates.

                                      S-53

          The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class A-X Certificates (expressed as a percentage of its initial
Notional Amount) is as follows:

             CLASS               PRICE*
------------------------------   ------
Class A-X.....................   0.9300%

----------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yield in the following table.

            SENSITIVITY OF THE CLASS A-X CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                 PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                 ---------------------------------------
CLASS                               0%     50%     100%   150%    200%
------------------------------    -----   -----   -----   ----   ------
Class A-X.....................    49.14%  35.22%  20.36%  4.34%  (13.16)%

          It is unlikely that the Non-Discount Mortgage Loans, will have the precise characteristics described in this prospectus supplement or that the
Non-Discount Mortgage Loans will prepay at the same rate until maturity or prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class A-X Certificates is likely to differ from those shown in the table above, even if the Non-Discount Mortgage Loans prepay at the indicated
percentages of the prepayment assumption. No representation is made as to the actual rate of principal payments on the Non-Discount Mortgage Loans, for any period or over the life of the Class A-X Certificates or as to the yield on the
Class A-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-X Certificates.

SENSITIVITY OF THE CLASS PO CERTIFICATES

          The Class PO Certificates will be principal only certificates and will not bear interest. As indicated in the following table, a lower than anticipated rate of principal payments (including prepayments) on the Discount Mortgage
Loans will have a negative effect on the yield to investors in the Class PO
Certificates.

          As described in this prospectus supplement above under "Description of the Certificates -- Principal," the principal distribution amount for the Class
PO Certificates is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans. The Discount Mortgage Loans will have lower adjusted net mortgage rates (and lower Mortgage Rates) than the other
Mortgage Loans. In general, Mortgage Loans with higher Mortgage Rates tend to prepay at higher rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. As a result, the
Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

          The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of its initial Class Certificate Balance) is as follows:

             CLASS               PRICE
------------------------------   -----
Class PO......................   65.00%

             SENSITIVITY OF THE CLASS PO CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                 PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                 ---------------------------------------
CLASS                               0%     50%    100%    150%    200%
------------------------------     ----   ----   -----   -----   -----
Class PO......................     2.36%  7.60%  14.46%  22.00%  30.24%

                                      S-54

          It is unlikely that the Discount Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Discount
Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage
Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the
Discount Mortgage Loans for any period or over the life of the Class PO
Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

ADDITIONAL INFORMATION

          Additional yield tables and other computational materials with respect to one or more classes of offered certificates may be filed with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by one or more of the underwriters at the request of prospective investors, based on assumptions provided by, and satisfying their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          The weighted average life of an offered certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the Class
Certificate Balance or Notional Amount of the Certificate on each Distribution
Date by the number of years from the date of issuance to the Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance or Notional Amount of the
Certificate referred to in clause (a).

          For a discussion of the factors that may influence the rate of payments (including prepayments) of the Mortgage Loans, see "-- Prepayment
Considerations and Risks" in this prospectus supplement and "Yield and
Prepayment Considerations" in the prospectus.

          In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. The weighted average lives of the offered certificates, however, will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, and the priority sequence of distributions of principal of the classes of certificates. See "Description of the
Certificate--Principal" in this prospectus supplement.

          The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates.
Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances or
Notional Amounts, as the case may be, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables under the next heading.

DECREMENT TABLES

          The following tables indicate the percentages of the initial Class
Certificate Balances or Notional Amounts of the classes of offered certificates
(other than the Class A-X and Class A-R Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of the
Prepayment Assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage
Loans will prepay at the percentages of the Prepayment Assumption specified in the tables or at any other rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared

                                      S-55

using the specified percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

                                      S-56

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                             CLASS A-1                           CLASS A-2
                                    PERCENTAGE OF THE PREPAYMENT        PERCENTAGE OF THE PREPAYMENT
                                             ASSUMPTION                          ASSUMPTION
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     50%   100%   150%   200%     0%     50%   100%   150%   200%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............     100    100    100    100    100     100    100    100    100    100
September 25, 2006............      99     88     77     67     56      99     88     76     65     53
September 25, 2007............      98     75     56     39     24      97     74     54     36     20
September 25, 2008............      96     64     40     21      8      96     63     37     17      3
September 25, 2009............      95     55     27     10      0      95     53     24      6      0
September 25, 2010............      93     46     18      1      0      93     44     14      0      0
September 25, 2011............      92     39     12      0      0      91     36      8      0      0
September 25, 2012............      90     33      7      0      0      90     30      3      0      0
September 25, 2013............      88     28      3      0      0      88     24      0      0      0
September 25, 2014............      86     23      0      0      0      86     19      0      0      0
September 25, 2015............      84     19      0      0      0      84     15      0      0      0
September 25, 2016............      82     16      0      0      0      81     12      0      0      0
September 25, 2017............      79     13      0      0      0      78      9      0      0      0
September 25, 2018............      77     10      0      0      0      76      6      0      0      0
September 25, 2019............      74      8      0      0      0      73      4      0      0      0
September 25, 2020............      71      6      0      0      0      70      2      0      0      0
September 25, 2021............      68      5      0      0      0      66      *      0      0      0
September 25, 2022............      64      2      0      0      0      63      0      0      0      0
September 25, 2023............      61      0      0      0      0      59      0      0      0      0
September 25, 2024............      57      0      0      0      0      55      0      0      0      0
September 25, 2025............      53      0      0      0      0      50      0      0      0      0
September 25, 2026............      48      0      0      0      0      46      0      0      0      0
September 25, 2027............      44      0      0      0      0      41      0      0      0      0
September 25, 2028............      39      0      0      0      0      36      0      0      0      0
September 25, 2029............      33      0      0      0      0      30      0      0      0      0
September 25, 2030............      28      0      0      0      0      24      0      0      0      0
September 25, 2031............      22      0      0      0      0      18      0      0      0      0
September 25, 2032............      16      0      0      0      0      12      0      0      0      0
September 25, 2033............       9      0      0      0      0       5      0      0      0      0
September 25, 2034............       0      0      0      0      0       0      0      0      0      0
September 25, 2035............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life (in
   years) to Maturity**.......   18.99   5.84   2.92   1.89   1.37   18.53   5.31   2.67   1.74   1.28

----------
+    Rounded to the nearest whole percentage (other than any numbers designated with an asterisk).

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

                                      S-57

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                              CLASS A-3                      CLASS A-4 AND CLASS A-5
                                     PERCENTAGE OF THE PREPAYMENT         PERCENTAGE OF THE PREPAYMENT
                                              ASSUMPTION                           ASSUMPTION
                                 -----------------------------------   ----------------------------------
DISTRIBUTION DATE                  0%     50%     100%   150%   200%     0%     50%    100%   150%   200%
------------------------------   -----   -----   -----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage............     100     100     100    100    100     100     100    100    100    100
September 25, 2006............     100     100     100    100    100     100     100    100    100    100
September 25, 2007............     100     100     100    100    100     100     100    100    100    100
September 25, 2008............     100     100     100    100    100     100     100    100    100     68
September 25, 2009............     100     100     100    100     56     100     100    100     79     20
September 25, 2010............     100     100     100    100      0     100     100    100     39      0
September 25, 2011............     100     100     100     50      0      98      93     86     18      0
September 25, 2012............     100     100     100     18      0      96      84     64      6      0
September 25, 2013............     100     100     100      4      0      93      73     46      1      0
September 25, 2014............     100     100      92      0      0      91      60     33      0      0
September 25, 2015............     100     100      68      0      0      88      47     25      0      0
September 25, 2016............     100     100      50      0      0      85      36     18      0      0
September 25, 2017............     100     100      37      0      0      81      26     13      0      0
September 25, 2018............     100     100      27      0      0      77      17     10      0      0
September 25, 2019............     100     100      20      0      0      74      10      7      0      0
September 25, 2020............     100     100      15      0      0      70       3      5      0      0
September 25, 2021............     100     100      11      0      0      65       0      4      0      0
September 25, 2022............     100     100       8      0      0      60       0      3      0      0
September 25, 2023............     100      97       6      0      0      56       0      2      0      0
September 25, 2024............     100      81       4      0      0      50       0      1      0      0
September 25, 2025............     100      66       3      0      0      45       0      1      0      0
September 25, 2026............     100      54       2      0      0      39       0      1      0      0
September 25, 2027............     100      43       1      0      0      32       0      *      0      0
September 25, 2028............     100      34       1      0      0      26       0      *      0      0
September 25, 2029............     100      26       1      0      0      19       0      *      0      0
September 25, 2030............     100      20       *      0      0      11       0      *      0      0
September 25, 2031............     100      14       *      0      0       3       0      *      0      0
September 25, 2032............     100       9       *      0      0       0       0      *      0      0
September 25, 2033............     100       5       *      0      0       0       0      *      0      0
September 25, 2034............      92       2       *      0      0       0       0      *      0      0
September 25, 2035............       0       0       0      0      0       0       0      0      0      0
Weighted Average Life (in
   years) to Maturity**.......   29.39   22.04   12.00   6.24   4.14   18.10   10.02   8.72   5.01   3.44

----------
+    Rounded to the nearest whole percentage (other than any numbers designated with an asterisk).

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

                                      S-58

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                 CLASS A-6, CLASS A-8 AND CLASS A-9++              CLASS A-7++
                                     PERCENTAGE OF THE PREPAYMENT          PERCENTAGE OF THE PREPAYMENT
                                              ASSUMPTION                            ASSUMPTION
                                 ------------------------------------   ---------------------------------
DISTRIBUTION DATE                    0%     50%   100%   150%   200%      0%     50%   100%   150%   200%
------------------------------     -----   ----   ----   ----   ----    -----   ----   ----   ----   ----

Initial Percentage............       100    100    100    100    100      100    100    100    100    100
September 25, 2006............        99     86     74     61     49       99     86     73     60     47
September 25, 2007............        97     72     49     29     12       97     71     48     27     10
September 25, 2008............        96     59     30      9      0       96     58     28      7      0
September 25, 2009............        94     48     16      0      0       94     46     14      0      0
September 25, 2010............        92     38      6      0      0       92     36      4      0      0
September 25, 2011............        91     31      1      0      0       91     29      1      0      0
September 25, 2012............        89     26      0      0      0       89     24      0      0      0
September 25, 2013............        88     22      0      0      0       88     20      0      0      0
September 25, 2014............        86     19      0      0      0       86     17      0      0      0
September 25, 2015............        84     17      0      0      0       84     15      0      0      0
September 25, 2016............        82     16      0      0      0       82     14      0      0      0
September 25, 2017............        80     15      0      0      0       80     12      0      0      0
September 25, 2018............        78     13      0      0      0       77     11      0      0      0
September 25, 2019............        75     12      0      0      0       75     10      0      0      0
September 25, 2020............        73     11      0      0      0       72      9      0      0      0
September 25, 2021............        70     10      0      0      0       69      8      0      0      0
September 25, 2022............        67      9      0      0      0       66      7      0      0      0
September 25, 2023............        64      7      0      0      0       63      6      0      0      0
September 25, 2024............        60      6      0      0      0       59      5      0      0      0
September 25, 2025............        56      5      0      0      0       55      4      0      0      0
September 25, 2026............        53      4      0      0      0       51      3      0      0      0
September 25, 2027............        49      3      0      0      0       47      2      0      0      0
September 25, 2028............        44      2      0      0      0       43      2      0      0      0
September 25, 2029............        40      2      0      0      0       38      2      0      0      0
September 25, 2030............        35      1      0      0      0       33      1      0      0      0
September 25, 2031............        29      1      0      0      0       28      1      0      0      0
September 25, 2032............        23      1      0      0      0       21      1      0      0      0
September 25, 2033............        15      *      0      0      0       13      *      0      0      0
September 25, 2034............         7      *      0      0      0        5      *      0      0      0
September 25, 2035............         0      0      0      0      0        0      0      0      0      0
Weighted Average Life (in
   years) to Maturity**.......     19.68   5.89   2.27   1.50   1.10    19.43   5.52   2.20   1.45   1.07

----------
+    Rounded to the nearest whole percentage (other than any numbers designated with an asterisk).

++   The table indicates the percentage of initial Notional Amount outstanding.

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

                                      S-59

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                    CLASS A-10 AND CLASS A-11++                  CLASS A-12
                                    PERCENTAGE OF THE PREPAYMENT        PERCENTAGE OF THE PREPAYMENT
                                             ASSUMPTION                          ASSUMPTION
                                 ---------------------------------   ----------------------------------
DISTRIBUTION DATE                  0%     50%   100%   150%   200%     0%     50%    100%   150%   200%
------------------------------   -----   ----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage ...........     100    100    100    100    100     100     100    100    100    100
September 25, 2006 ...........      98     85     71     56     42     100     100    100    100    100
September 25, 2007 ...........      97     68     43     20      1     100     100    100    100    100
September 25, 2008 ...........      95     54     21      0      0     100     100    100     78      0
September 25, 2009 ...........      93     41      6      0      0     100     100    100      0      0
September 25, 2010 ...........      91     30      0      0      0     100     100     50      0      0
September 25, 2011 ...........      90     22      0      0      0     100     100      8      0      0
September 25, 2012 ...........      88     16      0      0      0     100     100      0      0      0
September 25, 2013 ...........      86     12      0      0      0     100     100      0      0      0
September 25, 2014 ...........      85      9      0      0      0     100     100      0      0      0
September 25, 2015 ...........      82      7      0      0      0     100     100      0      0      0
September 25, 2016 ...........      80      5      0      0      0     100     100      0      0      0
September 25, 2017 ...........      78      4      0      0      0     100     100      0      0      0
September 25, 2018 ...........      75      2      0      0      0     100     100      0      0      0
September 25, 2019 ...........      72      1      0      0      0     100     100      0      0      0
September 25, 2020 ...........      69      *      0      0      0     100     100      0      0      0
September 25, 2021 ...........      66      0      0      0      0     100      92      0      0      0
September 25, 2022 ...........      63      0      0      0      0     100      77      0      0      0
September 25, 2023 ...........      59      0      0      0      0     100      64      0      0      0
September 25, 2024 ...........      55      0      0      0      0     100      53      0      0      0
September 25, 2025 ...........      51      0      0      0      0     100      43      0      0      0
September 25, 2026 ...........      47      0      0      0      0     100      35      0      0      0
September 25, 2027 ...........      42      0      0      0      0     100      28      0      0      0
September 25, 2028 ...........      37      0      0      0      0     100      22      0      0      0
September 25, 2029 ...........      32      0      0      0      0     100      17      0      0      0
September 25, 2030 ...........      26      0      0      0      0     100      13      0      0      0
September 25, 2031 ...........      21      0      0      0      0     100       9      0      0      0
September 25, 2032 ...........      13      0      0      0      0     100       6      0      0      0
September 25, 2033 ...........       4      0      0      0      0     100       4      0      0      0
September 25, 2034 ...........       0      0      0      0      0      60       1      0      0      0
September 25, 2035 ...........       0      0      0      0      0       0       0      0      0      0
Weighted Average Life
   (in years) to Maturity** ..   18.49   4.11   1.91   1.28   0.95   29.16   20.19   5.17   3.25   2.32

----------
+    Rounded to the nearest whole percentage (other than any numbers designated with an asterisk).

++   The table indicates the percentage of initial Notional Amount outstanding.

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

                                      S-60

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                                                      CLASS B-1, CLASS B-2, CLASS B-3,
                                              CLASS PO               CLASS B-4, CLASS B-5 AND CLASS B-6
                                    PERCENTAGE OF THE PREPAYMENT        PERCENTAGE OF THE PREPAYMENT
                                             ASSUMPTION                          ASSUMPTION
                                 ---------------------------------   ----------------------------------
DISTRIBUTION DATE                  0%     50%   100%   150%   200%     0%     50%    100%   150%   200%
------------------------------   -----   ----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage ...........     100    100    100    100    100     100     100    100    100    100
September 25, 2006 ...........      99     90     81     71     62      99      99     99     99     99
September 25, 2007 ...........      97     78     60     45     32      98      98     98     98     98
September 25, 2008 ...........      96     68     45     28     16      96      96     96     96     96
September 25, 2009 ...........      95     59     34     18      8      95      95     95     95     95
September 25, 2010 ...........      93     51     25     11      4      94      94     94     94     82
September 25, 2011 ...........      92     44     19      7      2      92      89     85     81     42
September 25, 2012 ...........      90     38     14      4      1      91      83     75     66     21
September 25, 2013 ...........      88     33     11      3      1      89      75     62     50     11
September 25, 2014 ...........      86     28      8      2      *      87      67     49     34      6
September 25, 2015 ...........      84     24      6      1      *      85      57     36     21      3
September 25, 2016 ...........      82     21      4      1      *      83      49     27     13      1
September 25, 2017 ...........      79     18      3      *      *      80      42     20      8      1
September 25, 2018 ...........      76     15      2      *      *      78      36     15      5      *
September 25, 2019 ...........      74     13      2      *      *      75      30     11      3      *
September 25, 2020 ...........      71     11      1      *      *      72      26      8      2      *
September 25, 2021 ...........      68      9      1      *      *      69      22      6      1      *
September 25, 2022 ...........      64      8      1      *      *      66      18      4      1      *
September 25, 2023 ...........      61      6      *      *      *      62      15      3      *      *
September 25, 2024 ...........      57      5      *      *      *      58      12      2      *      *
September 25, 2025 ...........      53      4      *      *      *      54      10      2      *      *
September 25, 2026 ...........      49      3      *      *      *      50       8      1      *      *
September 25, 2027 ...........      44      3      *      *      *      46       7      1      *      *
September 25, 2028 ...........      40      2      *      *      *      41       5      *      *      *
September 25, 2029 ...........      35      2      *      *      *      36       4      *      *      *
September 25, 2030 ...........      30      1      *      *      *      31       3      *      *      *
September 25, 2031 ...........      24      1      *      *      *      25       2      *      *      *
September 25, 2032 ...........      18      1      *      *      *      19       1      *      *      *
September 25, 2033 ...........      12      *      *      *      0      12       1      *      *      *
September 25, 2034 ...........       6      *      *      *      0       6       *      *      *      *
September 25, 2035 ...........       0      0      0      0      0       0       0      0      0      0
Weighted Average Life
   (in years) to Maturity** ..   19.14   6.86   3.71   2.45   1.79   19.41   11.96   9.40   8.20   6.08

----------
+    Rounded to the nearest whole percentage (other than any numbers designated with an asterisk).

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

                                      S-61

LAST SCHEDULED DISTRIBUTION DATE

          The Last Scheduled Distribution Date for the offered certificates is the Distribution Date in November 2035. Because the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each class of offered certificates will depend on the rate of payment (including prepayments)
of the Mortgage Loans, the Class Certificate Balance or Notional Amount of any
class could be reduced to zero significantly earlier or later than the Last
Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield,
Prepayment and Maturity Considerations -- Prepayment Considerations and Risks"
and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

THE SUBORDINATED CERTIFICATES

          General. The weighted average life of, and the yield to maturity on, the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans as described under "The Mortgage Pool -- General" and "--
Underwriting Process." If the actual rate and severity of losses on the Mortgage
Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the
Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class
Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses"), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the Class Certificate Balances of the certificates (other than the Class P Certificates), following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution
Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of
the Due Date occurring in the month of the Distribution Date. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the certificates, Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class PO
Certificateholders otherwise available for distribution on the subordinated certificates to the extent of reimbursement for Class PO Deferred Amounts on the
Class PO Certificates. See "Description of the Certificates -- Allocation of
Losses" in this prospectus supplement.

          If on any Distribution Date, the Applicable Credit Support Percentage
for any class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the Restricted
Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

                                      S-62

                               CREDIT ENHANCEMENT

SUBORDINATION

          Any Realized Losses, other than Excess Losses, that would otherwise be allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-10 and
Class A-12 Certificates will instead be allocated to the Class A-5 Certificates until its Class Certificate Balance is reduced to zero. See "Description of the
Certificates--Allocation of Losses" in this prospectus supplement.

          The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1
Certificates) to receive the distributions that are allocated to the subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against
Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses,
Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage
Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount,
respectively, as described in the following paragraphs. The applicable Non-PO
Percentage of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation. In addition, the Certificate Balance of the subordinated certificates having the highest numerical designation will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

          The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

o    Special Hazard Losses in an initial amount expected to be up to approximately $4,595,421 (the "SPECIAL HAZARD LOSS COVERAGE AMOUNT"),

o    Bankruptcy Losses in an initial amount expected to be up to approximately
     $150,000 (the "BANKRUPTCY LOSS COVERAGE AMOUNT"), and

o    Fraud Losses in an initial amount expected to be up to approximately $
     11,167,781 (the "FRAUD LOSS COVERAGE AMOUNT").

          The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

o    that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans, incurred since the closing date, or

o    the greatest of

               o    1% of the aggregate of the principal balances of the
                    Mortgage Loans,

               o    twice the principal balance of the largest Mortgage Loan,
                    and

               o    the aggregate principal balances of the Mortgage Loans,
                    secured by mortgaged properties located in the single
                    California postal zip code area having the highest aggregate principal balance of any ZIP code area.

                                      S-63

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

          The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, the Fraud
Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off
Date, to zero and on the first, second, third and fourth anniversaries of the
Cut-off Date, to an amount equal to the lesser of:

o    2% of the then current pool principal balance, in the case of the first such anniversary and 1% as of the second, third and fourth such anniversaries,

and

o    the excess of:

          o    the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

          o    the cumulative amount of Fraud Losses allocated to the
               Certificates since the preceding anniversary.

          The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

          The amount of coverage provided by the subordinated certificates for
Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud
Losses.

          A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a
Mortgage Loan. In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the master servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction or
Deficient Valuation.

                                 USE OF PROCEEDS

          We expect the proceeds to the depositor from the sale of the offered certificates (other than the Class PO Certificates) to be approximately
100.1976% of the aggregate Class Certificate Balance of these classes of certificates, plus accrued interest, before deducting issuance expenses payable by the depositor.

          The depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the Mortgage Loans.

                                      S-64

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          For federal income tax purposes, the trust fund (exclusive of the
Yield Maintenance Agreement and the yield maintenance reserve fund) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "MASTER REMIC", and each REMIC below the Master REMIC will be referred to as an "UNDERLYING REMIC." Each underlying REMIC will issue multiple classes of uncertificated interests (the "UNDERLYING REMIC REGULAR INTERESTS"), which will be designated as the regular interests in such underlying REMIC and will be held by the REMIC directly above such underlying REMIC in a tiered structure.
The assets of the lowest REMIC in this tiered structure will consist of the
Mortgage Loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificate, the
"REGULAR CERTIFICATES"). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master
REMIC will consist of the underlying REMIC Regular Certificates (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). If there are one or more underlying
REMICs, the aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Regular
Certificates issued by the Master REMIC.

          Each class of Regular Certificates will represent beneficial ownership of regular interests issued by the Master REMIC. In addition, the Class A-6,
Class A-8 and Class A-10 Certificates will represent a beneficial interest in the right to receive payments of Yield Supplement Amounts.

          Upon the issuance of the certificates, Sidley Austin Brown & Wood LLP
("TAX COUNSEL"), will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, that each
REMIC created under the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as
amended (the "CODE"), and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that any rights of the holders of the Class A-6, Class A-8 or Class A-10
Certificates to receive payments from the related yield maintenance reserve fund will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations Section
1.860G-2(i). The term "INTEREST RATE CAP AGREEMENT" refers to the rights of the holders of the Class A-6, Class A-8 or Class A-10 Certificates to receive payments of Yield Supplement Amounts.

TAXATION OF THE REGULAR CERTIFICATES

          The following discussion assumes that the rights of the holders of the
Class A-6, Class A-8 or Class A-10 Certificates under the Interest Rate Cap
Agreement will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Yield Supplement Amounts to holders of the Class
A-6, Class A-8 or Class A-10 Certificates who are non-U.S. Persons. Prospective
investors in the Regular Certificates should consult their tax advisors regarding their appropriate tax treatment.

          A holder of the Class A-6, Class A-8 or Class A-10 Certificate must allocate the purchase price for such certificate between two components--the
REMIC Regular Interest component and the Interest Rate Cap Agreement component.
For information reporting purposes, it will be assumed in accordance with the pooling and servicing agreement that, with respect to the Class A-6, Class A-8 and Class A-10 Certificates, the Interest Rate Cap Agreement component will have an insubstantial value relative to the value of the Regular Interest component.
The IRS could, however, argue that the Interest Rate Cap Agreement component has a greater value, and if that argument were to be sustained, the Regular Interest component could be viewed as having been issued with either an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium
(which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax
Consequences--Taxation of Interests" in the prospectus.

                                      S-65

          Upon the sale, exchange, or other disposition of Class A-6, Class A-8 or Class A-10 Certificates, the holder must allocate the amount realized between the two components of the certificate (that is, the Regular Interest component and the Interest Rate Cap Agreement component) based on the relative fair market values of those components at the time of sale. Assuming that these certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap
Agreement component should be capital gain or loss, and, gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Regular
Interest component of such a certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

          (1) the amount that would have been includible in the holder's gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section
1274(d) of the Code determined as of the date of purchase of the certificate over

          (2) the amount actually included in such holder's income.

As stated above, a portion of the purchase prices paid by a holder to acquire the Class A-6, Class A-8 or Class A-10 Certificates will be attributable to the
Interest Rate Cap Agreement component of such certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of such certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under the level yield constant interest method discussed below, the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.
Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest
Rate Cap Agreement component of such a certificate.

          Any payments received by a holder of Class A-6, Class A-8 or Class
A-10 Certificates from the related yield maintenance reserve fund will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceeds that year's amortized price of the Interest Rate Cap Agreement component, such excess is ordinary income to a holder of the related class of certificates. If for any year the amount of that year's amortized price exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction to a holder of such class of certificates. In the case of an individual, such deduction will be (i) an "item of preference" for purposes of the "alternative minimum tax" imposed by section
55 of the Code, (ii) subject to the 2% floor imposed on miscellaneous itemized deductions under section 67 of the Code and (iii) may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.

          The Regular Interest component of the Class A-6, Class A-8 and Class
A-10 Certificates and the other Regular Certificates in their entirety will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Regular Interest component of the Class A-6, Class A-8 and Class A-10 Certificates and the other Regular Certificates in their entirety must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

          The Class PO Certificates and the Notional Amount Certificates will, and the other classes of offered certificates may, be treated for federal income tax purposes as having been issued with OID. The OID on the Class PO
Certificates will equal the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, the Notional
Amount Certificates will be treated as having OID for federal income tax purposes in an amount equal to the excess of (1) the sum of all payments on the
Notional Amount Certificates, determined under the prepayment assumption over
(2) the price at which the Notional Amount Certificates are issued. The OID regulations sections suggest that OID with respect to securities similar to the
Class A-X Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, OID with respect to the uncertificated regular interests represented by the Class A-X Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall

                                      S-66

constant yield and the Prepayment Assumption, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations. For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment
Assumption. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. Prospective purchasers of the
Regular Certificates should consult with their tax advisors regarding the treatment of the Regular Certificates under the Treasury regulations concerning
OID. See "Yield, Prepayment and Maturity Considerations" and "Material Federal
Income Tax Consequences" in the prospectus.

          Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period)
result in the accrual of negative amounts of OID on the certificates issued with
OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificateholder would be entitled if there were no further prepayments of the Mortgage Loans.

          If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences--REMIC Certificates--a.
Regular Certificates" in the prospectus.

TAX TREATMENT OF OFFERED CERTIFICATES FOR CERTAIN PURPOSES

          As described more fully under "Material Federal Income Tax
Consequences" in the prospectus, the Regular Interest component of the Class
A-6, Class A-8 and Class A-10 Certificates and the other Regular Certificates in their entirety will represent "real estate assets" under section 856(c)(5)(B) of the Code and qualifying assets under section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the trust fund will be so treated, and income on the Regular Interest component of the Class A-6, Class A-8 and
Class A-10 Certificates and the other Regular Certificates in their entirety will represent "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B) of the Code in the same proportion or greater that the income on the assets of the trust fund will be so treated. The Regular Interest component of the Class A-6, Class A-8 and
Class A-10 Certificates and the other Regular Certificates in their entirety will represent qualifying assets under section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code. The Interest
Rate Cap Agreement component of the Class A-6, Class A-8 and Class A-10
Certificates will not, however, qualify as an asset described in section
7701(a)(19)(C) of the Code or as a real estate asset under section 856(c)(5)(B)
of the Code.

THE YIELD MAINTENANCE RESERVE FUNDS

          Each yield maintenance reserve fund shall be treated as an outside reserve fund, within the meaning of Treasury Regulation Section 1.860G-2(h), that is beneficially owned by the Cap Counterparty. For tax information reporting purposes, the rights of the Class A-6, Class A-8 and Class A-10
Certificates to receive payments from the related yield maintenance reserve fund shall be treated as rights to receive payments under an interest rate cap contract written by the Cap Counterparty in favor of the beneficial owners of the Class A-6, Class A-8 and Class A-10 Certificates. Beneficial owners of the
Class A-6, Class A-8 and Class A-10 Certificates should consult their tax advisors concerning the tax accounting for payments made from the related yield maintenance reserve fund.

TAXATION OF THE RESIDUAL CERTIFICATES

          The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a
Residual Certificate recognized by a holder may be treated as "excess inclusion"
income, which with limited exceptions, cannot be reduced by deductions
(including net operating losses) and in all cases is subject to U.S. federal income tax.

                                      S-67

          In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

          Purchasers of the Class A-R Certificates are encouraged to consider carefully the tax consequences of an investment in such Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC
Certificates -- b. Residual Certificates" in the prospectus. In particular, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether a Class A-R Certificate will be treated as a "noneconomic"
residual interest, as a "tax avoidance potential" residual interest or as both.
Among other things, holders of Class A-R Certificates that are treated as
"noneconomic residual interests" under the Code should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Class A-R Certificates. See "Material Federal
Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual
Certificates -- Noneconomic Residual Certificates," and "Material Federal Income
Tax Consequences -- b. Residual Certificate," "-- Excess Inclusions" in the
prospectus.

                              ERISA CONSIDERATIONS

          Any fiduciary of an employee benefit or other plan or arrangement
(such as an individual retirement account or Keogh plan) that is subject to the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "PLAN") that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See
"ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits
"parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that
Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

          Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the
ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.
Any of those plans that is qualified and exempt from taxation under Sections
401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the
Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

          The U.S. Department of Labor has granted the underwriters
substantially identical administrative exemptions (each, an "EXEMPTION") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the
Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans.
The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing plan be an "accredited investor" as defined in
Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                      S-68

          For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

          It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class PO and Class
A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund. The rating of a certificate may change.
If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P, Fitch or Moody's Investors Service, Inc., certificates of that class will no longer be eligible for relief under the
Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

          BECAUSE THE CLASS PO CERTIFICATES ARE NOT BEING PURCHASED BY ANY
UNDERWRITER TO WHOM AN EXEMPTION SIMILAR TO THE EXEMPTION HAS BEEN GRANTED, THAT
CLASS OF CERTIFICATES DOES NOT CURRENTLY MEET THE REQUIREMENTS OF THE EXEMPTION
OR ANY COMPARABLE INDIVIDUAL ADMINISTRATIVE EXEMPTION GRANTED TO ANY
UNDERWRITER. CONSEQUENTLY, THE CLASS PO CERTIFICATES MAY BE TRANSFERRED ONLY IF
THE CONDITIONS IN THE FIRST OR THIRD BULLET POINTS IN THE NEXT PARAGRAPH ARE
MET.

          BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET
THE REQUIREMENTS OF THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A
PLAN MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION GIVING RISE TO EXCISE TAXES OR
CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A-R CERTIFICATES. CONSEQUENTLY,
TRANSFERS OF THE CLASS A-R CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT,
BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE
EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

o    A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND
     IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS
     NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS
     TO EFFECT THE TRANSFER;

o    A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS
     PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY
     GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION
     CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF
     THE CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER
     SECTIONS I AND III OF PTCE 95-60; OR

o    AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND
     HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON ACTING ON BEHALF OF A
     PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED
     TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT
     THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE
     UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

THE FIRST REPRESENTATION WILL BE DEEMED TO HAVE BEEN MADE BY THE TRANSFEREE'S
ACCEPTANCE OF A CLASS PO CERTIFICATE. IF THE REPRESENTATION IS NOT TRUE, OR ANY
ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A
PLAN'S ASSETS IS INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL, THE
ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID.

          Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan
Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each
Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                      S-69

          The sale of offered certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by
Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the underwriting agreement among the depositor, Morgan Stanley & Co. Incorporated ("MORGAN
STANLEY"), Credit Suisse First Boston LLC ("CSFB") and Lehman Brothers Inc.
("LEHMAN" and, collectively with Morgan Stanley and CSFB, the "UNDERWRITERS"), the depositor has agreed to sell the senior certificates, other than the Class
A-X and Class PO Certificates (the "MORGAN STANLEY UNDERWRITTEN Certificates"),
to Morgan Stanley, the Class A-X Certificates to CSFB (the "CSFB UNDERWRITTEN
CERTIFICATES"), and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5
and Class B-6 Certificates (the "LEHMAN UNDERWRITTEN CERTIFICATES" and, together with the Morgan Stanley Underwritten Certificates and the CSFB Underwritten
Certificates, the "UNDERWRITTEN CERTIFICATES") to Lehman.

          Distribution of the Underwritten Certificates will be made by the applicable underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriters and any dealers that participate with the underwriters in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits or resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the
Securities Act of 1933, as amended.

          The depositor has been advised by each underwriter that it intends to make a market in the Underwritten Certificates purchased by it but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

          The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

          The Class PO Certificates may be offered by the seller or the depositor (or an affiliate) from time to time directly or through underwriters or agents in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class PO
Certificates may be deemed to be "underwriters" within the meaning of the
Securities Act of 1933 and any profit on the sale of those certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the
Securities Act.

                                  LEGAL MATTERS

          The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin
Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by McKee Nelson LLP.

                                     RATINGS

          It is a condition to the issuance of the senior certificates that they be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
("S&P"). It is a condition to the issuance of the senior certificates (other than the Class A-5 Certificates) that they be rated Aaa by Moody's Investors
Service, Inc. ("MOODY'S"), and it

                                      S-70

is a condition to the issuance of the Class A-5 Certificates that they be rated at least Aa1 by Moody's. It is a condition to the issuance of the Class B-1,
Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates that they be rated at least AA+, AA, A+, A, BBB+ and BBB, respectively, by S&P. It is a condition to the issuance of the Class B-1, Class B-3 and Class B-5 Certificates
that they be rated at least Aa2, A2 and Baa2, respectively, by Moody's.

          The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by S&P to the Notional Amount Certificates do not address whether investors will recoup their initial investments.

          The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by Moody's to the Notional Amount
Certificates do not address whether investors will recoup their initial investments.

          The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

          The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

          The ratings on the Class A-6, Class A-8 and Class A-10 Certificates do
not address the likelihood that any Yield Supplement Amount will be paid to the holders of any such class of certificates.

          The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                      S-71

                                   SCHEDULE 1

                                YIELD              YIELD              YIELD
                             MAINTENANCE        MAINTENANCE        MAINTENANCE
                          NOTIONAL BALANCE   NOTIONAL BALANCE   NOTIONAL BALANCE
                            OF CLASS A-6       OF CLASS A-8       OF CLASS A-10
DISTRIBUTION DATE         CERTIFICATES ($)   CERTIFICATES ($)   CERTIFICATES ($)
-----------------------   ----------------   ----------------   ----------------
November 2005               73,800,797.80      24,600,265.93      19,640,239.34
December 2005               72,502,475.57      24,167,491.86      19,250,742.67
January 2006                71,107,950.43      23,702,650.14      18,832,385.13
February 2006               69,620,455.22      23,206,818.41      18,386,136.56
March 2006                  68,043,554.26      22,681,184.75      17,913,066.28
April 2006                  66,381,131.57      22,127,043.86      17,414,339.47
May 2006                    64,637,376.98      21,545,792.33      16,891,213.09
June 2006                   62,816,770.40      20,938,923.47      16,345,031.12
July 2006                   60,924,064.20      20,308,021.40      15,777,219.26
August 2006                 59,045,484.88      19,681,828.29      15,213,645.47
September 2006              57,190,292.21      19,063,430.74      14,657,087.66
October 2006                55,378,483.73      18,459,494.58      14,113,545.12
November 2006               53,609,056.05      17,869,685.35      13,582,716.81
December 2006               51,881,028.87      17,293,676.29      13,064,308.66
January 2007                50,193,444.48      16,731,148.16      12,558,033.34
February 2007               48,545,367.19      16,181,789.06      12,063,610.16
March 2007                  46,935,882.88      15,645,294.29      11,580,764.86
April 2007                  45,364,098.47      15,121,366.16      11,109,229.54
May 2007                    43,829,141.45      14,609,713.82      10,648,742.43
June 2007                   42,330,159.41      14,110,053.14      10,199,047.82
July 2007                   40,866,319.57      13,622,106.52       9,759,895.87
August 2007                 39,436,808.35      13,145,602.78       9,331,042.51
September 2007              38,040,830.90      12,680,276.97       8,912,249.27
October 2007                36,677,610.70      12,225,870.23       8,503,283.21
November 2007               35,346,389.11      11,782,129.70       8,103,916.73
December 2007               34,046,424.98      11,348,808.33       7,713,927.50
January 2008                32,776,994.27      10,925,664.76       7,333,098.28
February 2008               31,537,389.58      10,512,463.19       6,961,216.88
March 2008                  30,326,919.88      10,108,973.29       6,598,075.96
April 2008                  29,144,910.02       9,714,970.01       6,243,473.01
May 2008                    27,990,700.46       9,330,233.49       5,897,210.14
June 2008                   26,863,646.85       8,954,548.95       5,559,094.06
July 2008                   25,763,119.72       8,587,706.57       5,228,935.92
August 2008                 24,688,504.09       8,229,501.36       4,906,551.23
September 2008              23,639,199.21       7,879,733.07       4,591,759.76
October 2008                22,614,618.16       7,538,206.05       4,284,385.45
November 2008               21,614,187.59       7,204,729.20       3,984,256.28
December 2008               20,637,347.35       6,879,115.78       3,691,204.21
January 2009                19,683,550.25       6,561,183.42       3,405,065.08
February 2009               18,752,261.73       6,250,753.91       3,125,678.52
March 2009                  17,842,959.56       5,947,653.19       2,852,887.87
April 2009                  16,955,133.57       5,651,711.19       2,586,540.07
May 2009                    16,088,285.37       5,362,761.79       2,326,485.61
June 2009                   15,241,928.10       5,080,642.70       2,072,578.43
July 2009                   14,415,586.13       4,805,195.38       1,824,675.84
August 2009                 13,608,794.82       4,536,264.94       1,582,638.45

                                      S-72

                                YIELD              YIELD              YIELD
                             MAINTENANCE        MAINTENANCE        MAINTENANCE
                          NOTIONAL BALANCE   NOTIONAL BALANCE   NOTIONAL BALANCE
                            OF CLASS A-6       OF CLASS A-8       OF CLASS A-10
DISTRIBUTION DATE         CERTIFICATES ($)   CERTIFICATES ($)   CERTIFICATES ($)
-----------------------   ----------------   ----------------   ----------------
September 2009              12,821,100.27       4,273,700.09       1,346,330.08
October 2009                12,052,059.07       4,017,353.02       1,115,617.72
November 2009               11,301,238.05       3,767,079.35         890,371.41
December 2009               10,568,214.06       3,522,738.02         670,464.22
January 2010                 9,852,573.74       3,284,191.25         455,772.12
February 2010                9,153,913.26       3,051,304.42         246,173.98
March 2010                   8,471,838.17       2,823,946.06          41,551.45
April 2010                   7,805,963.10       2,601,987.70               0.00
May 2010                     7,155,911.63       2,385,303.88               0.00
June 2010                    6,521,316.02       2,173,772.01               0.00
July 2010                    5,901,817.05       1,967,272.35               0.00
August 2010                  5,297,063.81       1,765,687.94               0.00
September 2010               4,706,713.53       1,568,904.51               0.00
October 2010                 4,130,431.34       1,376,810.45               0.00
November 2010                3,782,709.76       1,260,903.25               0.00
December 2010                3,447,033.21       1,149,011.07               0.00
January 2011                 3,123,101.67       1,041,033.89               0.00
February 2011                2,810,622.38         936,874.13               0.00
March 2011                   2,509,309.61         836,436.54               0.00
April 2011                   2,218,884.54         739,628.18               0.00
May 2011                     1,939,075.09         646,358.36               0.00
June 2011                    1,669,615.77         556,538.59               0.00
July 2011                    1,410,247.54         470,082.51               0.00
August 2011                  1,160,717.65         386,905.88               0.00
September 2011                 920,779.52         306,926.51               0.00
October 2011                   690,192.57         230,064.19               0.00
November 2011                  521,964.54         173,988.18               0.00
December 2011                  361,485.55         120,495.18               0.00
January 2012                   208,543.16          69,514.39               0.00
February 2012                   62,930.21          20,976.74               0.00
March 2012 and
   thereafter                        0.00               0.00               0.00

                                      S-73

                             INDEX OF DEFINED TERMS

accredited investor................................................         S-68
adjusted net mortgage rate.........................................         S-26
advance............................................................         S-27
Applicable Credit Support Percentage...............................         S-44
Available Funds....................................................         S-35
Bankruptcy Loss Coverage Amount....................................         S-63
Bankruptcy Losses..................................................         S-47
BBA................................................................         S-34
Book-Entry Certificates............................................         S-30
Calculation Agent..................................................         S-34
Cap Counterparty...................................................         S-38
Certificate Account................................................         S-34
Certificate Owners.................................................         S-30
CI.................................................................         S-31
Class Certificate Balance..........................................         S-28
Class PO Deferred Amount...........................................         S-46
Class Subordination Percentage.....................................         S-44
Clearstream, Luxembourg............................................         S-31
Closing Date.......................................................          S-4
Code...............................................................         S-65
Compensating Interest..............................................         S-27
Cooperative........................................................         S-32
CPR................................................................         S-48
CSFB...............................................................         S-70
CSFB Underwritten Certificates.....................................         S-70
Cut-off Date.......................................................          S-4
Cut-off Date Pool Principal Balance................................         S-16
DBC................................................................         S-31
Debt Service Reduction.............................................         S-64
Deficient Valuation................................................         S-64
Definitive Certificate.............................................         S-30
Determination Date.................................................         S-27
Discount Mortgage Loan.............................................         S-40
Distribution Account...............................................         S-34
Distribution Date..................................................         S-35
DTC................................................................    S-30, A-1
DTC Rules..........................................................         S-30
Due Date...........................................................         S-16
Due Period.........................................................         S-30
due-on-sale........................................................         S-50
equity interests...................................................         S-68
ERISA .............................................................         S-68
Euroclear..........................................................         S-30
Euroclear Operator.................................................         S-32
Euroclear Participants.............................................         S-32
European Depositaries..............................................         S-30
excess inclusion...................................................         S-67
Excess Losses......................................................         S-47
Exemption..........................................................         S-68
Expense Fee Rate...................................................         S-26
Expense Fees.......................................................         S-26
FICO Credit Scores.................................................         S-17
Financial Intermediary.............................................         S-30
Fraud Loss Coverage Amount.........................................         S-63
Fraud Losses.......................................................         S-47
Global Securities..................................................          A-1
Indirect Participants..............................................         S-30
IndyMac Bank.......................................................         S-16
Interest Distribution Amount.......................................         S-36
Interest Only Loans................................................         S-16
Interest Rate Cap Agreement........................................         S-65
Interest Settlement Rate...........................................         S-34
Lehman Underwritten Certificates...................................         S-70
LIBOR Certificates.................................................         S-34
LIBOR Determination Date...........................................         S-34
Liquidated Mortgage Loan...........................................         S-47
Loan-to-Value Ratio................................................         S-17
London Business Day................................................         S-34
Master REMIC.......................................................         S-65
Moneyline Telerate Page 3750.......................................         S-34
Moody's............................................................    S-3, S-70
Morgan Stanley.....................................................   S-39, S-70
Morgan Stanley Underwritten Certificates...........................         S-70
Mortgage Loans.....................................................         S-16
Mortgage Rate......................................................         S-17
Net Interest Shortfall.............................................         S-37
New CI.............................................................         S-32
Non-Discount Mortgage Loan.........................................         S-40
Non-PO Formula Principal Amount....................................         S-40
Non-PO Percentage..................................................         S-40
Notional Amount....................................................   S-29, S-30
Notional Amount Certificates.......................................         S-29
offered certificates...............................................         S-28
OID................................................................         S-65
Original Applicable Credit Support Percentage......................         S-44
original subordinate principal balance.............................         S-43
Participants.......................................................         S-30
Plan...............................................................         S-68
PO Formula Principal Amount........................................         S-45
PO Percentage......................................................         S-40
PPC................................................................         S-48
Prepayment Assumption..............................................         S-48
prepayment interest shortfall......................................         S-37
Prepayment Period..................................................         S-42
Prepayment Shift Percentage........................................         S-42
Priority Amount....................................................         S-41
Priority Percentage................................................         S-42
private certificates...............................................         S-28

                                      S-74

PTCE 95-60.........................................................         S-69
Realized Loss......................................................         S-47
Record Date........................................................         S-35
Regular Certificates...............................................         S-65
REIT...............................................................         S-24
Relevant Depositary................................................         S-30
Relief Act Reduction...............................................         S-37
Restricted Classes.................................................         S-44
S&P................................................................    S-3, S-70
Scheduled Principal Distribution Amount............................         S-41
senior certificates................................................         S-28
Senior Credit Support Depletion Date...............................         S-42
Senior Liquidation Amount..........................................         S-42
Senior Percentage..................................................         S-43
Senior Prepayment Percentage.......................................         S-43
Senior Principal Distribution Amount...............................         S-42
SGVB...............................................................         S-24
Shift Percentage...................................................         S-42
Special Hazard Loss Coverage Amount................................         S-63
Special Hazard Losses..............................................         S-47
Special Hazard Mortgage Loan.......................................         S-47
Stated Principal Balance...........................................         S-42
subordinated certificates..........................................         S-28
Subordinated Principal Distribution Amount.........................         S-45
Subsequent Recoveries..............................................         S-47
Substitution Adjustment Amount.....................................         S-21
Tax Counsel........................................................         S-65
Terms and Conditions...............................................         S-32
U.S. Person........................................................          A-4
underlying REMIC...................................................         S-65
underlying REMIC Regular Interests.................................         S-65
underwriters.......................................................         S-70
Underwritten Certificates..........................................         S-70
Unscheduled Principal Distribution Amount..........................         S-41
Yield Maintenance Agreement........................................         S-38
Yield Maintenance Agreement Termination Date.......................         S-39
Yield Maintenance Notional Balance.................................         S-38
yield maintenance reserve fund.....................................         S-39
Yield Supplement Amount............................................         S-37

                                      S-75

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the offered certificates, other than the Class A-R Certificates, will be offered globally (the "GLOBAL
SECURITIES") and will be available only in book-entry form. Investors in the
Global Securities may hold such Global Securities through The Depository Trust
Company ("DTC") and, upon request, through Clearstream or Euroclear. The Global
Securities will be tradable as home market instruments in both the European and
U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and
DTC Participants holding Certificates will be effected on a
delivery-against-payment basis through the respective Depositaries of
Clearstream and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be
Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and
Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as
DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary Global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

                                       A-1

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC Seller and Clearstream or Euroclear purchaser.
When Global Securities are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear
Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective
Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year comprised of twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the
Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or
Euroclear Participant's account. The Securities credit will appear the next day
(European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or
Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours,
DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of a 360-day year comprised of twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear
Participant the following day, and receipt of the cash proceeds in the
Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear
Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-

                                       A-2

day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or
Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their
          Clearstream or Euroclear accounts) in accordance with the clearing
          System's Customary procedures;

               2. borrowing the Global Securities in the U.S. from a DTC
          Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their
          Clearstream or Euroclear account in order to settle the sale side of the trade; or

               3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the
          Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding Securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the
U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          o    Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed
               Form W-8BEN (Certificate of Foreign Status of Beneficial Owner
               for United States Tax Withholding). Non-U.S. Persons that are
               Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN
               (Certificate of Foreign Status of Beneficial Owner for United
               States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply to nominees and entities treated as partnerships that are not U.S. Persons.

          o    Exemption for non-U.S. Persons with effectively connected income
               (Form W-8ECI). A non-U.S. Person, including a non-U.S.
               corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign
               Person's Claim for Exemption from Withholding on Income
               Effectively Connected with the Conduct of a Trade or Business in the United States).

          o    Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9
               (Payer's Request for Taxpayer Identification Number and
               Certification).

          In each case, the Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the end of the third succeeding

                                       A-3

calendar year after the date such form is signed unless the information provided in the form changes. If information in the form changes, a new form must be provided within 30 days of such change.

The term "U.S. PERSON" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia
(unless, in the case of a partnership, Treasury regulations provide otherwise)
or (iii) an estate the income of which is includible in gross income for United
States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global
Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                       A-4

PROSPECTUS

                                INDYMAC MBS, INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

--------------------------------------------------------------------------------
PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE CERTIFICATES UNDER "RISK FACTORS" BEGINNING ON PAGE 4.
--------------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by IndyMac MBS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o    first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

o    mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie
     Mae, or Freddie Mac, or

o    private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

THE CERTIFICATES

IndyMac MBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF CERTIFICATES

The certificates may be offered through several different methods, including offerings through underwriters.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

September 28, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Important Notice About Information In This
   Prospectus and Each Accompanying
   Prospectus Supplement.................................................     3
Risk Factors.............................................................     4
   Limited Source Of Payments -- No
      Recourse to Sellers, Depositor or
         Servicer........................................................     4
   Credit Enhancement May Not Be Sufficient
      To Protect You From Losses.........................................     5
   Losses On Balloon Payment Mortgages Are
      Borne By You.......................................................     6
   Nature of Mortgages...................................................     6
   You Could Be Adversely Affected By
      Violations Of Environmental Laws...................................     9
   Ratings of the Certificates Do Not Assure
      Their Payment......................................................     9
   Book-Entry Registration...............................................    11
   Bankruptcy or Insolvency May Affect the
      Timing and Amount of Distributions on

   Incorporation of Certain Documents by

   Indices Applicable to Floating Rate and

   Insurance Policies, Surety Bonds and

   Payments on Mortgage Assets; Deposits to

   Servicing and Other Compensation and

   Certain Matters Regarding the Master

   Anti-Deficiency Legislation and Other

   Tax-Related Restrictions on Transfers of

                                        2

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

          Information about each series of certificates is contained in two separate documents:

          o    this prospectus, which provides general information, some of which may not apply to a particular series; and

          o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

          The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

          You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

          If you require additional information, the mailing address of our principal executive offices is IndyMac MBS, Inc., 155 North Lake Avenue,
Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund--Incorporation of Certain Documents by Reference" beginning on page 24.

                                        3

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                                  RISK FACTORS

          You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

LIMITED SOURCE OF PAYMENTS--     The applicable prospectus supplement may
NO RECOURSE TO SELLERS,          provide that certificates will be payable from
DEPOSITOR OR SERVICER            other trust funds in addition to their
                                 associated trust fund, but if it does not, they
                                 will be payable solely from their associated
                                 trust fund. If the trust fund does not have
                                 sufficient assets to distribute the full amount
                                 due to you as a certificateholder, your yield
                                 will be impaired. The return of your principal
                                 may be impaired, and you will not have recourse
                                 to any other entity. Furthermore, at the times
                                 specified in the applicable prospectus
                                 supplement, certain assets of the trust fund
                                 may be released and paid out to other people,
                                 such as the depositor, a servicer, a credit
                                 enhancement provider, or any other person
                                 entitled to payments from the trust fund. Those
                                 assets will no longer be available to make
                                 payments to you. Those payments are generally
                                 made after other specified payments that may be
                                 set forth in the applicable prospectus
                                 supplement have been made.

                                 You will not have any recourse against the
                                 depositor or any servicer if you do not receive
                                 a required distribution on the certificates.
                                 Unless otherwise specified in the applicable
                                 prospectus supplement, you also will not have
                                 recourse against the assets of the trust fund
                                 of any other series of certificates.

                                 The certificates will not represent an interest
                                 in the depositor, any servicer, any seller to
                                 the depositor, or any one else except the trust
                                 fund. The only obligation of the depositor to a
                                 trust fund comes from certain representations
                                 and warranties made by it about assets
                                 transferred to the trust fund. If these
                                 representations and warranties turn out to be
                                 untrue, the depositor may be required to
                                 repurchase some of the transferred assets.
                                 IndyMac MBS, Inc., which is the depositor, does
                                 not have significant assets and is unlikely to
                                 have significant assets in the future. If the
                                 depositor were required to repurchase a loan
                                 because of a breach of a representation, its
                                 only sources of funds for the repurchase would
                                 be:

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                                        4

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                                 o    funds obtained from enforcing a
                                      corresponding obligation of a seller or
                                      originator of the loan, or

                                 o    funds from a reserve fund or similar
                                      credit enhancement established to pay for
                                      loan repurchases.

                                 The only obligations of the master servicer to
                                 a trust fund (other than its master servicing
                                 obligations) comes from certain representations
                                 and warranties made by it in connection with
                                 its loan servicing activities. If these
                                 representations and warranties turn out to be
                                 untrue, the master servicer may be required to
                                 repurchase some of the loans. However, the
                                 master servicer may not have the financial
                                 ability to make the required repurchase.

                                 The only obligations to a trust fund of a
                                 seller of loans to the depositor comes from
                                 certain representations and warranties made by
                                 it in connection with its sale of the loans and
                                 certain document delivery requirements. If
                                 these representations and warranties turn out
                                 to be untrue, or the seller fails to deliver
                                 required documents, it may be required to
                                 repurchase some of the loans. However, the
                                 seller may not have the financial ability to
                                 make the required repurchase.

CREDIT ENHANCEMENT MAY NOT BE    Credit enhancement is intended to reduce the
SUFFICIENT TO PROTECT YOU FROM   effect of loan losses. Credit enhancements,
LOSSES                           however, may benefit only some classes of a
                                 series of certificates and the amount of any
                                 credit enhancement will be limited as described
                                 in the applicable prospectus supplement.
                                 Furthermore, the amount of a credit enhancement
                                 may decline over time pursuant to a schedule or
                                 formula or otherwise, and could be depleted
                                 from payments or for other reasons before the
                                 certificates covered by the credit enhancement
                                 are paid in full. In addition, a credit
                                 enhancement may not cover all potential sources
                                 of loss. For example, a credit enhancement may
                                 or may not cover fraud or negligence by a loan
                                 originator or other parties. Also, the trustee
                                 may be permitted to reduce, substitute for, or
                                 even eliminate all or a portion of a credit
                                 enhancement so long as the rating agencies that
                                 have rated the certificates at the request of
                                 the depositor indicate that that would not
                                 cause them to adversely change their rating of
                                 the certificates. Consequently,
                                 certificateholders may suffer losses even

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                                        5

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                                 though a credit enhancement exists and its
                                 provider does not default.

LOSSES ON BALLOON PAYMENT        Some of the underlying loans may not be fully
MORTGAGES ARE BORNE BY YOU       amortizing over their terms to maturity and,
                                 thus, will require substantial principal
                                 payments (that is, balloon payments) at their
                                 stated maturity. Loans with balloon payments
                                 involve a greater degree of risk than fully
                                 amortizing loans because typically the borrower
                                 must be able to refinance the loan or sell the
                                 property to make the balloon payment at
                                 maturity. The ability of a borrower to do this
                                 will depend on such factors as mortgage rates
                                 at the time of sale or refinancing, the
                                 borrower's equity in the property, the relative
                                 strength of the local housing market, the
                                 financial condition of the borrower, and tax
                                 laws. Losses on these loans that are not
                                 otherwise covered by a credit enhancement will
                                 be borne by the holders of one or more classes
                                 of certificates.

NATURE OF MORTGAGES              The value of the properties underlying the
   Declines In Property Values   loans held in the trust fund may decline over
   affect the May Adversely      time. Among the factors that could adversely
   Affect You                    value of the properties are:

                                 o    an overall decline in the residential real
                                      estate market in the areas in which they
                                      are located,

                                 o    a decline in their general condition from
                                      the failure of borrowers to maintain their
                                      property adequately, and

                                 o    natural disasters that are not covered by
                                      insurance, such as earthquakes and floods.

                                 If property values decline, the actual rates of
                                 delinquencies, foreclosures, and losses on all
                                 underlying loans could be higher than those
                                 currently experienced in the mortgage lending
                                 industry in general. These losses, to the
                                 extent not otherwise covered by a credit
                                 enhancement, will be borne by the holder of one
                                 or more classes of certificates.

   Delays in Liquidation May     Even if the properties underlying the loans
   Adversely Affect You          held in the trust fund provide adequate
                                 security for the loans, substantial delays
                                 could occur before defaulted loans are
                                 liquidated and their proceeds are forwarded to
                                 investors. Property foreclosure actions are
                                 regulated by

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                                        6

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                                 state statutes and rules and are subject to
                                 many of the delays and expenses of other
                                 lawsuits if defenses or counterclaims are made,
                                 sometimes requiring several years to complete.
                                 Furthermore, in some states if the proceeds of
                                 the foreclosure are insufficient to repay the
                                 loan, the borrower is not liable for the
                                 deficit. Thus, if a borrower defaults, these
                                 restrictions may impede the trust's ability to
                                 dispose of the property and obtain sufficient
                                 proceeds to repay the loan in full. In
                                 addition, the servicer will be entitled to
                                 deduct from liquidation proceeds all expenses
                                 reasonably incurred in attempting to recover on
                                 the defaulted loan, including legal fees and
                                 costs, real estate taxes, and property
                                 maintenance and preservation expenses.

   Disproportionate Effect of    Liquidation expenses of defaulted loans
   Liquidation Expenses May      generally do not vary directly with the
   Adversely Affect You          outstanding principal balance of the loan at
                                 the time of default. Therefore, if a servicer
                                 takes the same steps for a defaulted loan
                                 having a small remaining principal balance as
                                 it does for a defaulted loan having a large
                                 remaining principal balance, the amount
                                 realized after expenses is smaller as a
                                 percentage of the outstanding principal balance
                                 of the small loan than it is for the defaulted
                                 loan having a large remaining principal
                                 balance.

   Consumer Protection Laws      Federal, state and local laws extensively
   May Adversely Affect You      regulate various aspects of brokering,
                                 originating, servicing and collecting mortgage
                                 loans. Among other things, these laws may
                                 regulate interest rates and other charges,
                                 require disclosures, impose financial privacy
                                 requirements, mandate specific business
                                 practices, and prohibit unfair and deceptive
                                 trade practices. In addition, licensing
                                 requirements may be imposed on persons that
                                 broker, originate, service or collect mortgage
                                 loans.

                                 Additional requirements may be imposed under
                                 federal, state or local laws on so-called "high
                                 cost" mortgage loans, which typically are
                                 defined as loans that have interest rates or
                                 origination costs in excess of prescribed
                                 levels. These laws may limit certain loan
                                 terms, such as prepayment penalties, or the
                                 ability of a creditor to refinance a loan
                                 unless it is in the borrower's interest. In
                                 addition, certain of these laws may allow
                                 claims against loan brokers or mortgage
                                 originators, including claims based on fraud or
                                 misrepresentations,

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                                        7

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                                 to be asserted against persons acquiring the
                                 mortgage loans, such as the trust.

                                 The federal laws that may apply to loans held
                                 in the trust include the following:

                                 o    the Truth in Lending Act and its
                                      regulations, which (among other things)
                                      require disclosures to borrowers regarding
                                      the terms of mortgage loans and provide
                                      property owners in non-purchase money
                                      transactions with a right of rescission
                                      that generally extends for three days
                                      after proper disclosures are given (but in
                                      no event more than three years);

                                 o    the Home Ownership and Equity Protection
                                      Act and its regulations, which (among
                                      other things) imposes additional
                                      disclosure requirements and limitations on
                                      loan terms with respect to non-purchase
                                      money mortgage loans with interest rates
                                      or origination costs in excess of
                                      prescribed levels;

                                 o    the Real Estate Settlement Procedures Act
                                      and its regulations, which (among other
                                      things) prohibit the payment of referral
                                      fees for real estate settlement services
                                      and regulate escrow accounts for taxes and
                                      insurance and billing inquiries made by
                                      borrowers;

                                 o    the Equal Credit Opportunity Act and its
                                      regulations, which (among other things)
                                      generally prohibits discrimination in any
                                      aspect of a credit transaction on certain
                                      enumerated basis, such as age, race,
                                      color, sex, religion, marital status,
                                      national origin or receipt of public
                                      assistance; and

                                 o    the Fair Credit Reporting Act, which
                                      (among other things) regulates the use of
                                      consumer reports obtained from consumer
                                      reporting agencies and the reporting of
                                      payment histories to consumer reporting
                                      agencies.

                                 The penalties for violating these federal,
                                 state, or local laws vary depending on the
                                 applicable law and the particular facts of the
                                 situation. However, private plaintiffs
                                 typically may assert claims for actual damages
                                 and, in some cases, also may recover civil
                                 money penalties or exercise a right to rescind
                                 the mortgage loan. Violations of certain laws
                                 may limit the

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                                        8

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                                 ability to collect all or part of the principal
                                 or interest on a mortgage loan and, in some
                                 cases, borrowers even may be entitled to a
                                 refund of amounts previously paid. Federal,
                                 state and local administrative or law
                                 enforcement agencies also may be entitled to
                                 bring legal actions, including actions for
                                 civil money penalties or restitution, for
                                 violations of certain of these laws.

                                 Depending on the particular alleged misconduct,
                                 it is possible that claims may be asserted
                                 against various participants in the secondary
                                 mortgage market, including assignees that hold
                                 the mortgage loan, such as the trust. Losses on
                                 loans from the application of these federal,
                                 state and local laws that are not otherwise
                                 covered by a credit enhancement will be borne
                                 by the holders of one or more classes of
                                 certificates.

YOU COULD BE ADVERSELY           Federal, state, and local laws and regulations
AFFECTED BY VIOLATIONS OF        impose a wide range of requirements on
ENVIRONMENTAL LAWS               activities that may affect the environment,
                                 health, and safety. In certain circumstances,
                                 these laws and regulations impose obligations
                                 on owners or operators of residential
                                 properties such as those that secure the loans
                                 held in the trust fund. Failure to comply with
                                 these laws and regulations can result in fines
                                 and penalties that could be assessed against
                                 the trust as owner of the related property.

                                 In some states, a lien on the property due to
                                 contamination has priority over the lien of an
                                 existing mortgage. Also, under certain
                                 circumstances, a mortgage lender may be held
                                 liable as an "owner" or "operator" for costs
                                 associated with the release of petroleum or
                                 hazardous substances. If the trust fund is
                                 considered the owner or operator of a property,
                                 it will suffer losses as a result of any
                                 liability imposed for environmental hazards on
                                 the property.

RATINGS OF THE CERTIFICATES DO   Any class of certificates offered under this
NOT ASSURE THEIR PAYMENT         prospectus and the accompanying prospectus
                                 supplement will be rated in one of the four
                                 highest rating categories of at least one
                                 nationally recognized rating agency. A rating
                                 is based on the adequacy of the value of the
                                 trust assets and any credit enhancement for
                                 that class, and reflects the rating agency's
                                 assessment of how likely it is that holders of
                                 the class of certificates will receive the
                                 payments to which they are entitled. A rating
                                 does not

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                                        9

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                                 constitute an assessment of how likely it is
                                 that principal prepayments on the underlying
                                 loans will be made, the degree to which the
                                 rate of prepayments might differ from that
                                 originally anticipated, or the likelihood that
                                 the certificates will be redeemed early. A
                                 rating is not a recommendation to purchase,
                                 hold, or sell certificates because it does not
                                 address the market price of the certificates or
                                 the suitability of the certificates for any
                                 particular investor.

                                 A rating may not remain in effect for any given
                                 period of time and the rating agency could
                                 lower or withdraw the rating in the future. For
                                 example, the rating agency could lower or
                                 withdraw its rating due to:

                                 o    a decrease in the adequacy of the value of
                                      the trust assets or any related credit
                                      enhancement,

                                 o    an adverse change in the financial or
                                      other condition of a credit enhancement
                                      provider, or

                                 o    a change in the rating of the credit
                                      enhancement provider's long-term debt.

                                 The amount, type, and nature of credit
                                 enhancement established for a class of
                                 certificates will be determined on the basis of
                                 criteria established by each rating agency
                                 rating classes of the certificates. These
                                 criteria are sometimes based upon an actuarial
                                 analysis of the behavior of similar loans in a
                                 larger group. That analysis is often the basis
                                 upon which each rating agency determines the
                                 amount of credit enhancement required for a
                                 class. The historical data supporting any
                                 actuarial analysis may not accurately reflect
                                 future experience, and the data derived from a
                                 large pool of similar loans may not accurately
                                 predict the delinquency, foreclosure, or loss
                                 experience of any particular pool of mortgage
                                 loans. Mortgaged properties may not retain
                                 their values. If residential real estate
                                 markets experience an overall decline in
                                 property values such that the outstanding
                                 principal balances of the loans held in a
                                 particular trust fund and any secondary
                                 financing on the related mortgaged properties
                                 become equal to or greater than the value of
                                 the mortgaged properties, the rates of
                                 delinquencies, foreclosures, and losses could
                                 be higher than those now generally experienced
                                 in the mortgage lending industry. In addition,
                                 adverse economic conditions may affect

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                                       10

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                                 timely payment by mortgagors on their loans
                                 whether or not the conditions affect real
                                 property values and, accordingly, the rates of
                                 delinquencies, foreclosures, and losses in any
                                 trust fund. Losses from this that are not
                                 covered by a credit enhancement will be borne,
                                 at least in part, by the holders of one or more
                                 classes of certificates.

BOOK-ENTRY REGISTRATION          Certificates issued in book-entry form may have
   Limit on Liquidity            only limited liquidity in the resale market,
                                 since investors may be unwilling to purchase
                                 certificates for which they cannot obtain
                                 physical instruments.

   Limit on Ability to           Transactions in book-entry certificates can be
   Transfer or Pledge            effected only through The Depository Trust
                                 Company, its participating organizations, its
                                 indirect participants, and certain banks.
                                 Therefore, your ability to transfer or pledge
                                 certificates issued in book-entry form may be
                                 limited.

   Delays in Distributions       You may experience some delay in the receipt of
                                 distributions on book-entry certificates since
                                 the distributions will be forwarded by the
                                 trustee to The Depository Trust Company for it
                                 to credit the accounts of its participants. In
                                 turn, these participants will then credit the
                                 distributions to your account either directly
                                 or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY     The seller and the depositor will treat the
AFFECT THE TIMING AND AMOUNT     transfer of the loans held in the trust fund by
OF DISTRIBUTIONS ON THE          the seller to the depositor as a sale for
CERTIFICATES                     accounting purposes. The depositor and the
                                 trust fund will treat the transfer of the loans
                                 from the depositor to the trust fund as a sale
                                 for accounting purposes. If these
                                 characterizations are correct, then if the
                                 seller were to become bankrupt, the loans would
                                 not be part of the seller's bankruptcy estate
                                 and would not be available to the seller's
                                 creditors. On the other hand, if the seller
                                 becomes bankrupt, its bankruptcy trustee or one
                                 of its creditors may attempt to recharacterize
                                 the sale of the loans as a borrowing by the
                                 seller, secured by a pledge of the loans.
                                 Presenting this position to a bankruptcy court
                                 could prevent timely payments on the
                                 certificates and even reduce the payments on
                                 the certificates. Similarly, if the
                                 characterizations of the transfers as sales are
                                 correct, then if the depositor were to become
                                 bankrupt, the loans would not be part of the
                                 depositor's bankruptcy estate and would not be
                                 available to the depositor's creditors. On the
                                 other

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                                       11

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                                 hand, if the depositor becomes bankrupt, its
                                 bankruptcy trustee or one of its creditors may
                                 attempt to recharacterize the sale of the loans
                                 as a borrowing by the depositor, secured by a
                                 pledge of the loans. Presenting this position
                                 to a bankruptcy court could prevent timely
                                 payments on the certificates and even reduce
                                 the payments on the certificates.

                                 If the master servicer becomes bankrupt, the
                                 bankruptcy trustee may have the power to
                                 prevent the appointment of a successor master
                                 servicer. The period during which cash
                                 collections may be commingled with the master
                                 servicer's own funds before each distribution
                                 date for certificates will be specified in the
                                 applicable prospectus supplement. If the master
                                 servicer becomes bankrupt and cash collections
                                 have been commingled with the master servicer's
                                 own funds for at least ten days, the trust fund
                                 will likely not have a perfected interest in
                                 those collections. In this case the trust might
                                 be an unsecured creditor of the master servicer
                                 as to the commingled funds and could recover
                                 only its share as a general creditor, which
                                 might be nothing. Collections commingled less
                                 than ten days but still in an account of the
                                 master servicer might also be included in the
                                 bankruptcy estate of the master servicer even
                                 though the trust may have a perfected security
                                 interest in them. Their inclusion in the
                                 bankruptcy estate of the master servicer may
                                 result in delays in payment and failure to pay
                                 amounts due on the certificates. Federal and
                                 state statutory provisions affording protection
                                 or relief to distressed borrowers may affect
                                 the ability of the secured mortgage lender to
                                 realize upon its security in other situations
                                 as well. For example, in a proceeding under the
                                 federal Bankruptcy Code, a lender may not
                                 foreclose on a mortgaged property without the
                                 permission of the bankruptcy court. In certain
                                 instances a bankruptcy court may allow a
                                 borrower to reduce the monthly payments, change
                                 the rate of interest, and alter the mortgage
                                 loan repayment schedule for under
                                 collateralized mortgage loans. The effect of
                                 these types of proceedings can be to cause
                                 delays in receiving payments on the loans
                                 underlying certificates and even to reduce the
                                 aggregate amount of payments on the loans
                                 underlying certificates.
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                                       12

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                                 Certain capitalized terms are used in this
                                 prospectus to assist you in understanding the
                                 terms of the certificates. The capitalized
                                 terms used in this prospectus are defined on
                                 the pages indicated under the caption "Index of
                                 Principal Terms" beginning on page 93.

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                                       13

                                THE TRUST FUND(1)

          This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, IndyMac
MBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "MORTGAGE ASSETS") consisting of

          o    a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

          o    mortgage pass-through securities (the "AGENCY SECURITIES")
               issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

          o    other mortgage pass-through certificates or collateralized mortgage obligations (the "PRIVATE MORTGAGE-BACKED SECURITIES")
               evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

          The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The entity or entities named as master servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement--Certain Matters Regarding
the Master Servicer and the Depositor." The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

          The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the
Mortgage Assets of any trust fund will consist of mortgage loans, Agency
Securities or Private Mortgage-Backed Securities but not a combination of them.
Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan
Program--Underwriting Standards" or as otherwise described in a related prospectus supplement.

          The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage
Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A maximum of 5% of the Mortgage Assets
(relative to the related pool principal balance) as they will be constituted at the time that the applicable detailed description of

----------
(1)  Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term trust fund will refer to one specific trust fund.

                                       14

Mortgage Assets is filed will deviate in any material respect from the Mortgage
Asset pool characteristics described in the related prospectus supplement. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

THE MORTGAGE LOANS--GENERAL

          The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam,
Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

          The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

          o    Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a
               combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

          o    Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is
               significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

          o    Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or
               decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          o    The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include
               "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

          A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer

                                       15

administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

          Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

          o    the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

          o    the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

          o    the original terms to maturity of the mortgage loans,

          o    the largest principal balance and the smallest principal balance of any of the mortgage loans,

          o    the earliest origination date and latest maturity date of any of the mortgage loans,

          o    the aggregate principal balance of mortgage loans having
               Loan-to-Value Ratios at origination exceeding 80%,

          o    the maximum and minimum per annum mortgage rates and

          o    the geographical distribution of the mortgage loans.

          If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

          The "LOAN-TO-VALUE RATIO" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

          No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

                                       16

          The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan
Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

          The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing
Agreement--Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan
Program--Representations by Sellers; Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the
Certificates--Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

          The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives'
buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans.
These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

AGENCY SECURITIES

          Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National
Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National
Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

          Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the
United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

          Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either

                                       17

the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans.
Each mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the
Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the
Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

          The full and timely payment of principal of and interest on each
Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the
Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the
FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

          If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the
Ginnie Mae certificates for any amounts that are not paid when due.

          All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie
Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

          Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

          Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the
Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or
VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a
Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

          Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan.
Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from

                                       18

both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

          The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the
Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie
Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

          Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac
certificate may be issued under either Freddie Mac's Cash Program or Guarantor
Program.

          Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between
10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

          Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal.
Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the

                                       19

same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and
Freddie Mac has not adopted standards which require that the demand be made within any specified period.

          Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the
United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie
Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

          Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate.
Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by
Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie
Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

          Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie
Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

          Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the
Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in
1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

                                       20

          Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

          Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to
15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years.
Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.
Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and
250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie
Mae certificates may be backed by adjustable rate mortgages.

          Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of
the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only.
Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

          The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions
(but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain
Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac,
Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency
Security, but if it

                                       21

does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

          Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of
Agency Securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

          Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private
Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

          The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private
Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private
Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the Private
Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the Private Mortgage-Backed
Securities by the private trustee or the private servicer. The issuer of Private
Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

          The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

          The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify

          o    the aggregate approximate principal amount and type of the
               Private Mortgage-Backed Securities to be included in the trust fund;

                                       22

          o    certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

               o    the payment features of the mortgage loans,

               o    the approximate aggregate principal balance, if known, of
                    underlying mortgage loans insured or guaranteed by a
                    governmental entity,

               o    the servicing fee or range of servicing fees with respect to the mortgage loans and

               o    the minimum and maximum stated maturities of the underlying mortgage loans at origination;

          o    the maximum original term-to-stated maturity of the Private
               Mortgage-Backed Securities;

          o    the weighted average term-to stated maturity of the Private
               Mortgage-Backed Securities;

          o    the pass-through or certificate rate of the Private
               Mortgage-Backed Securities;

          o    the weighted average pass-through or certificate rate of the
               Private Mortgage-Backed Securities;

          o    the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed
               Securities) and the private trustee for the Private
               Mortgage-Backed Securities;

          o    certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private
               Mortgage-Backed Securities or to the Private Mortgage-Backed
               Securities themselves;

          o    the terms on which the underlying mortgage loans for the Private
               Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the
               Private Mortgage-Backed Securities; and

          o    the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

          Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed
Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities
Act of 1933.

SUBSTITUTION OF MORTGAGE ASSETS

          Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which
Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

AVAILABLE INFORMATION

          The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the
Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and

                                       23

copied at prescribed rates at the public reference facilities maintained by the
SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, proxy and information statements, and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

          This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

          The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                USE OF PROCEEDS

          The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of
Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

          IndyMac MBS, Inc., a Delaware corporation, was organized on July 9,
1999 for the limited purpose of acquiring, owning and transferring Mortgage
Assets and selling interests in them or bonds secured by them. The depositor is a subsidiary of IndyMac Bank, F.S.B., a Delaware corporation. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California
91101. Its telephone number is (800) 669-2300.

          Neither the depositor nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

                              MORTGAGE LOAN PROGRAM

          The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under
"Underwriting Process" contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

UNDERWRITING PROCESS

          Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Most lenders offer a

                                       24

number of different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the mortgaged property as collateral. The most comprehensive of the programs emphasize both.

          In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

          In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

          Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination)
and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low
Loan-to-Value Ratios or other favorable credit factors exist.

          In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

          Certain of the types of mortgage loans that may be included in a trust fund may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

          Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

REPRESENTATIONS BY SELLERS; REPURCHASES

          Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

          o    that title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each mortgage loan other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

                                       25

          o    that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses,
               counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

          o    that each mortgage loan constituted a valid first lien on, or a first perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement);

          o    that there were no delinquent tax or assessment liens against the mortgaged property; and

          o    that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

          As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

          As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation.
However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

          The trustee, if the master servicer is the seller, or the master servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated to repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the master servicer with respect to the mortgage loan. If an election is to be made to treat a trust fund or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended
(the "Code"), the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate.
See "Description of the Certificates-- General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller.

                                       26

          Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described under "The Pooling and Servicing
Agreement--Assignment of Mortgage Assets."

                         DESCRIPTION OF THE CERTIFICATES

          The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

          o    a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

          o    the initial aggregate certificate balance of each class of certificates included in the series, the dates on which
               distributions on the certificates will be made and, if
               applicable, the initial and final scheduled distribution dates for each class;

          o    information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

          o    the circumstances, if any, under which the trust fund may be subject to early termination;

          o    the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

          o    the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

          o    the distribution dates with respect to the series;

          o    additional information with respect to the plan of distribution of the certificates;

          o    whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

          o    the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

          o    information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

          o    information as to the seller, the master servicer and the
               trustee.

          Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part.

          The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to,

                                       27

all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits)
relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to IndyMac MBS, Inc., 155 North Lake
Avenue, Pasadena, California 91101, Attention: Secretary. The following summaries describe material provisions that may appear in each pooling and servicing agreement.

GENERAL

          The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

          o    the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

          o    the assets required to be deposited in the related Certificate
               Account from time to time;

          o    property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

          o    any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

          If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

          Each series of certificates will be issued in one or more classes.
Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

          Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date
(i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement.
Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates

                                       28

will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

          The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

          Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement
arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

          As to each series, an election may be made to treat the related trust fund or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the pooling and servicing agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of certificates in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series with respect to which a
REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON CERTIFICATES

          General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit
Enhancement" and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

          Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

          Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related

                                       29

fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

          Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "CLASS CERTIFICATE BALANCE") entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

          With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the
Class Certificate Balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

          Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class
Certificate Balance of the class of certificates specified in the prospectus supplement, reduced by all distributions reported to the holders of the certificates as allocable to principal and in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization.
The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

          A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit
Enhancement--Subordination" and "Credit Enhancement--Subordination of the
Subordinated Certificates" in the related prospectus supplement.

                                       30

          Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

          To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date
(from its own funds, funds advanced by sub-servicers or funds held in the
Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

          In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses.

          If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the distribution date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

          The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

          o    the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

                                       31

          o    the amount of the distribution allocable to interest;

          o    the amount of any advance;

          o    the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the certificateholders;

          o    the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

          o    the percentage of principal payments on the Mortgage Assets
               (excluding prepayments), if any, which each class will be
               entitled to receive on the following distribution date;

          o    the percentage of principal prepayments with respect to the
               Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

          o    the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

          o    the number and aggregate principal balances of mortgage loans (A)
               delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

          o    the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          o    the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

          o    if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

          o    the pass-through rate as of the day before the preceding
               distribution date; and

          o    any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

          In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

                                       32

                                                    DEFINITION
CATEGORIES OF CLASSES                            PRINCIPAL TYPES
---------------------                            ---------------

Accretion Directed Class......   A class that receives principal payments from
                                 the accreted interest from specified accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying Mortgage Assets or other
                                 assets of the trust fund for the related
                                 series.

Companion Class...............   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

Component Class...............   A class consisting of "components." The
                                 components of a class of component certificates
                                 may have different principal and interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component certificates may be identified as
                                 falling into one or more of the categories in
                                 this chart.

Non-Accelerated Senior or
NAS...........................   A class that, for the period of time specified
                                 in the related prospectus supplement, generally
                                 will not receive (in other words, is locked
                                 out) (1) principal prepayments on the
                                 underlying Mortgage Assets that are allocated
                                 disproportionately to the senior certificates
                                 because of the shifting interest structure of
                                 the certificates in the trust fund and/or (2)
                                 scheduled principal payments on the underlying
                                 Mortgage Assets, as specified in the related
                                 prospectus supplement. During the lock-out
                                 period, the portion of the principal
                                 distributions on the underlying Mortgage Assets
                                 of which the NAS Class is locked out will be
                                 distributed to the other classes of senior
                                 certificates.

Notional Amount Class.........   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the
                                 determination of interest distributions.

Planned Principal Class or
PACs..........................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 Mortgage Assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of certificates may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of certificates
                                 will be narrower than that for the primary
                                 planned principal class of the series.

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 planned principal class or targeted principal
                                 class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying Mortgage Assets. These two rates
                                 are the endpoints for the "structuring range"
                                 for the scheduled principal class.

                                       33

                                                    DEFINITION
CATEGORIES OF CLASSES                            PRINCIPAL TYPES
---------------------                            ---------------

Sequential Pay Class..........   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of certificates may be identified as a
                                 sequential pay class.

Strip Class...................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying Mortgage Assets or other assets of
                                 the trust fund.

Super Senior Class............   A class that will not bear its proportionate
                                 share of realized losses (other than excess
                                 losses) as its share is directed to another
                                 class (the "Support Class") until the class
                                 certificate balance of the Support Class is
                                 reduced to zero.

Support Class.................   A class that absorbs realized losses other than
                                 excess losses that would otherwise be allocated
                                 to a Super Senior class after the related
                                 classes of subordinated certificates are no
                                 longer outstanding.

Targeted Principal Class or
TACs..........................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 Mortgage Assets.

                                                  INTEREST TYPES

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in the index.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the
                                 mortgage rates borne by the underlying mortgage
                                 loans).

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying
                                 Mortgage Assets or other assets of the trust
                                 fund and little or no principal. Interest only
                                 classes have either a nominal principal balance
                                 or a notional amount. A nominal principal
                                 balance represents actual principal that will
                                 be paid on the class. It is referred to as
                                 nominal since it is extremely small compared to
                                 other classes. A notional amount is the amount
                                 used as a reference to calculate the amount of
                                 interest due on an interest only class that is
                                 not entitled to any distributions of principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions of
                                 principal.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest on it, which amount will be
                                 added to the principal balance of the class on
                                 each applicable distribution date, with the
                                 remainder of the accrued interest to be

                                       34

                                                  INTEREST TYPES

                                 distributed currently as interest on the class.
                                 The accretion may continue until a specified
                                 event has occurred or until the partial accrual
                                 class is retired.

Accrual.......................   A class that accretes the amount of accrued
                                 interest otherwise distributable on the class,
                                 which amount will be added as principal to the
                                 principal balance of the class on each
                                 applicable distribution date. The accretion may
                                 continue until some specified event has
                                 occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

          The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

          If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters
Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London
Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

          Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

               (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

               (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

               o    LIBOR as determined on the previous LIBOR determination date
                    or

               o    the reserve interest rate.

          The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

               o    the arithmetic mean (rounded upwards if necessary to the
                    nearest whole multiple of 1/32%) of the one-month United
                    States dollar lending rates that New York City banks
                    selected by the calculation agent are quoting, on the
                    relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent
                    being so made, or

                                       35

               o    if the calculation agent cannot determine the arithmetic
                    mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading
                    European banks.

               (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

          Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and
shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

          If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight
British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the
London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

          If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

          The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

          The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona,
California and Nevada that are member institutions of the Eleventh Federal Home
Loan Bank District (the "Eleventh District"). The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings.
Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of
Funds Index does not necessarily reflect current market rates.

          A number of factors affect the performance of the Eleventh District
Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or
LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds
Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated

                                       36

above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh
District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh
District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the
Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

          The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

          The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

          The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly
Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of
Funds Index") published by the Office of Thrift Supervision (the "OTS") for the
third preceding month (or the fourth preceding month if the National Cost of
Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds
Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington,
D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds
Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published
National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of
Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

          The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

          The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for
Treasury securities of the maturity and for the period (or, if applicable, date)
specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity"
specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical
Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of
Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C.
20551 (202) 452-3244. If

                                       37

the calculation agent has not yet received Statistical Release No. H.15 (519)
for a week, then it will use the Statistical Release from the preceding week.

          Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New
York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

          The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall
Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY CERTIFICATES

          If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

          Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates.
Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

          The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant).
Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

                                       38

          In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

          Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

          Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

          Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

          The applicable prospectus supplement may describe when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor; the depositor, at its sole option, elects to terminate the book-entry system through the depository;
or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

          Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                                       39

                               CREDIT ENHANCEMENT

GENERAL

          Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

          If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage
Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage
Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

          If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

          As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

          If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement.
Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover

                                       40

the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

          In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

          o    any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been
               submitted and settled;

          o    hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and
               preservation expenses have been paid;

          o    if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition
               (reasonable wear and tear excepted) at the time of issuance of the policy; and

          o    the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain
               permitted encumbrances.

          Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

          The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage for one of these reasons will not ordinarily result in a breach of the related seller's representations and, in that case, will not result in an obligation on the part of the seller to cure or repurchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

          The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

                                       41

SPECIAL HAZARD INSURANCE POLICIES

          If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and
Servicing Agreement--Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

          The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

          To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

BANKRUPTCY BONDS

          If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates.
See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation
and Other Limitations on Lenders."

                                       42

          To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

RESERVE FUND

          If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

          The reserve fund for a series will be funded by a deposit of cash,
U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

          Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

          Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

          If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

          If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the

                                       43

manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

          If so provided in the prospectus supplement for a series of certificates, a portion of the interest payment on each Loan may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in over-collateralization.

FINANCIAL INSTRUMENTS

          If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

          o    to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating or fixed, or from floating based on a particular index to floating based on another index;

          o    to provide payments in the event that any index rises above or falls below specified levels; or

          o    to provide protection against interest rate changes, certain type of losses, including reduced market value, or the payment
               shortfalls to one or more classes of related series.

          If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

                       YIELD AND PREPAYMENT CONSIDERATIONS

          The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the
Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment penalties, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

          A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

          The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property.
Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the
VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law.
However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related

                                       44

insurance policy. See "The Pooling and Servicing Agreement--Collection
Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

          The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

          When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

          Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period.
The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

          Under specified circumstances, the master servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement--Termination; Optional
Termination."

          Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage
Assets at any time or over the lives of the certificates.

          The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                       THE POOLING AND SERVICING AGREEMENT

          The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus.
Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

ASSIGNMENT OF MORTGAGE ASSETS

          Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value
Ratio at origination and other specified information.

                                       45

          In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

          o    the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

          o    the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not
               returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

          o    an assignment of the mortgage to the trustee in recordable form
               and

          o    any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

          With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

          o    the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

          o    the original security agreement,

          o    the proprietary lease or occupancy agreement,

          o    the recognition agreement,

          o    an executed financing agreement and

          o    the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus
               supplement.

          The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

          The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian)
will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice and such omission or defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan
Program--Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor.
The applicable prospectus supplement may provide other remedies but if it does not, then this

                                       46

purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

          The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

          Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

          Assignment of Agency Securities. The depositor will cause the Agency
Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates.
Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency
Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

          Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated
Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private
Mortgage-Backed Security. See "The Trust Fund--Private Mortgage-Backed
Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed
Security conveyed to the trustee.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

          The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the "CERTIFICATE ACCOUNT"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be one of the following:

          o    maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of certificates at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

          o    an account or accounts the deposits in which are insured by the
               FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the
               certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the depository institution with which the
               Certificate Account is maintained,

          o    a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

          o    an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of
               certificates at the request of the depositor.

          The collateral eligible to secure amounts in the Certificate Account is limited to defined permitted investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained

                                       47

with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

          The master servicer will deposit or cause to be deposited in the
Certificate Account for each trust fund on a daily basis, to the extent applicable and unless the related pooling and servicing agreement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

          o    all payments on account of principal, including principal
               prepayments and, if specified in the related prospectus
               supplement, prepayment penalties, on the mortgage loans;

          o    all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

          o    all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("INSURED EXPENSES")
               incurred, and unreimbursed advances made, by the master servicer)
               of the hazard insurance policies and any primary mortgage
               insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

          o    all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program--Representations by
               Sellers; Repurchases" or "The Pooling and Servicing
               Agreement--Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement--Termination; Optional Termination";

          o    all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

          o    any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

          o    all other amounts required to be deposited in the Certificate
               Account pursuant to the pooling and servicing agreement.

          The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

          o    to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

          o    to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance
               proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

          o    to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

                                       48

          o    to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

          o    to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

          o    to pay to the master servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

          o    to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

          o    to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

          o    to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

          In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Certificate Account the amount of
Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

COLLECTION PROCEDURES

          The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans.

          Consistent with the above and pursuant to the authority granted to the master in the pooling and servicing agreement, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulted mortgage loan, the master servicer, consistent with the standards set forth in the pooling and servicing agreement, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the master servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the certificateholders (taking into account any estimated loss that might result absent such action).

          The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met

                                       49

or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage
Loans--Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

          Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the
Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

          In general, a "tenant-stockholder" (as defined in Code Section
216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section
216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section
216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

          The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

          o    the maximum insurable value of the improvements securing the mortgage loan or

          o    the greater of

               o    the outstanding principal balance of the mortgage loan and

               o    an amount such that the proceeds of the policy shall be
                    sufficient to prevent the mortgagor or the mortgagee from
                    becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

                                       50

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement
(including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

          The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement--Special Hazard Insurance Policies" and "Credit
Enhancements--Insurance--Special Hazard Insurance Policy" in the related prospectus supplement.

          The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

          Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

          Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

                                       51

          Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; physical damage to the mortgaged property; and the related sub-servicer not being approved as a servicer by the primary insurer.

          Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

          o    advance or discharge

               o    all hazard insurance policy premiums and

               o    as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to
                    maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs,
                    including court costs and reasonable attorneys' fees;

          o    upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

          o    tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

          The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

          If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

          If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in

                                       52

the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

          If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See
"Credit Enhancement" in this prospectus and in the related prospectus supplement.

          FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as
amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program.
These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

          The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each
FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

          The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a

                                       53

forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

          Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the
Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment
Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

          The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

          With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

          The amount payable under the guaranty will be the percentage of the
VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

          Application of Liquidation Proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

               first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

               second, to reimburse the master servicer for any unreimbursed advances with respect to the mortgage loan;

               third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

               fourth, as a recovery of principal of the mortgage loan.

          If a final liquidation of a mortgage loan resulted in a realized loss and thereafter the master servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the certificateholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of certificates. In addition, the class certificate balance of each class of certificates to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of certificates. However, the class certificate balance of each such class of certificates will not be increased by more than the amount of realized losses previously applied to reduce the class certificate balance of each such class of certificates. Holders of certificates whose class certificate balance is increased in this manner will not be entitled to

                                       54

interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the class certificate balance of a class of certificates was previously reduced to zero. Accordingly, each class of certificates will be considered to remain outstanding until the termination of the related trust.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable
Certificate Account.

          The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "LIQUIDATED Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

EVIDENCE AS TO COMPLIANCE

          Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Audit
Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single
Attestation Program for Mortgage Bankers or the Audit Program for Mortgages
serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans, Private Mortgage-Backed Securities or Agency Securities,
under pooling and servicing agreements substantially similar to each other
(including the related pooling and servicing agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage
Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans, Private
Mortgage-Backed Securities or Agency Securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

          Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

          Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

                                       55

LIST OF CERTIFICATEHOLDERS

          Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

          The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

          Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except

          o    upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates of the related series, or

          o    upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer
               permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

          Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

          Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of any series that have been rated.

                                       56

EVENTS OF DEFAULT

          The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

          o    any failure by the master servicer to deposit in the Certificate
               Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the
               depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

          o    any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

"VOTING RIGHTS" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

          If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

          So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66 2/3% of the voting rights and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

          No certificateholder, solely by virtue of its status as a
certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

AMENDMENT

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

                                       57

               (a) to cure any ambiguity or mistake;

               (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

               (c) to conform the pooling and servicing agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the certificates;

               (d) to add to the duties of the depositor, the seller or the master servicer;

               (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the Securities and
          Exchange Commission from time to time;

               (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

               (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (e), (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

          In addition, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

               (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

               (b) amend, modify, add to, rescind or alter in any respect the provisions of the pooling and servicing agreement restricting the trust fund from engaging in any activity that would disqualify the trust fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of certificates evidencing percentage interests aggregating 66
          2/3% (provided however that no certificates held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

               (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

                                       58

TERMINATION; OPTIONAL TERMINATION

          Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

          o    the final payment or other liquidation of the last of the
               Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

          o    the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus
               supplement, by the holder of the residual interest in the REMIC
               (see "Material Federal Income Tax Consequences" in this
               prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

          Any purchase of Mortgage Assets and property acquired in respect of
Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Code Section 860F(a)(4).

THE TRUSTEE

          The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

          The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the trust fund for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.

GENERAL

          The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the

                                       59

trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.
By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

          Cooperatives. Certain of the mortgage loans may be cooperative loans.
The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

          The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE AND REPOSSESSION

          Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as
California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.
In California, the entire process from recording a

                                       60

notice of default to a non-judicial sale usually takes four to five months, but can take longer if the borrower seeks bankruptcy protection or other events intervene.

          In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

          Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

          Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

          Cooperative Loans. The cooperative shares owned by the
tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

                                       61

          The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

          Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner.
Whether a foreclosure sale has been conducted in a "commercially reasonable"
manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other
Limitations on Lenders."

          In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

          In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.
In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the

                                       62

foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

          Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

          In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal
Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

          The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

          Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980
("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

          Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "responsible parties," including owners or operators. However,
CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under
CERCLA. Similarly, if a lender forecloses

                                       63

and takes title to a contaminated facility or property, the lender may incur
CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

          Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh
Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the
Asset Conservation, Lender Liability and Deposit Insurance Protection Act
("ASSET CONSERVATION ACT"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of either the property or the borrower.
The Asset Conservation Act also provides that participation in the management of the property does not include 'merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

          If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

          CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks
(except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Asset
Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

          Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

DUE-ON-SALE CLAUSES

          Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain
Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage

                                       64

bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

          Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

APPLICABILITY OF USURY LAWS

          Title V of the depository Institutions Deregulation and Monetary
Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

SERVICEMEMBERS CIVIL RELIEF ACT

          Generally, under the terms of the Servicemembers Civil Relief Act (the
"RELIEF ACT"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the
National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the
Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is the opinion of Sidley Austin Brown & Wood
LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley Austin Brown & Wood LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold certificates as part of a straddle within the meaning of Section 1092 of the Internal Revenue
Code of 1986, as amended (the "CODE"). Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

GENERAL

          The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

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NON-REMIC CERTIFICATES

          If a REMIC election is not made, the trust fund will not be classified as an association taxable as a corporation and that each trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter
1 of subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Sidley Austin Brown & Wood LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no
REMIC election is made.

     A.   SINGLE CLASS OF CERTIFICATES

          Characterization. The trust fund may be created with one class of certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the
Pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or
212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions (as defined in the
Code) exceed two percent of their adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans.
The mortgage loans would then be subject to the "coupon stripping" rules of the
Code discussed below.

          Generally, as to each series of certificates:

          o    a certificate owned by a "domestic building and loan association"
               within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be
               considered to represent "loans ... secured by an interest in real property which is ... residential property" within the meaning of
               Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

          o    a certificate owned by a real estate investment trust
               representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section
               856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

          o    a certificate owned by a REMIC will represent an "obligation ...
               which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section
               860G(a)(3).

          Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully

                                       66

secured by real property. If the loan value of the real property is less than the amount of the loan, then, a certificateholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of certificates will specify whether apportionment would be required.

          Premium. The price paid for a certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium generally may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated.
Amortizable bond premium will be treated as an offset to interest income on the certificate. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

          If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

          Regulations dealing with amortizable bond premium (the "Amortizable
Bond Premium Regulations") do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above.
Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium
Regulations.

          Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections
1271 through 1273 and 1275) will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of
Certificates--Certificates Representing Interests in Loans Other Than ARM
Loans."

          Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code
Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated
redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are advised to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment or any gain on disposition of a market discount bond shall generally be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of

                                       67

market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

          A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of the certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

          Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election to treat all interest as OID were to be made with respect to a certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See
"--Single Class of Certificates--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

     B.   MULTIPLE CLASSES OF CERTIFICATES

          1. Stripped Bonds and Stripped Coupons

          Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and
"stripped coupons" with respect to interest payments. For purposes of Code
Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "STRIPPED BOND
CERTIFICATES"), while the second class of certificates may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon
Certificates").

          Servicing fees in excess of reasonable servicing fees ("EXCESS
SERVICING") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple
Classes of Senior Certificates--Stripped Bonds and Stripped Coupons."

          Although current authority is not entirely clear, a Stripped Bond
Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if

                                       68

the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the certificate will be required to accrue the discount under the OID rules of the Code. See
"--Non-REMIC Certificates" and "--Single Class of Certificates--Original Issue
Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans as market discount rather than
OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the trust fund's mortgage loans.

          The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, it appears that all payments from a mortgage loan underlying a Stripped Coupon
Certificate should be treated as a single installment obligation subject to the
OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

          Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon
Certificate. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan.

          Holders of Stripped Bond Certificates and Stripped Coupon Certificates
are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

          2. Certificates Representing Interests in Loans Other Than ARM Loans

          The original issue discount rules of Code Sections 1271 through 1275 will generally be applicable to mortgages of corporations originated after May
27, 1969, mortgages of noncorporate mortgagors (other than individuals)
originated after July 1, 1982, and mortgages of individuals originated after
March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

          OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM LOANS") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued under Code
Sections 1271 through 1273 and 1275 (the "OID REGULATIONS") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations
generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Certificates or
Stripped Coupon Certificates, the date the certificates are acquired. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

          Under the Code, the mortgage loans underlying the certificates will be treated as having been issued on the date they were originated with an amount of
OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of

                                       69

a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount,"
will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the certificates (the "PREPAYMENT ASSUMPTION"), and will take into account events that occur during the calculation period. The legislative history of the 1986
Act (the "LEGISLATIVE HISTORY") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in "--Accrual of Original Issue
Discount."

          Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the
OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the certificates (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.
With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

          Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans
(e.g., that arising from a "teaser" rate) would still need to be accrued.

          3. Certificates Representing Interests in ARM Loans

          The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. Additionally, the
IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the trustee will report OID on certificates attributable to ARM Loans
("STRIPPED ARM OBLIGATIONS") to holders in a manner it believes is consistent with the rules described under the heading "--Certificates Representing
Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a
Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization
("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the certificateholder when it accrues. Furthermore, the addition of Deferred
Interest to

                                       70

the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

          Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

     C. SALE OR EXCHANGE OF A CERTIFICATE

          Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the seller's purchase price for the certificate, increased by the OID included in the seller's gross income with respect to the certificate, and reduced by principal payments on the certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of
Code Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period
(currently more than one year).

          The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

     D. NON-U.S. PERSONS

          Generally, to the extent that a certificate evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or
1442 to an owner that is not a U.S. Person or a certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a certificate also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a certificate evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the certificateholder complies with certain identification requirements (including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a U.S. Person and providing the name and address of the certificateholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by certificateholders.

          As used in this prospectus, a "U.S. Person" means

          o    a citizen or resident of the United States,

          o    a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes)
               organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

          o    an estate, the income of which from sources outside the United
               States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

          o    a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S.
Person.

          Except where specifically discussed, the discussion below deals with a
Non-U.S. Person who is not holding the certificates as part of its trade or business in the U.S., and because a Non-U.S. Person is not supposed to hold a

                                       71

Residual Certificate, this summary does not address the consequences of a
Non-U.S. Person holding the Residual Certificates. A Non-U.S. Person who is an
individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Security, unless such Non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in Code Section
881(c)(3)(A). To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that (i) is signed under penalties of perjury by the beneficial owner of the Security, (ii) certifies that such owner is not a U.S. Holder, and
(iii) provides the beneficial owner's name and address.

          A "WITHHOLDING AGENT" is the last United States payor (or a non-U.S.
payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a
Non-U.S. Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.
Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

          A foreign Security holder whose income with respect to its investment in a Security is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

          Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the
Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

          Generally, a Non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Security, unless such Non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States.
Certain other exceptions may be applicable, and a Non-U.S. Person should consult its tax advisor in this regard.

          The certificates will not be includible in the estate of a Non-U.S.
Person unless the individual is a direct or indirect 10% or greater shareholder of us or, at the time of such individual's death, payments in respect of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

          Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

     E. BACKUP WITHHOLDING

          Backup withholding of United States federal income tax may apply to payments made in respect of the certificates to registered owners who are not
"exempt recipients" and who fail to provide certain identifying information
(such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

                                       72

          In addition, upon the sale of a certificate to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a
non-U.S. Person (and certain other conditions are met).

          Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

          Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

          Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

REMIC CERTIFICATES

          The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Residual Certificates" and "--Prohibited Transactions"), if
a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual
Certificates," the Code provides that a trust fund will not be treated as a
REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates")
may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual
Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the certificates as representing regular or residual interests in a REMIC.

          In general, with respect to each series of certificates for which a
REMIC election is made, certificates held by a thrift institution taxed as a
"domestic building and loan association" will constitute assets described in
Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section
856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

          In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Non-REMIC Certificates--Single Class of
Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section
856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section
851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section
582(c)(1).

          A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a

                                       73

prescribed time period in exchange for regular or residual interests in the
REMIC. The REMIC Regulations provide that manufactured housing or mobile homes
(not including recreational vehicles, campers or similar vehicles) that are
"single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications.

          Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "SUBSIDIARY REMIC" or "REMICS" and the
"MASTER REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Subsidiary
REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the
Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the
related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin
Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a
REMIC and the status of the certificates as regular or residual interests in a
REMIC.

          Only REMIC Certificates, other than the residual interest in any
Subsidiary REMIC, issued by the Master REMIC will be offered under this prospectus. All Subsidiary REMICs and the Master REMIC will be treated as one
REMIC solely for purposes of determining whether the REMIC Certificates will be
"real estate assets" within the meaning of Code Section 856(c)(4)(A); "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and
whether the income on the certificates is interest described in Code Section
856(c)(3)(B).

     A. REGULAR CERTIFICATES

          General. Except as otherwise stated in this discussion, Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular
Certificates under an accrual method.

          Original Issue Discount and Premium. The Regular Certificates may be
issued with OID. Generally, OID, if any, will equal the difference between the
"stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments.
Holders of Regular Certificates (the "REGULAR CERTIFICATEHOLDERS") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

          Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment
Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

          Regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID
Regulations do not contain provisions specifically interpreting Code Section
1272(a)(6). The trustee intends to base its computations on Code Section
1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

                                       74

          In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its issue price. The issue price of a
Regular Certificate is the first price at which a substantial amount of Regular
Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period before the issue date of the Regular
Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated
interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular
Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.
Distributions of interest on Regular Certificates with respect to which Deferred
Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal thereon.

          Where the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the certificate exceeds its issue price for purposes of the de minimis rule described below. The
OID Regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated
redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

          Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular
Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

          The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the
"SUPER-PREMIUM CERTIFICATES"). The income tax treatment of Super-Premium
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment
Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the
IRS could assert that the stated redemption price at maturity of Super-Premium
Certificates should be limited to their principal amount (subject to

                                       75

the discussion under "--Accrued Interest Certificates"), so that the Regular
Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under
"--Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the
Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

          Under the REMIC Regulations, if the issue price of a Regular
Certificate (other than those based on a notional amount) does not exceed 125%
of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, the Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described under
"--Regular Certificates--Premium" should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

          Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Regular
Certificate for each day a certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular
Certificates, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

          o    adding

               o    The present value at the end of the accrual period
                    (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment
                    Assumption and

               o    any payments included in the stated redemption price at
                    maturity received during the same accrual period, and

          o    subtracting from that total the adjusted issue price of the
               Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular
Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment
Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

          A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate
(as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above)
multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Regular Certificate exceeds the following amount:

                                       76

          o    the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original
               Regular Certificateholder (who purchased the Regular Certificate at its issue price), less

          o    any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

          Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

          The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "--Original
Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate.
Appropriate adjustments are made for the actual variable rate.

          Although unclear at present, the depositor intends to treat Regular
Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate certificates. In such case, the weighted average rate used to compute the initial pass-through rate on the
Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Regular
Certificates. Additionally, if some or all of the mortgage loans are subject to
"teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the
Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that these certificates may not have been issued with
"true" non-de minimis original issue discount.

          Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates. If such an election were to be made with respect to a Regular Certificate with market discount, a certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See
"--Regular Certificates--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

          Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the

                                       77

foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

          Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until regulations are issued by the Treasury, rules described in the Legislative
History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same
Prepayment Assumption applicable to calculating the accrual of OID will apply.

          A holder of a Regular Certificate that acquires the Regular
Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

          Premium. A purchaser of a Regular Certificate that purchases the
Regular Certificate at a cost (not including accrued qualified stated interest)
greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in

                                       78

amortizing bond premium. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the
Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of Deferred Interest with respect to one or more ARM
Loans. Any Deferred Interest that accrues with respect to a class of Regular
Certificates will constitute income to the holders of the certificates before the time distributions of cash with respect to the Deferred Interest are made.
It is unclear, under the OID Regulations, whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID
(which could accelerate the inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the
Regular Certificates.

          Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the certificates. Subordinated certificateholders nevertheless will be required to report income with respect to their certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated certificateholders are urged to consult their own tax advisors on this point.

          Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero)
by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a
Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular
Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income (a) to the extent the gain constitutes
"Market Discount," and (b) to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income. In addition, the Regular Certificates will be
"evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

          The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

                                       79

          Accrued Interest Certificates. Certain of the Regular Certificates
("PAYMENT LAG CERTIFICATES") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment
Lag Certificates and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued before the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated
interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag
Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

          Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

          Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are
"pass-through interest holders." certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC under Residual Certificates."

          Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans.
The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

          Subsequent Recoveries. Class Certificate Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The
Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage
Loans--Application of Liquidation Proceeds." An increase in a Certificate
Balance caused by a Subsequent Recovery should be treated by the certificateholder as ordinary (or capital) income to the extent that the certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and
Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries.
"Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

          Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to
United States federal income taxes on payments of principal, premium, interest or original issue discount on a certificate, unless such non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in section
881(c)(3)(A) of the Code. To qualify for the exemption

                                       80

from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax
Consequences--Non-REMIC Certificates--d. Non-U.S. Persons" above.

          Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. To qualify for the exemption from back-up withholding, the certificateholder must follow the certification requirements set forth in the section identified as "Material Federal Income Tax
Consequences--Non-REMIC Certificates--d. Non-U.S. Persons" above.

B. RESIDUAL CERTIFICATES

          Allocation of the Income of the REMIC to the Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes." Instead, each original holder of a
Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC.
Ordinary income derived from Residual Certificates will be "portfolio income"
for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual
Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

          A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests
(that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the
REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a
Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual
Certificate and the impact of the tax treatment on the after-tax yield of a
Residual Certificate.

          Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the
REMIC for interest and OID on the Regular Certificates and, except as described under "--Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a
Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular
Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

                                       81

          For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively.
Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing
OID on the Regular Certificates. The REMIC expects to elect under Code Section
171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method.
It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985.
Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

          The REMIC will be allowed a deduction for interest and OID on the
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular
Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

          A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates." For a
discussion of possible adjustments to income of a subsequent holder of a
Residual Certificate to reflect any difference between the actual cost of the
Residual Certificate to the holder and the adjusted basis the Residual
Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates."

          Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual
Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

          For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in a way described under the caption
"Subsequent Recoveries."

          Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the
Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules.
The applicable prospectus supplement may apportion expenses to the Regular
Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

          In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a
Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under

                                       82

Code Section 67 only to the extent that those expenses, plus other
"miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "APPLICABLE AMOUNT") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to these limitations may be substantial. Further, holders (other than corporations)
subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term
"pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

          Excess Inclusions. A portion of the income on a Residual Certificate
(referred to in the Code as an "excess inclusion") will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual
Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual
Certificateholder that is a foreign investor. See "--Non-U.S. Persons."

          Except as discussed in the following paragraph, with respect to any
Residual Certificateholder, the excess inclusions is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its
Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual
Certificate. For this purpose, the daily accruals with respect to a Residual
Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual
Certificate at the beginning of the calendar quarter and 120 percent of the
"Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter.

          In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual
Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a
Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

          Payments. Any distribution made on a Residual Certificate to a
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

          Sale or Exchange of Residual Certificates. If a Residual Certificate
is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a
Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from

                                       83

sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

          Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section
7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual
Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

          Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC
Certificates -- b. Residual Certificates." Specifically, prospective holders of
Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a
"noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Residual
Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax
Consequences -- Tax Restrictions on Transfer of Residual Certificates --
Noneconomic Residual Certificates," "Material Federal Income Tax Consequences --
b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and
"Material Federal Income Tax Consequences -- Tax Related Restrictions on
Transfers of Residual Certificates -- Foreign Investors."

          Additionally, for information regarding Prohibited Transactions and
Treatment of Realized Losses, see "Material Federal Income Tax Consequences --
Prohibited Transactions and Other Taxes" and "-- REMIC Certificates -- a.
Regular Certificates -- Treatment of Realized Losses" in the prospectus.

          As a result of the Economic Growth and Tax Relief Reconciliation Act
of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"), the
backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax
Consequences" in the prospectus. Investors are encouraged to consult their own tax advisors with respect to both statutes.

PROHIBITED TRANSACTIONS AND OTHER TAXES

          The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "PROHIBITED TRANSACTIONS
TAX") and prohibits deducting any loss with respect to prohibited transactions.
In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "CONTRIBUTIONS TAX"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

          In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

                                       84

          Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

          o    a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee
               or

          o    seller, as the case may be, out of its own funds or the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

ADMINISTRATIVE MATTERS

          Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual
Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

          Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

TAX-EXEMPT INVESTORS

          Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "--Residual Certificates--Excess
Inclusions."

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

          Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a
"DISQUALIFIED ORGANIZATION." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. A
"disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

                                       85

          A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false.
For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

          To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual
Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

          Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual
Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal
Income Tax Consequences--Non-REMIC Certificates--Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment
Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

          Any transfer of the Residual Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury
Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer
(an "offshore location"), (c) the transferee represents that it will not cause income from the Residual Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July
19, 2002 is satisfied.

          Under the first alternative test, a transfer by the holder of the
Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and
(c) the anticipated tax savings associated with holding the interest as the
REMIC generates losses. For purposes of

                                       86

this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if:
(a) the price paid by the transferee for the Residual Certificate would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate, (b) the transferee is an "eligible corporation" and (c) for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million
(excluding certain related party transactions).

          The Treasury Department has issued final regulations, effective May
11, 2004, that address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual
Certificate sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

          As a result of the 2001 Act, limitations imposed by section 68 of the
Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificate. In addition, the backup withholding rate has been reduced to 28%. Unless the statute is amended, all provisions of the 2001 and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. Investors are encouraged to consult their own tax advisors with respect to the acquisition, ownership and disposition of the Certificates.

                            STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in
"Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

          The following describes certain considerations under ERISA and the
Code, which apply to certificates of a series that are not divided into subclasses. If certificates are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to them.

          ERISA imposes requirements on employee benefit plans subject to ERISA
(and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") including fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans.

                                       87

Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under
ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to the described ERISA considerations, subject to the provisions of applicable state law. However, any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

          On November 13, 1986, the United States Department of Labor (the
"DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101) (the "Plan Assets
Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an
"equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no
"substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer, or providing services with respect to those assets, could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Certificates issued by a trust are treated as equity interests under the Plan Assets Regulation.

          In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in
Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be or result in a prohibited transaction under ERISA Sections 406 and 407 subject to an excise tax under Code
Section 4975 unless a statutory, regulatory or administrative exemption applies.

          The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter
Exemptions, and with respect to transactions in connection with the servicing, management and operation of the entity.

          While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

          o    the acquisition of the securities by a Plan is on terms
               (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length
               transaction with an unrelated party;

          o    the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests
               evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as fully-secured
               mortgage loans on real property (a "Designated Transaction");

          o    the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from
               Standard & Poor's Ratings Services, a division of The McGraw-Hill
               Companies, Inc. ("S&P"), Moody's Investors Service, Inc.
               ("Moody's"), or Fitch Ratings ("Fitch");

                                       88

          o    the trustee is not an affiliate of any other member of the
               Restricted Group, as defined below, other than an underwriter;

          o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

          o    the Plan investing in the securities is an "accredited investor"
               as defined in Rule 501(a)(1) of Regulation D of the SEC under the
               Securities Act of 1933 as amended.

          The issuer must also meet the following requirements:

          o    the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

          o    securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated
               Transaction) of S&P, Moody's or Fitch for at least one year before the Plan's acquisition of securities; and

          o    securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

          Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

          o    in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the securities in the aggregate are acquired by persons independent of the Restricted Group;

          o    the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

          o    the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or
               serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

          The Underwriter Exemptions extend exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through certificates. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or

                                       89

transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

          The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided any swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in
U.S. dollars, may not be leveraged, and must satisfy several other criteria.
Certificates of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the certificate.

          The prospectus supplement for each series of certificates will indicate the classes of certificates offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

          Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of
ERISA and the Code, the availability and applicability of any Underwriter
Exemption or any other exemptions from the prohibited transaction provisions of
ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

          The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as
"mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4,
1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the
October 4, 1991 deadline.

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to
Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

          All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal
Financial Institutions Examination Council's Supervisory Policy Statement on
Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for
(and restrictions on) investing in mortgage derivative products, including
"mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities

                                       90

such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or
"income paying."

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

          Certificates are being offered hereby in series from time to time
(each series evidencing a separate trust fund) through any of the following methods:

          o    by negotiated firm commitment underwriting and public reoffering by underwriters;

          o    by agency placements through one or more placement agents
               primarily with institutional investors and dealers; and

          o    by placement directly by the depositor with institutional
               investors.

          A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

          If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                 LEGAL MATTERS

          The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New
York 10019.

                                       91

                             FINANCIAL INFORMATION

          A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates.
Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

          It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

          Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       92

                            INDEX OF PRINCIPAL TERMS

                                                                           PAGE
                                                                          ------
1986 Act...............................................................       69
2001 Act...............................................................       83
2003 Act...............................................................       83
Agency Securities......................................................       14
Amortizable Bond Premium Regulations...................................       66
Applicable Amount......................................................       82
ARM Loans..............................................................       69
Asset Conservation Act.................................................       63
CERCLA.................................................................       63
Certificate Account....................................................       46
Class Certificate Balance..............................................       30
Code...................................................................   26, 65
Contingent Regulations.................................................       74
Contributions Tax......................................................       84
Deferred Interest......................................................       70
Designated Transaction.................................................       88
DOL....................................................................       87
Eleventh District......................................................       36
excess inclusion.......................................................       82
excess servicing.......................................................       68
FHLBSF.................................................................       36
Fitch..................................................................       88
Garn-St Germain Act....................................................       64
Insured Expenses.......................................................       47
Legislative History....................................................       69
Liquidated Mortgage....................................................       54
Loan-to-Value Ratio....................................................       16
Master REMIC...........................................................       73
Moody's................................................................       88
Mortgage Assets........................................................       14
National Cost of Funds Index...........................................       36
Non-U.S. Person........................................................       71
offshore location......................................................       86
OID....................................................................       65
OID Regulations........................................................       69
OTS....................................................................       36
Parties in Interest....................................................       87
Payment Lag Certificates...............................................       79
phantom income.........................................................       81
Plan Assets Regulation.................................................       87
Plans..................................................................       87
pre-issuance accrued interest..........................................       79
Prepayment Assumption..................................................       69
Private Mortgage-Backed Securities.....................................       14
Prohibited Transactions Tax............................................       84
RCRA...................................................................       63
Regular Certificateholders.............................................       74
Regular Certificates...................................................       73
Relief Act.............................................................       64
REMIC Certificates.....................................................       72
REMICs.................................................................       73
Residual Certificates..................................................       73
Restricted Group.......................................................       89
S&P....................................................................       88
SMMEA..................................................................       89
Stripped ARM Obligations...............................................       70
Stripped Bond Certificates.............................................       68
STRIPPED COUPON CERTIFICATES...........................................       68
Subsidiary REMIC.......................................................       73
Super-Premium Certificates.............................................       75
Title V................................................................       64
U.S. Person............................................................   71, 85
Underwriter Exemptions.................................................       88
W-8BEN.................................................................       71

                                       93

                RESIDENTIAL ASSET SECURITIZATION TRUST 2005-A12
                                    ISSUER

                               INDYMAC MBS, INC.
                                   DEPOSITOR

                       [INDYMAC BANK, F.S.B LOGO OMITTED]
                         SELLER AND MASTER SERVICER

                          $368,536,740 (Approximate)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-L

                        ---------------------------------
                              PROSPECTUS SUPPLEMENT
                       ---------------------------------

MORGAN STANLEY
                            LEHMAN BROTHERS INC.
                                                     CREDIT SUISSE FIRST BOSTON

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Pass-Through Certificates, Series 2005-L
in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2005-L and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, Series 2005-L will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

                               SEPTEMBER 28, 2005